UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Synopsys, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2023 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

LETTER TO OUR STOCKHOLDERS
Dear Stockholder,

2022 was another outstanding year for Synopsys. Notwithstanding macroeconomic uncertainty, our company is strong, with business results reflecting the positive impact of our innovation engine, our continuing customer investments with strong design activity, and our resilient business model. We enter 2023 with positive momentum.
Business & Financial Results
We delivered a record year in fiscal 2022 with:
•21% revenue growth to pass the $5 billion milestone, with strength in all product groups and geographies,
•Notable margin expansion,
•Approximately 30% earnings per share growth,
•$1.7 billion of operating cash flow, and
•We exited the year with $7.1 billion of non-cancellable backlog, which positions us well entering fiscal 2023.
Product Innovation
Core to our business success are the many high impact innovations across our portfolio that we've introduced over the past several years. The drumbeat of customer adoption and proliferation of these solutions continues, bolstered by important new products introduced in 2022.
Our differentiated portfolio – ranging from the critical base of silicon all the way up to the software, and the crucial interplay of the two – is a key engineering catalyst of today’s “Smart Everything” devices. The quest for these devices continues to grow across virtually all market verticals around the globe, emphasizing the desire to embrace artificial intelligence and big data infrastructure. We believe Synopsys is uniquely positioned to address the challenges inherent in building highly complex semiconductor chips, massive amounts of software, and reinforce it all with increased security.
Corporate Governance
At Synopsys, we aspire and are committed to constantly learn and evolve towards being a great and enduring company. A critical foundation is having both a strong Board and an outstanding executive management team to enable the success of our customers and further the long-term interests of our stockholders. We have an outstanding Board with members that stand out through their strengths and skills, knowledge and experience, as well as their positive energy and diversity.

Our Technology

We focus our
technology around
three essential pillars.
Silicon Design &
Verification
Build high-performance,
low power silicon chips, faster
Silicon IP
Integrate more
capabilities on SoCs
(System on Chip),
faster
Software Security &
Quality
Build more secure, higher quality software, faster

2023 Proxy Statement	1

Letter to Our Stockholders

We continued to enhance our Board this past year, particularly in the areas of board refreshment, diversity and oversight. We added two new Board members and expanded our representation of the Black, Latinx, and Indigenous (BLI) community. Our Committee charters and Corporate Governance Guidelines were revised to better reflect governance best practices and evolving SEC guidance. In addition, we have a proactive year-round stockholder engagement program that includes consistent communication of investor feedback to our Corporate Governance and Nominating Committee.
Environment, Social and Governance
Our Smart Future Corporate Social Responsibility (CSR) strategy provides a framework for how we address our own operational impact on the world and how we influence others to work towards a future that's sustainable, just, and secure, and we are leveraging our Smart Future CSR strategy to assess and manage the environmental, social and governance (ESG) matters that are relevant to our business. In 2022, we continued to make progress on our ESG efforts, which we believe contribute to our long-term success. We are transitioning from our annual CSR report to our inaugural ESG report. We plan to publish our ESG report soon, but let me share a few highlights here:
•Building on our multi-year commitment to improving our environment through our own actions, as well as influencing others, we elevated and expanded the ambition of our climate commitments, developing new near-term Scope 1, 2 and 3 targets aligned with the Science Based Targets Initiative (SBTi.) We have submitted these targets to SBTi and expect to receive their review and validation later this year.
•Reflecting our strong belief in Diversity, Equity, and Inclusion (DEI), we added DEI goals to our executive compensation program last year. We believe these goals encourage our management team to continue to seek out strong, diverse, qualified candidates for management roles. It also helps us attract, develop, and retain key personnel and establish our senior leadership team for long-term success.
•As a result of company-wide education and efforts, we continued to increase representation of women and BLI employees at Synopsys.
In conclusion, Synopsys constantly assesses itself through the lens of 'Vitality,' which we believe is the ability and determination to learn, adapt and collaborate— to survive and thrive. 2022 was a year of strong 'Vitality' for Synopsys!
The entire team at Synopsys thanks you for your support and your belief in the power and potential of our company. Our future is bright, and we are enthusiastically embracing our high ambitions and the exciting journey ahead.

Dr. Aart de Geus Chairperson of the Board of Directors

2

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time April 12, 2023 (Wednesday) 8:00 AM (Pacific Standard Time)	Location Online at www.virtualshareholder meeting.com/SNPS2023	Who Can Vote Stockholders as of February 13, 2023 are entitled to vote.
Dear Stockholder,
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Synopsys, Inc. (Synopsys), a Delaware corporation, which will be held virtually via live webcast on April 12, 2023, at 8:00 a.m. Pacific Standard Time (the Annual Meeting). You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SNPS2023.
We are holding a virtual Annual Meeting via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting.
We are holding the meeting for the following purposes, which are more fully described in the attached Proxy Statement.
VOTING ITEMS

Proposals		Board Vote Recommendation	For Further Details
1.	To elect nine directors nominated by our Board of Directors to hold office until the next annual meeting of stockholders or until their successors have been elected	“FOR” each director nominee	Page 11
2.	To approve our 2006 Employee Equity Incentive Plan, as amended, in order to, among other items, increase the number of shares available for issuance under the plan by 3,300,000 shares	“FOR”	Page 36
3.	To approve, on an advisory basis, the frequency of an advisory vote on the compensation of our named executive officers	“1 YEAR”	Page 47
4.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the attached Proxy Statement	“FOR”	Page 48
5.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 28, 2023	“FOR”	Page 81
6.	To vote on a stockholder proposal regarding special stockholder meetings, if properly presented at the meeting	“AGAINST”	Page 84
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. As of the close of business on February 13, 2023, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.
All of our stockholders of record at the close of business on February 13, 2023 are entitled to attend and vote at the Annual Meeting. A list of registered stockholders entitled to vote at the meeting will be available for ten days prior to the meeting. If you want to inspect this list, email our Investor Relations department at synopsys-ir@synopsys.com. The list will also be available during the meeting by following the instructions located at www.virtualshareholdermeeting.com/SNPS2023.
Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote in advance of the Annual Meeting via one of the methods described below and in the attached Proxy Statement. The Proxy Statement contains important information for you to consider when deciding how to vote on the above items. You do not need to attend the Annual Meeting in order to vote. For most items being put to a vote, if you do not provide voting instructions in person (virtually), via the Internet, by telephone, or by returning the proxy card or voting instruction card, your shares will not be voted. Please vote as promptly as possible. Every stockholder vote is important. Please see the section titled "About the Annual Meeting" beginning on page 89 for answers to common questions about the Annual Meeting, voting, attendance, submitting a proposal for next year's annual meeting of stockholders, and other procedures.
Sincerely yours,
John F. Runkel, Jr.
General Counsel and Corporate Secretary
Mountain View, California
February 17, 2023
HOW TO VOTE

Internet	Telephone	Mail
www.proxyvote.com	1-800-690-6903	Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on April 12, 2023
The Proxy Statement and our 2022 Annual Report on Form 10-K will be available to stockholders at http://www.proxyvote.com on or about February 17, 2023.

2023 Proxy Statement	3

4

PROXY STATEMENT SUMMARY
This summary highlights certain information in the Proxy Statement, but it does not contain all of the information that you should consider before voting. Please review the entire Proxy Statement and 2022 Annual Report on Form 10-K carefully. References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “Synopsys” refer to Synopsys, Inc. The items to be voted on at the Annual Meeting along with the recommendations of our Board of Directors' (the Board or Board of Directors) are listed below.

Proposals	Board Vote Recommendation	For Further Details
1.
ELECTION OF DIRECTORS
The Board of Directors and the Corporate Governance and Nominating Committee believe that each of the nine director nominees possess the necessary qualifications, skills and experiences to provide quality advice and counsel to management and to effectively oversee key business and strategy matters, while carefully considering the long-term success of Synopsys and our stockholders.
	“FOR” each director nominee	Page 11
2.
APPROVAL OF OUR 2006 EMPLOYEE EQUITY INCENTIVE PLAN, AS AMENDED
We are asking for approval of an increase in the number of Synopsys common stock available for issuance under our 2006 Employee Equity Incentive Plan, as amended, by 3,300,000 shares. We believe equity compensation is a critical tool to attract and retain talent, and the share increase will enable us to continue offering competitive equity compensation to our employees.
	“FOR”	Page 36
3.
ADVISORY VOTE TO APPROVE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking for approval, on an advisory basis, of the frequency (i.e., every one, two, or three years) of an advisory vote on the compensation of our named executive officers. The Board of Directors believes it is in the best interests of Synopsys and our stockholders to continue to have an annual advisory vote and thus recommends that you vote for a one-year frequency.
	"1 YEAR"	Page 47
4.
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are asking for approval, on an advisory basis, of the compensation paid to our named executive officers. The Board of Directors believes the compensation of each of our named executive officers motivates and rewards them for work that improves our company performance and increases stockholder value and thus recommends that you vote for the approval of their executive compensation.
	“FOR”	Page 48
5.
RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and the Audit Committee believe it is in the best interests of Synopsys and our stockholders to retain KPMG LLP as Synopsys' independent registered public accounting firm for fiscal 2023. As a matter of good corporate governance, we are asking stockholders to ratify the Audit Committee's selection of KPMG LLP.
	“FOR”	Page 81
6.
STOCKHOLDER PROPOSAL
If properly presented at the meeting, stockholders will be asked to vote on a proposal to amend the existing right to call special stockholder meetings by reducing the ownership threshold to 10% with no minimum holding requirement. The Board of Directors recommends that stockholders vote AGAINST this proposal because it is not in the best interests of Synopsys and our stockholders, and is unnecessary given our strong corporate governance practices and accountability to stockholders.
	“AGAINST”	Page 84
A Note about Our Fiscal Year
Our fiscal year ends on the Saturday nearest to October 31. Fiscal 2022, 2021 and 2020 ended on October 29, 2022, October 30, 2021 and October 31, 2020, respectively. Fiscal 2023 will end on October 28, 2023.

2023 Proxy Statement	5

Proxy Statement Summary
Director Nominees

		Committee Membership
Name, Age and Primary Occupation	Director Since	AC	CC	GC
Aart J. de Geus, 68 Chief Executive Officer and Chairperson of the Board of Directors, Synopsys	1986
Luis Borgen, 52 Chief Financial Officer (Retired), athenahealth, Inc.	2022
Marc N. Casper, 54 President, Chief Executive Officer and a director of Thermo Fisher Scientific, Inc.	2022
Janice D. Chaffin, 68 Group President (Retired), Consumer Business Unit, NortonLifeLock Inc. (f.k.a. Symantec Corporation)	2014
Bruce R. Chizen, 67 Senior Adviser and PGO Partner, Permira Advisers LLP Venture Partner, Voyager Capital	2001
Mercedes Johnson, 68 Chief Financial Officer (Retired), Avago Technologies, Inc.	2017
Jeannine P. Sargent, 58 Senior Advisor, Breakthrough Energy Ventures Senior Advisor, Generation Investment Management LLP Operating Partner and Sr. Advisor, Katalyst Ventures Management LLC	2020
John G. Schwarz, 72 Chief Executive Officer (Retired), Co-founder and Chairman of the Board of Directors, Visier, Inc.	2007
Roy Vallee, 70 Lead Independent Director, Synopsys CEO and Chairman of the Board of Directors (Retired), Avnet, Inc.	2003

AC	Audit Committee	CC	Compensation and Organizational Development Committee	GC	Corporate Governance and Nominating Committee

	Independent		Member		Chairperson

6

Proxy Statement Summary
Purpose
The primary goal of the amendment of our 2006 Employee Equity Incentive Plan, as amended (the 2006 Employee Plan), is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees. Like other technology companies, we actively compete for highly qualified employees, especially technical employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown along with our company.
Important Features of the 2006 Employee Plan

We also note that our 2006 Employee Plan includes additional provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•Stockholder approval required for additional shares.
•No discounted stock options or stock appreciation rights.
•Repricing and cash-out of underwater options not allowed.
•No liberal share recycling.
•Seven-year maximum term for equity awards.
•Full-value awards deplete share reserve at a higher multiple.
•Limitations on dividends and dividend equivalents.
•No liberal corporate transaction provisions.
•Limit on stock awards granted to any participant.

We are asking for approval, on an advisory basis, of the frequency (i.e., every one, two, or three years) of an advisory vote on the compensation of our named executive officers (NEOs). Our Board of Directors believes it is in the best interests of Synopsys and our stockholders to continue to have an annual advisory vote and thus recommends that you vote for a frequency of one year.

2023 Proxy Statement	7

Proxy Statement Summary
Compensation Governance and Our Compensation Philosophy
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive technological and business success. To motivate and reward our NEOs for work that improves our long-term business performance and increases stockholder value, we have set out the following objectives:

Pay for Performance	Competitiveness	Outperformance

Align executive compensation to the success of our business objectives.	Provide competitive compensation that attracts and retains top-performing executives.	Motivate executives to achieve results that exceed our strategic plan targets.

Stockholder Alignment	Balance	Internal Pay Equity

Align the interests of executives and stockholders through the managed use of long-term incentives.	Set performance goals that reward an appropriate balance of near- and long‑term results.	Promote teamwork among executives by considering internal pay equity in setting compensation levels.

8

Proxy Statement Summary
Fiscal 2022 NEO Compensation Details
Our three core elements of NEO direct compensation are base salary, an annual cash incentive opportunity and annual equity awards. The graphic below reflects the approximate general distribution of these three core elements of NEO target total direct compensation (Target TDC) awarded during fiscal 2022 as determined by our Compensation and Organizational Development Committee (the Compensation Committee).

CEO	OTHER NEOs

6%
Base Salary
15%
Cash Incentive
40%
Annual PRSUs
94%
Performance-Based and/or At-Risk
19.5%
Options
19.5%
Annual RSUs

9%
Base Salary
13%
Cash Incentive
19.5%
Options
19.5%
Annual RSUs
39%
Annual PRSUs
91%
Performance-Based and/or At-Risk

Our Compensation Practices

What We Do	What We Don’t Do

✓ Substantial Portion of Compensation is Performance-Based and/or At-Risk
✓ Balanced Mix of Performance Goals
✓ Double Trigger Change of Control Benefits
✓ Maximum Payout Caps
✓ Clawback Policy Covering Cash and Equity
✓ Robust Stock Ownership Guidelines
✓ Independent Compensation Committee
✓ Independent Compensation Consultant
✓ Annual Advisory Say-on-Pay Vote
✓ Equity Burn Rate Management

✗ No Excessive Risks
✗ No Excessive Change of Control Payments
✗ No Excise Tax Gross Ups
✗ No Excessive Perks
✗ No Hedging or Pledging of Our Stock
✗ No Repricing or Cash-out of Underwater Options and Stock  Appreciation Rights
✗ No Dividends on Unvested Equity Awards
✗ No Executive Pension Plans or SERPs

2023 Proxy Statement	9

Proxy Statement Summary
Fees and Services of Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements and fees billed for all other services rendered by KPMG LLP during the following fiscal years.

	Fiscal Year Ended
	Oct. 29, 2022 (in thousands)	Oct. 30, 2021 (in thousands)
Audit Fees(1)	$5,185	$5,218
Audit-Related Fees(2)	175	—
Tax Fees(3)	63	22
All Other Fees(4)	42	113
TOTAL FEES	$5,465	$5,353
(1)Audit fees consist of fees for the audit of Synopsys’ consolidated financial statements in our 2022 Annual Report on Form 10-K, review of Synopsys’ interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Synopsys’ consolidated financial statements and not reported under “Audit Fees.” This category includes fees related to the performance of attestation services not required by statute or regulations. There were no audit-related fees in fiscal 2021.
(3)Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to assistance with international tax compliance services pertaining to certain foreign subsidiaries.
(4)All other fees consist of permitted services other than audit or tax services, and includes fees related to a subscription to KPMG LLP's research tools, due diligence services in connection with proposed investments, and other general advisory services.
We received a stockholder proposal that asks our Board of Directors to take the steps necessary to amend the existing right to call special meetings of stockholders by reducing the ownership threshold to 10% with no holding requirement. For the reasons set forth following the proponent’s proposal, our Board of Directors opposes adoption of the proposal and recommends that you vote AGAINST the proposal.

10

CORPORATE GOVERNANCE
We are asking our stockholders to vote “For” the election of nine directors at the Annual Meeting. We do not have a classified or staggered Board of Directors. Each of our directors stands for election on an annual basis, and of the ten current directors whose terms expire in 2023, nine directors are standing for re-election. Our Governance Committee and the Board of Directors did not renominate Chrysostomos L. ("Max") Nikias for election to the Board of Directors and his term will expire at the conclusion of the Annual Meeting. As a result, our Board of Directors will reduce the size of the Board to nine members immediately following the expiration of Dr. Nikias’ term at the conclusion of the Annual Meeting. Accordingly, only nine directors are nominated and eligible for election at the Annual Meeting. The Board of Directors thanks Dr. Nikias for his leadership and years of service to Synopsys.
The Corporate Governance and Nominating Committee of our Board of Directors (the Governance Committee), consisting solely of independent directors as determined by the Board under applicable listing standards of the Nasdaq Global Select Market (the Nasdaq Listing Standards), recommended each of our current directors for nomination by our full Board of Directors.

Our Board of Directors has nominated the following directors for election at the Annual Meeting:

Aart J. de Geus	Janice D. Chaffin	Jeannine P. Sargent

Luis Borgen	Bruce R. Chizen	John G. Schwarz

Marc N. Casper	Mercedes Johnson	Roy Vallee

2023 Proxy Statement	11

Corporate Governance
Board of Directors

Board Diversity Matrix (As of February 17, 2023)

Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	3	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Board Nominee Snapshot

GENDER DIVERSITY	ETHNIC DIVERSITY	TENURE	INDEPENDENCE

SKILLS AND EXPERIENCE

12

Corporate Governance
Our Director Nominees
Information regarding our nominees, including information they have furnished as to their principal occupations, certain other directorships they hold, or have held, and their ages as of February 13, 2023 (the Record Date), is set forth below. The section titled “Director Nominations" on page 18 of this Proxy Statement provides additional information on the director nomination process. The nominee descriptions below contain information about the experience, qualifications and skills that led the Governance Committee to determine that these nominees should serve as our directors.
Other than Dr. de Geus, all nominees are independent as determined by the Board of Directors under applicable federal securities law and the Nasdaq Listing Standards. There are no family relationships among any of the director nominees, directors and/or any of Synopsys’ executive officers. In addition, no nominee has an arrangement or understanding with another person under which he or she was or is to be selected as a director or nominee.

AART J. DE GEUS | AGE: 68	DIRECTOR SINCE: 1986

Chief Executive Officer and Chairperson of the Board of Directors	Current Public Company Directorships: •Applied Materials, Inc.

Professional Experience
•Co-founded Synopsys and has served as a member of our Board of Directors since December 1986, Chairperson of our Board of Directors from 1986 to 1992 and again since February 1998 and Chief Executive Officer since January 1994.
•Since the inception of Synopsys in December 1986, Dr. de Geus has held a variety of positions, including President, Chief Operating Officer, Senior Vice President of Engineering and Senior Vice President of Marketing. From May 2012 to April 2022, he shared the position of co-Chief Executive Officer with Dr. Chi-Foon Chan.
•Has also served on the board of directors of Applied Materials, Inc. since July 2007.
Relevant Skills
As a co-founder of Synopsys, Dr. de Geus has led Synopsys for over 35 years and is considered a pioneer in the EDA industry. Dr. de Geus brings to our Board of Directors a unique and thorough understanding of our technology, business, industry and culture. Under his leadership, Synopsys has substantially diversified its business, including closing well over 100 M&A transactions. Dr. de Geus provides strong executive leadership and vision, maintains a global network of customer and industry relationships and has served as the keynote speaker at innumerable conferences and industry events. Dr. de Geus also provides our Board of Directors with public company board experience.

LUIS BORGEN | AGE: 52	DIRECTOR SINCE: 2022

Synopsys Board Committees: •Audit Committee	Current Public Company Directorships: •Carter's, Inc. •Eastern Bankshares, Inc.

Professional Experience
•Has been a member of our Board of Directors since May 2022.
•Previously served as the Chief Financial Officer of athenahealth, Inc. from September 2019 to April 2022, VistaPrint from 2017 to 2019, DAVIDsTEA Inc. from 2012 to 2017, and DaVita Inc. from 2010 to 2012.
•Previously held several financial management positions at Staples Inc., including Senior Vice President, Finance, and served as a Captain in the United States Air Force.
•Has also served on the board or directors of Carter's, Inc. since 2021 and Eastern Bankshares, Inc. since 2016.
Relevant Skills
Mr. Borgen has over 25 years of experience in senior finance positions at large multinational, public and private companies. He brings to our Board of Directors extensive financial expertise, having served as the chief financial officer of multiple companies. Mr. Borgen also has public company board experience as a member of the board of directors of Carter's, Inc. and Eastern Bankshares, Inc.

2023 Proxy Statement	13

Corporate Governance

MARC N. CASPER | AGE: 54	DIRECTOR SINCE: 2022

Synopsys Board Committees: •Compensation Committee	Current Public Company Directorships: •Thermo Fisher Scientific Inc. Former Public Company Directorships Held in Last Five Years: •U.S. Bancorp

Professional Experience
•Has been a member of our Board of Directors since May 2022.
•Has served as the President and Chief Executive Officer of Thermo Fisher Scientific Inc. since October 2009, and has served as Chairman of the Board of Thermo Fisher Scientific Inc. since February 2020.
•Has also served in senior leadership positions at Thermo Fisher Scientific Inc. from 2006 to 2009, including Chief Operating Officer.
•Prior to the merger creating Thermo Fisher Scientific Inc. in 2006, Mr. Casper was responsible for all of Thermo Electron Corporation's operating divisions and held various senior positions.
•Before joining Thermo Electron Corporation in 2001, Mr. Casper was President, Chief Executive Officer and Director of Kendro Laboratory Products.
•Served on the board of directors of U.S. Bancorp from 2016 to 2021.
•Serves on the boards of directors of Wesleyan University, Mass General Brigham and the U.S.-China Business Council.
Relevant Skills
Mr. Casper has over two decades of experience in executive leadership roles at large life sciences companies. He brings to our Board of Directors demonstrated expertise and knowledge in business strategy, innovation, growth, M&A, regulatory management and global operations. Mr. Casper also has public company board experience from his role as Chairman of Thermo Fisher Scientific Inc. and as a previous board member of U.S. Bancorp.

JANICE D. CHAFFIN | AGE: 68	DIRECTOR SINCE: 2014

Synopsys Board Committees: •Compensation Committee •Governance Committee (Chair)	Current Public Company Directorships: •Informatica Corporation •PTC Inc. Former Public Company Directorships Held in Last Five Years: •Electronics for Imaging, Inc.

Professional Experience
•Has served as a member of our Board of Directors since December 2014.
•Previously served as Group President, Consumer Business Unit of NortonLifeLock Inc. (f.k.a. Symantec Corporation's Consumer Business) from April 2007 to March 2013, Executive Vice President and Chief Marketing Officer from 2006 to 2007 and Senior Vice President and Chief Marketing Officer from 2003 to 2006, and other senior executive positions.
•Spent more than twenty years with Hewlett-Packard Company in a variety of management and marketing leadership positions before joining NortonLifeLock Inc.
•Has served on the boards of directors of PTC Inc. since August 2013 and Informatica Corporation since October 2019.
•Previously served on the boards of directors of International Game Technology Corporation from September 2010 to April 2015 and Electronics for Imaging, Inc. from November 2018 to July 2019.
Relevant Skills
Ms. Chaffin has extensive senior management experience with large technology companies. As the former Group President, Consumer Business Unit of NortonLifeLock Inc. (f.k.a. Symantec Corporation), a provider of security, storage and systems management solutions, Ms. Chaffin provides our Board of Directors with demonstrated expertise in strategic marketing and global operations in the software industry, as well as significant experience with corporate governance, executive compensation and cybersecurity matters. Ms. Chaffin also provides our Board of Directors with significant public company board experience, serving as a director of PTC Inc. and Informatica Corporation and previously as a director of Electronics for Imaging, Inc. and International Game Technology Corporation.

14

Corporate Governance

BRUCE R. CHIZEN | AGE: 67	DIRECTOR SINCE: 2001

Synopsys Board Committees: •Compensation Committee •Governance Committee	Current Public Company Directorships: •ChargePoint Holdings, Inc. •Informatica Corporation •Oracle Corporation

Professional Experience
•Has served as a member of our Board of Directors since April 2001.
•Currently an independent consultant and has served as Senior Adviser since July 2008 and PGO Partner since June 2018 to Permira Advisers LLP, and Venture Partner with Voyager Capital since July 2009.
•Served as a strategic adviser to Adobe Systems Incorporated (Adobe), a provider of design, publishing and imaging software for print, Internet and dynamic media production from November 2007 to November 2008.
•Served as Adobe’s Chief Executive Officer from December 2000 to November 2007 and as its President from April 2000 to January 2005. Previously held various other positions at Adobe dating back to 1994.
•Served on the board of directors of Adobe from December 2000 to April 2008.
•Has served on the boards of directors of Oracle Corporation since July 2008, ChargePoint Holdings, Inc. since November 2014, and Informatica Corporation since August 2015.
Relevant Skills
Mr. Chizen has significant expertise in the management of complex global organizations. As the former Chief Executive Officer of Adobe, Mr. Chizen provides our Board of Directors with executive-level insight into the challenges associated with operating a multi-billion dollar company in a high technology industry.

MERCEDES JOHNSON | AGE: 68	DIRECTOR SINCE: 2017

Synopsys Board Committees: •Audit Committee (Chair)
Current Public Company Directorships:
•Analog Devices, Inc.
•Millicom International Cellular S.A.
•Teradyne, Inc.
Former Public Company Directorships Held in Last Five Years:
•Intersil Corporation
•Juniper Networks, Inc.
•Maxim Integrated Products, Inc.
•Micron Technology, Inc.

Professional Experience
•Has served as a member of our Board of Directors since February 2017.
•Previously served as Interim Chief Financial Officer of Intersil Corporation from April 2013 to September 2013, Chief Financial Officer of Avago Technologies, Inc. from 2005 to 2008, and Senior Vice President, Finance and Chief Financial Officer of Lam Research Corporation from 1997 to 2004.
•Has served as a member of the board of directors for a number of public companies including Storage Technology Corporation, Intersil Corporation, Micron Technology, Inc., Juniper Networks, Inc., and Maxim Integrated Products, Inc.
•Has served on the boards of directors of Teradyne, Inc. since July 2014, Millicom International Cellular S.A. since May 2019, and Analog Devices, Inc. since August 2021.
Relevant Skills
Ms. Johnson brings a wealth of experience from her current and previous board and chief financial officer roles at public and private companies. She provides both a domestic and international perspective having served on the boards and audit committees of multi-billion dollar technology companies with a worldwide presence. Besides financial expertise, Ms. Johnson brings significant information technology and semiconductor experience, which she gained through various leadership positions at Avago Technologies, Inc., Lam Research Corporation and Applied Materials, Inc.

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Corporate Governance

JEANNINE P. SARGENT | AGE: 58	DIRECTOR SINCE: 2020

Synopsys Board Committees: •Governance Committee	Current Public Company Directorships: •Fortive Corporation •Proterra Inc. Former Public Company Directorships Held in Last Five Years: •Cypress Semiconductor Corporation •Queen's Gambit Growth Capital

Professional Experience
•Has served as a member of our Board of Directors since August 2020.
•Has served as a Senior Advisor at Generation Investment Management LLP, an investment firm focused on sustainable companies, since November 2017.
•Has served as a Senior Advisor to Breakthrough Energy Ventures since December 2018.
•Held multiple leadership roles at Flex Ltd., a leading contract design, engineering and manufacturing company, including President of Innovation and New Ventures and President of Flex’s Energy business, from January 2012 to October 2017.
•Previously served as Chief Executive Officer at both Oerlikon Solar AG, a thin-film silicon solar photovoltaic module manufacturer, and Voyan Technology, an embedded systems software provider.
•Has served on the board of directors of Proterra Inc. since October 2018, Fortive Corporation since February 2019, and served as a member of the boards of directors of Queen’s Gambit Growth Capital from January 2021 until March 2022 and Cypress Semiconductor Corporation from December 2017 until its acquisition by Infineon Technologies AG in April 2020.
Relevant Skills
Ms. Sargent has over 30 years of experience encompassing leadership, operations, marketing and engineering roles with a diverse mix of high technology hardware and software companies across various industries. Ms. Sargent has significant experience with the development and global launch of disruptive technology as well as executing investment and acquisition strategies, having served as the Chief Executive Officer and a board member of multiple companies. Additionally, Ms. Sargent has a strong background in corporate governance, executive compensation, cybersecurity and environmental, social and governance matters by way of experience gained through various leadership positions over her career.

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JOHN G. SCHWARZ | AGE: 72	DIRECTOR SINCE: 2007

Synopsys Board Committees: •Compensation Committee (Chair)	Current Public Company Directorships: •Teradata Corporation Former Public Company Directorships Held in Last Five Years: •Avast PLC

Professional Experience
•Has served as a member of our Board of Directors since May 2007.
•Currently the Chairman of Visier, Inc, a business analytics cloud-based software firm, and served as its co-founder and Chief Executive Officer from May 2010 to May 2020.
•Previously served on the executive board of SAP AG from March 2008 to February 2010.
•Was the Chief Executive Officer of Business Objects S.A. (Business Objects), a provider of business intelligence software and services, from September 2005 through its acquisition by SAP in January 2008, and served as the Chief Executive Officer of SAP’s Business Objects unit through February 2010.
•Served on Business Objects’ board of directors from January 2006 until its acquisition in January 2008.
•Has also served as the President and Chief Operating Officer of Symantec Corporation and as President and Chief Executive Officer of Reciprocal Inc.
•Previously spent 25 years at IBM Corporation, where he was most recently General Manager of IBM’s Industry Solutions Unit.
•Has served on the board of directors of Teradata Corporation since September 2010 and served as a member of the board of directors of Avast PLC from December 2011 to September 2022, including as Chairman from 2014 to September 2022 upon completion of its merger with NortonLifeLock, Inc. (now Gen Digital Inc.).
Relevant Skills
As the former Chief Executive Officer of Business Objects, Mr. Schwarz led a large international software company and brings to our Board of Directors extensive management expertise and knowledge of the software industry. Furthermore, Mr. Schwarz provides significant cybersecurity experience to our Board of Directors through his previous roles at Symantec Corporation and Avast PLC as well as his current role at Visier, Inc. Mr. Schwarz understands the complexities of leading a global organization and operating in international markets. Mr. Schwarz also provides our Board of Directors with public company board experience.

ROY VALLEE | AGE: 70	DIRECTOR SINCE: 2003

Lead Independent Director Synopsys Board Committees: •Audit Committee	Former Public Company Directorships Held in Last Five Years: •Teradyne, Inc.

Professional Experience
•Has served as a member of our Board of Directors since February 2003.
•Served as Executive Chairman of the board of directors of Avnet, Inc. (Avnet), a global semiconductor/electronics products and IT distributor, from July 2011 to November 2012.
•Served as Avnet’s Chief Executive Officer and Chairman of the board of directors from July 1998 to June 2011.
•Also previously served as Avnet’s Vice Chairman, President, and Chief Operating Officer.
•Served on the board of directors of Teradyne, Inc. from February 2000 to May 2021, and as Chairman of the board of directors from May 2014 to May 2021.
•Served on the board of directors of the Federal Reserve Bank of San Francisco from January 2013 to December 2016, including as Chairman from January 2015 to December 2016.
Relevant Skills
Mr. Vallee provides our Board of Directors with significant executive-level leadership expertise as well as thorough knowledge of the semiconductor industry. Mr. Vallee led Avnet for over 14 years, as CEO and Executive Chairman, and understands the challenges of managing a public technology company in a highly competitive industry. Mr. Vallee also brings public company board experience to our Board of Directors and insight into macroeconomic conditions through his previous board role with the Federal Reserve Bank.

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Corporate Governance
Director Nominations
The Governance Committee works to ensure that the Board of Directors is comprised of directors that bring diverse viewpoints and perspectives and exhibit a variety of skills, professional experiences and backgrounds, in order to effectively represent the interests of our stockholders. To achieve this, the Governance Committee works with our Board to determine the appropriate skills, experience, qualifications and attributes that we seek in new board members in light of our business environment and existing Board composition.
When evaluating a particular candidate for board membership, our Governance Committee and Board of Directors consider many factors regardless of the party making the nomination, including, among other things, the following:

•An understanding of the EDA, semiconductor, electronics, software or technology industries.
•Experience in business operations, finance, marketing, strategic planning and other relevant disciplines.
•Professional background such as executive leadership experience and other public company board service.
•Expertise in the industries in which Synopsys operates.

•Personal integrity, interpersonal skills, and ability to represent the best interests of all of our stockholders.
•Personality characteristics to ensure a collaborative and cohesive Board of Directors.
•Ability to fully participate in Board activities, including preparation for, attendance at and active participation in meetings.
•Whether a candidate holds any positions that would conflict with their responsibilities to the Board of Directors or the interests of Synopsys.

•Diversity, including diversity of personal background and professional experience, qualifications and skills as well as age, gender, sexual orientation and ethnic diversity.

The Governance Committee and Board of Directors believe that a significant majority of the members of our Board should qualify as independent directors in accordance with our Corporate Governance Guidelines and the Nasdaq Listing Standards. They also deem it appropriate for our Chief Executive Officer to serve on the Board to provide a first-hand perspective on the operations, management and culture of our business. The Governance Committee and Board of Directors believe that it is beneficial for at least one member, and preferably multiple members, of our Board to meet the criteria for an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission (the SEC) and the Nasdaq Listing Standards to help ensure that our Audit Committee is able to effectively carry out its oversight duties.

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DIRECTOR NOMINATION PROCESS

	1 IDENTIFY	The Governance Committee considers candidates suggested by current Board members and management, third-party executive search firms, and properly presented stockholder nominations.

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2 EVALUATE
The Governance Committee evaluates suggested candidates for appropriate experience, qualifications, diverse backgrounds, skills and attributes in light of our business environment, strategic needs, existing Board composition, and against any legal requirements concerning Board composition.

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	3 RECOMMEND	After completing the evaluation, the Governance Committee makes a recommendation to the Board of Directors as to whether such candidate should be nominated to our Board of Directors.

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	4 NOMINATE	Our Board of Directors evaluates the candidate after the recommendation of the Governance Committee and, if appropriate, nominates the candidate for election to our Board of Directors.
Board Refreshment & Succession Planning
Our Board of Directors is committed to ongoing director refreshment. The Governance Committee is responsible for identifying and recommending nominees to our Board of Directors for membership. To that end, the Governance Committee:
•Regularly evaluates director skills mix to determine if there are any additional skills or perspectives that could add value to our Board of Directors.
•Evaluates and considers candidates based on their diversity such as age, ethnicity, gender and sexual orientation, skills, experience, qualifications and alignment with our long-term business strategy.
•Oversees succession planning for our Board of Directors and committee leadership.
•Focuses on board refreshment on a year-round basis, including the annual Board of Directors evaluation.
Director Tenure
To improve independent oversight of management and ensure a focus on Synopsys’ business strategy, the Board of Directors and Governance Committee strive to maintain a long-term balance between the fresh viewpoints and philosophies and diverse skills, experiences, and perspectives brought by newer directors with the institutional knowledge, continuity, boardroom collegiality and organizational experience brought by longer-tenured directors.
In the past several years, the Board of Directors has appointed new diverse and highly-qualified directors. Complementing these new directors, our longer-tenured directors have extensive knowledge of our operations and the perspective of overseeing our business activities through varying economic cycles and competitive landscapes.
We believe the current members of our Board of Directors strike the appropriate balance of tenured and fresh perspectives that play a critical role in supporting Synopsys as we continue to compete in existing semiconductor, electronic design and software security industries as well as new and emerging market segments such as mobile, automotive, digital home, Internet of Things (IoT) and cloud computing.
Director Evaluations
Our Board of Directors believes that, as an aspect of its commitment to sound corporate governance, it is important to regularly assess its functioning and to identify opportunities for improvement. In accordance with our Corporate Governance Guidelines and under the direction of the Governance Committee Chairperson, on an annual basis, each of our directors evaluates the overall Board and the functioning of the Board committees.

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Corporate Governance

ANNUAL DIRECTOR EVALUATION PROCESS

1
Board of Directors Review Questionnaire
As part of the annual evaluation, each Board member reviews a comprehensive questionnaire soliciting input on topics such as corporate governance issues, Board of Directors and committee culture, structure and meeting process, director interactions with each other and with management, management responsiveness, quality and quantity of information provided to the Board of Directors, strategic planning and more.

2
Governance Committee Chairperson Compiles and Reviews Answers and Other Feedback
The responses to the questionnaires, in addition to other feedback provided by Board members through interviews and other communications, are then reviewed and compiled by the Governance Committee Chairperson in order to determine strengths and areas for improvement. On a periodic basis, this process is conducted by an outside law firm as opposed to the Governance Committee Chairperson.

3
Governance Committee and the Board of Directors Discuss Results for Continued Improvement
Those results are then discussed with the Governance Committee and the Board of Directors, and such results are used to improve our Board of Directors and committee performance. Matters that require further assessment or additional follow-up are addressed at future Board of Directors or committee meetings, as necessary.

Our Board of Directors also assesses the contributions of each director as part of the annual evaluation. A director’s qualifications are evaluated each time the director is considered for nomination to our Board of Directors. For directors seeking renomination, the Governance Committee also evaluates the director’s overall service, including the director’s past attendance at Board and committee meetings, as well as participation in and contributions to the Board.

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Board of Directors Role and Responsibilities
Overview
The role of our Board of Directors is to oversee our business and operations for the benefit of our stockholders. Our Board strives to propel the success and growth of our business and operations through the selection of qualified management, oversight of our strategic goals, and ongoing monitoring designed to assure that our operations are conducted in a responsible manner.
Strategy Oversight
Oversight of Synopsys' business strategy and strategic planning is a key responsibility of our Board of Directors. Our Board is deeply engaged and involved in Synopsys' long-term strategy, including senior management development and succession planning, and evaluating key market opportunities and competitive developments. Our Board of Directors takes a multilayered approach to exercising its role in oversight strategy and views its oversight strategy role as a continuous process.

Our Board of Directors is committed to the oversight of Synopsys' business strategy and strategic planning, including senior management development and succession planning. The Board of Directors regularly engages in strategy sessions with senior management, including in committee meetings, regular Board meetings and a dedicated meeting each year to focus on historic and forward-looking strategies and future ambitions.

Continuous oversight enables our Board of Directors to focus on Synopsys' performance over the short, intermediate and long-term. In addition to financial and operational performance, non-financial measures such as cybersecurity, sustainability and other goals related to our ESG efforts are discussed regularly by our committees and reported to the Board of Directors.

While our Board of Directors and committees oversee strategic planning, Synopsys' management is responsible for executing on our business strategy. To monitor Synopsys' performance against its strategic goals, our Board of Directors receives periodic updates, actively engages in discussions with Synopsys' senior leaders and works closely with management to respond to a dynamically changing business environment.

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Corporate Governance
Risk Oversight
Our Board of Directors is responsible for the oversight of our company-wide risk management efforts and delegates the assessment and implementation of our day-to-day risk management policies to management. Our Board of Directors and its committees are directly involved in risk management issues, including significant matters such as our business strategy, major strategic transactions and senior management development and succession planning through regular communications with management and external advisors.
The Role of Our Committees in Risk Oversight
Additionally, each of our standing Board committees has individual risk oversight responsibilities:

COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT

•Assess risks related to financial reporting and controls.
•Supervise the work performed by our independent registered public accounting firm and our internal audit function.
•Supervise our anonymous and confidential ethics reporting system, which encourages and allows any employee to submit concerns directly to senior management and the Audit Committee.
•Assess risks relating to our investments, financing activities, taxes and world-wide insurance programs.
•Review and approval of related person transactions.
•Evaluate enterprise risk issues associated with financial reporting, accounting, auditing and tax matters.

•Assess risks related to our cash and equity compensation programs and practices.
•Conduct an annual review of our company-wide compensation arrangements.
•Oversee and periodically discuss with management the implementation and effectiveness of our policies, strategies, programs and practices related to our human capital management function.
•Oversee risks related to organizational development matters, including human capital management.

•Assess risks related to our overall corporate governance, including our governance policies and principles.
•Review and provide feedback on the composition and structure of our Board and committees, including annual evaluation of our Board and committees and periodic review of director and executive officer succession plans.
•Evaluate risks related to information technology security, cybersecurity and data security.
•Oversee risks related to certain ESG matters, including climate, and coordinate with the Audit Committee and Compensation Committee to oversee risks relating to other ESG matters.

Cybersecurity

Information technology and data security, particularly cybersecurity, is a top area of focus for our Board of Directors, who views our focus in these areas as essential for the success of our company and the broader technology industry in which we operate. Our Board of Directors is actively involved in overseeing cybersecurity risk management. At least once a year, senior management, including our Chief Security Officer (CSO) and Chief Information Security Officer (CISO) present to the Board of Directors on Synopsys' cybersecurity performance and risk profile. Further, our CSO and CISO present biannually to the Governance Committee on Synopsys' cybersecurity risk oversight activities and cybersecurity preparedness efforts. The Governance Committee, which is comprised of multiple individuals with significant experience in cybersecurity and related matters, meets with these members of senior management to review our information technology and data security policies and practices, and to assess current and projected threats, cybersecurity incidents, and related risks. Our CSO reports directly to our executive management team and advises the company on cybersecurity risks and assesses the effectiveness of information technology and data security processes.
Additional information regarding Synopsys' cybersecurity and privacy practices can be found on our CSR website, including our Corporate Social Responsibility Reports and our 2022 Environmental, Social and Governance Report that we plan to furnish later this year, which are referenced for general information only and are not incorporated into this Proxy Statement.

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Corporate Governance
Senior Management Development and Succession Planning
Our Board of Directors believes that effective senior management development and succession planning, particularly for our senior executive officers, has played an important role in the past successful transitions of executive officers and is important for the continued advancement of Synopsys. Pursuant to the Corporate Governance Guidelines, among the responsibilities of the Board of Directors is the annual review of the performance, development plans, retention strategies and succession plans for our senior executive officers.
Environmental, Social and Governance Matters1
Our ESG Strategy and Management Approach

Synopsys is working towards a future that is sustainable, just and secure.

The role of Synopsys in shaping the future of Smart Everything brings great opportunities and important responsibilities – the future is not smart if it is not sustainable, just and secure. Our Smart Future Corporate Social Responsibility (CSR) strategy provides a framework for how we address our own operational impact on the world and our ability to influence others to do the same. We leverage our strategy and our corporate governance processes to assess and manage the ESG matters that are relevant to our business. By focusing on the resilience of our business and taking into account the interests of our key stakeholders – including our customers, employees, business partners and local communities – we believe we can both drive business success and make meaningful progress with respect to core environmental and social issues within our ecosystem such as inclusion and diversity in our workforce, social impact in our communities, and environmental stewardship.
We have a practice of annually reporting on our ESG activities and measures. To better align our reporting with the information and data that we believe is most relevant to our key stakeholders, this year marks the first year that we will move from publishing a CSR Report to an ESG Report.
Board and Management Oversight of ESG

BOARD OF DIRECTORS

Our Board recognizes that to advance the interests of stockholders, the interests of other Synopsys stakeholders are important, including our customers, employees, business partners and local communities. The Board oversees our ESG performance, including through regular updates from our committees.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE

Our Audit Committee is responsible for coordinating with other committees of the Board to oversee ESG matters, including Synopsys’ reporting standards with respect to ESG matters and related disclosures.

Our Compensation Committee is responsible for (i) overseeing and periodically discussing with management the implementation and effectiveness of Synopsys’ policies, strategies, programs and practices relating to its human capital management function, including but not limited to those relating to talent recruiting, development, progression and retention; DEI; culture, human health and safety; and total rewards, and (ii) coordinating with other committees of the Board to oversee ESG matters, including Synopsys’ reporting standards with respect to ESG matters and related disclosures.

Our Governance Committee reviews, assesses, reports and recommends to the Board as necessary, policies, practices, priority and risk assessments, risk management, initiatives, goals, progress toward goals and public disclosures relating to ESG matters, except to the extent delegated to other committees of the Board, and coordinates with other committees of the Board to oversee ESG matters, including Synopsys’ reporting, legal and regulatory requirements with respect to ESG matters as and when appropriate.

CSR MANAGEMENT TEAM WITH CSR LEADERSHIP COMMITTEE

Synopsys’ ESG strategy and goals are led by the CSR Management Team with support from the CSR Leadership Committee. The CSR Management Team provides updates to the Board of Directors and the Governance Committee. These updates inform and educate the Board and Governance Committee on our ESG priorities, performance and regulatory requirements. The CSR Leadership Committee is made up of executives from across the business and is responsible for driving ESG performance for Synopsys.

1The contents of our CSR website, including our Corporate Social Responsibility Reports, our 2022 Environmental, Social and Governance Report, which we plan to furnish later this year, our CDP Climate Change Questionnaire, our Political Activities Policy and the listing of contributions, are referenced for general information only and are not incorporated into this Proxy Statement.

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Corporate Governance
ESG Highlights
In fiscal 2022, we saw improvement in our performance with respect to inclusion and diversity, developed new greenhouse gas (GHG) emissions reduction targets, and launched new supply chain initiatives, among other highlights.

Human Capital Management
Synopsys’ talent strategy and programs are designed to support, engage, and optimize our employees’ capabilities and experiences throughout their careers. We believe this creates value for our people, for Synopsys, our stockholders, and the lives of the people we impact every day. Our commitment to attracting, developing and retaining the brightest and best talent makes this goal possible.
In fiscal 2022, we made significant progress across our talent strategies for boosting inclusion and diversity, prioritizing employee well-being, developing great managers, and effectively supporting employees as they return to the office. We also added workforce metrics such as diversity, employee retention and leadership succession planning as performance criteria that are considered by our Compensation Committee when establishing incentive goals for our executive officers. We believe this reinforces that inclusion and diversity are a key part of our culture and amplifies the importance of executive involvement to advance our progress.
In fiscal 2022, we increased our employee headcount by approximately 16%, and continued to increase both the representation of women in our global workforce and the representation of Black, Latinx and Indigenous (BLI) individuals in our U.S. workforce. As of our fiscal year-end:
•Women comprised 24.9% of our global workforce;
•Women in senior level positions comprised 12.4% of all senior level positions at the company; and
•BLI individuals comprised 5.8% of our U.S. workforce.
Like our technology industry peers, our fiscal 2022 also saw an increase in undesired employee turnover, which totaled 6.9% of our global workforce as of fiscal year-end.1 We remain committed to continuing to retain our valued employees.
The health and safety of our employees and their families remains a top priority. In fiscal 2022, we held employee vaccination clinics in our offices and as the year progressed our focus shifted from supporting our employees during a pandemic to helping them thrive as many employees began returning to the office. To foster a productive hybrid work environment, we also focused on training and resources to help managers lead effectively and create positive team dynamics in the evolving environment.
We remain committed to equipping leaders for the future. Because the depth and readiness of our leadership pipeline is critically important to our business, in fiscal 2022 we identified key roles across our enterprise, ensured qualified successors were in place for those roles and have committed to establishing development plans that will be tracked, assessed for effectiveness, and adjusted as we move ahead. We believe these actions will enable us to sustain a culture that honors the importance of learning, leading and growing.

1We calculate undesired turnover rate by dividing the number of undesired exits from Synopsys by the average headcount for fiscal 2022, and we define undesired turnover as exits by high-performing employees who resigned from Synopsys (or its subsidiaries) to pursue other work opportunities. Undesired turnover does not include employees with low performance or whose resignation was mutual or due to personal reasons, such as retirement and returning to school.

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A few of our human capital management highlights in fiscal 2022 are noted below.

DIVERSE REPRESENTATION	EMPLOYEE ENGAGEMENT
U.S. BLI representation increased by approximately 30.0% from fiscal 2021, reaching 5.8% of our U.S. workforce.
Our hiring rate for women rose by 0.9% from fiscal 2021, bringing the total representation of women globally to 24.9%.

We maintained our high engagement score, with approximately 90% of our employees responding to our SHAPE survey.
In addition to our SHAPE survey, we enhanced how we listen to our employees by implementing a progressive listening strategy for new hires as well as improving our exit surveys.

TOTAL REWARDS	TRAINING & DEVELOPMENT
Our Total Rewards packages encompass a broad spectrum of benefits and programs across the globe. For example, in the U.S.:
•We increased enrollment in our Student Debt Repayment Program.
•We added a cancer concierge benefit that provides patients and caregivers with expert, one-on-one guidance from a personal oncology nurse, throughout their cancer journey.

Approximately 55% of managers completed our Compass leadership development essentials course, and over 86% of managers completed our Inclusive Leader instructor-led series.
1,230 students at various stages of their academic careers participated in Synopsys’ global FUTUREx internship program.

Environment
Every year, businesses face escalating calls to lead the transition to a low-carbon economy. As a technology company that is accustomed to driving world-changing innovation, we believe Synopsys is well-positioned to help society embrace a more advanced and sustainable future. In accordance with our Smart Future strategy, we take a two-pronged approach to our environmental initiatives:
Optimizing our Operational Footprint
Synopsys has built a foundation of environmental initiatives that includes our climate risk screening and our work to align business resiliency and continuity planning with climate risks and other potential disruptors. In fiscal 2022, Synopsys developed new GHG emissions reduction targets and took a number of other steps to advance key environmental work streams:

DRIVING EMISSIONS REDUCTION AND SOURCING RENEWABLE ENERGY

Developed new GHG emissions reduction targets and submitted our targets for review and validation by the Science Based Targets initiative (SBTi) in late 2022	Expanded our GHG emissions inventory to include additional Scope 3 emissions categories	Sourced 40,000 megawatt hours of renewable energy for our North America offices and Co-located Data Centers	Signed a power purchase agreement in Bangalore, India for up to 400,000 kilowatt hours of wind electricity per month for 7 months, with an option to renew at the end of the current term

IMPROVING DATA CENTER EFFICIENCY

Added language to our Data Center Provider agreements detailing our commitment to renewable energy
Drove phased closure of inefficient on-premise data centers, shifting approximately 18% of our annual current capacity to our Co-Located Data Centers, which are more efficient and can more easily access clean energy

Began using the Sunbird Data Center Infrastructure Management tool for our owned data center assets to give us direct, real-time visibility into data center power usage—down to the level of each individual server in a given rack
Implemented a new digital platform for tracking utility bill and meter data across our North America facilities

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DELIVERING RESULTS	MANAGING E-WASTE RESPONSIBLY

Achieved CarbonNeutral® company certification for our global operations for the fourth consecutive year	Recycled or reused 142,605 pounds of electronic waste (e-waste)

Influencing Others
Our technology can support customer and partner sustainability goals, from helping our customers reduce the energy consumption of electric systems to enabling advances in green technologies. Through our cross-functional Low Power Task Force, Synopsys offers a software-driven low power platform of products and solutions that have enabled our customers to achieve an additional 25% energy efficiency in the systems-on-chip that they design. By leveraging this innovative platform, we’re equipping semiconductor designers, manufacturers and the broader electronics industry with the solutions to build products that are not only better and faster, but more sustainable. Our impact extends to multiple electronic markets including high performance compute, artificial intelligence, data centers, cloud, mobile, IoT, healthcare, aerospace and the automotive industry.

Supply Chain
Synopsys’ supply chain management strategy, policies, and initiatives aim to optimize our procurement operations and influence supplier and partner behaviors to ensure a resilient, reliable, and ethical supply chain. In fiscal 2022, we focused on analyzing and understanding our direct and indirect spend with select suppliers around the world, setting the stage for increased engagement and due diligence of our suppliers, and incorporated additional ESG due diligence considerations into our sourcing and indirect procurement decision-making. Our initiatives included the following:

We added renewable energy commitments to our Data Center Provider agreements, addressing a significant source of Scope 2 electricity consumption.	We developed ESG criteria for our indirect procurement Request for Proposal process.	We completed a Responsible Business Alliance (RBA) facility-risk self-assessment questionnaire in preparation for an RBA Validated Assessment Program audit.	We improved supplier categorization by spend reporting and began tracking suppliers with committed or validated SBTi emissions-reduction targets.

Social Impact
Our Synopsys for Good social impact program is our engine for driving societal impact, channeling Synopsys’ social conscience, energy, and funding into tangible benefit. Synopsys for Good generates positive impact in the community by mobilizing our employees and resources to help solve social challenges around the world and create access to opportunity, and it also generates positive momentum in our workplace by increasing employee volunteering and team building. By working to deliver meaningful change, we bring our Smart Future strategy to the local level and demonstrate our commitments across three primary focus areas: education, community, and environment. We approach planning and decision-making through an equity lens, centering on the needs, perspectives, and experiences of the diverse communities we aim to serve.
Our 2022 social impact highlights include the following:
•$4,200,000 in charitable giving was made through The Synopsys Foundation and Synopsys, India;
•$780,000 in employee and additional Synopsys Foundation donations were made to 35 organizations in celebration of our 35th Anniversary; and
•48 volunteer projects were held around the world during our three-week Season of Service program.

Ethics and Business Conduct
As integrity is one of Synopsys' foundational values, acting responsibly and ethically above reproach is fundamental to our company. Our Board of Directors is committed to ethical business practices and, therefore, we have adopted a Code of Ethics and Business Conduct (the Code of Ethics) applicable to all directors, employees and executive officers, including our Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer). The Code of Ethics is available on our website at: www.synopsys.com/company/corporate-governance-ethics/code-of-ethics.html.
From our Board to our management, employees and contractors, everyone at Synopsys is required to read, understand and abide by our Code of Ethics, affirming their commitment to act with integrity. Employees are required to complete this commitment at hiring and renew it through mandatory training on integrity topics during our annual Integrity Awareness Month. Depending on their roles and geographic locations, certain employees are assigned more in-depth ethics and compliance training on topics such as anti-corruption, import/export compliance, insider trading, and antitrust.

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We encourage our people to report suspected violations of laws, rules, regulations, and company policies by other employees or any of our suppliers, vendors, resellers, or distributors.

Our open-door policy means employees are free to raise these issues with any manager at any time, and our Code of Ethics strictly prohibits retaliation against anyone who raises an issue in good faith. Employees can also report suspected violations to our Human Resources, Legal, Internal Audit, or Ethics and Compliance functions, or anonymously to our third party-managed Integrity Helpline.
Synopsys intends to satisfy the public disclosure requirements regarding (1) any amendments to the Code of Ethics and Business Conduct or (2) any waivers under the Code of Ethics and Business Conduct given to Synopsys’ Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer by posting such information on our website.

Political Activities and Contributions
With respect to political activities undertaken on behalf of Synopsys, we are committed to compliance with applicable laws, rules, and regulations including lobbying registration and disclosure laws, ethics rules, the Foreign Corrupt Practices Act, and anti-bribery laws worldwide. In fiscal 2022, Synopsys engaged in direct advocacy with government officials on public policies, legislation, and regulations relevant to the company. All lobbying was undertaken in accordance with applicable law and relevant internal procedures and approvals, as stipulated in Synopsys’ Political Activities Policy. We also engage with trade and industry associations in the United States and abroad, which may undertake advocacy on behalf of their members.
Synopsys does not contribute to political parties or candidates, nor do we contribute to political action committees. We may contribute periodically to local ballot initiatives in California that are consistent with our quality-of-life goals. For the purpose of transparency, all contributions are disclosed on our website at: www.synopsys.com/company/corporate-governance-ethics/government-affairs.html.
Stockholder Engagement
Synopsys is committed to regular, proactive engagement with our stockholders, as we believe that understanding our stockholders’ perspectives is important to building value for our stockholders and strengthening our corporate governance.
Our proactive investor outreach program includes engagements with portfolio managers and analysts, as well as ESG teams. The feedback that we receive is then shared with our Board of Directors.

WHAT WE COMMUNICATE
Synopsys’ objective is to drive long-term, enduring stockholder value, and our communications with current and potential stockholders reflect this. Key topics include long-term strategy, near-term objectives, technology developments, capital allocation, mergers and acquisitions activity, corporate governance, succession planning, talent management and environment and social issues.

HOW WE COMMUNICATE
•Quarterly earnings communications
•Investor conference presentations
•Frequent meetings with current and potential stockholders and security analysts via roadshows, bus tours, site visits, executive meetings and ongoing responsiveness to investor inquiries
•In fiscal 2022, we introduced a Synopsys Investor Spotlight program, which is designed to provide a deeper dive into particular topics of interest to the aforementioned parties
•Regular perception surveys to gauge investor and analyst sentiment
•ESG-related engagement with top stockholders
•Proxy-related discussions

ESG ENGAGEMENT AND OUTREACH

•We proactively engaged with all of our top 25 stockholders in fiscal 2022, representing nearly 60% of our total shares outstanding.
•Topics included environmental sustainability, human capital management, inclusion and diversity, Board of Directors composition, executive compensation, risk management and proxy items.
•Stockholder ESG feedback has translated into enhanced disclosures and more robust goals, the adoption of leading reporting frameworks, and a corresponding improvement in our ESG ratings across multiple agencies.

2023 Proxy Statement	27

Corporate Governance
Board of Directors Structure
Board of Directors Leadership Structure
The Chairperson of our Board of Directors is appointed annually by the Board based on the recommendation of the Governance Committee. Our Board believes it is important to have flexibility in selecting our Chairperson and board leadership structure. Therefore, our Corporate Governance Guidelines provide that the position of Chairperson of the Board of Directors and Chief Executive Officer may be held by the same person. In the event that such positions are held by the same person, the Board of Directors will appoint a Lead Independent Director based on the recommendation of the Governance Committee.
Our Board of Directors believes that it is currently in the best interest of Synopsys and its stockholders for Dr. de Geus to serve as both Chairperson and Chief Executive Officer. Dr. de Geus co-founded Synopsys and has extensive knowledge of the company, its industry and its culture. He has successfully guided Synopsys through both strong and challenging periods, and his ability to speak as both Chairperson and Chief Executive Officer provides strong, consistent leadership for Synopsys.

Lead Independent Director
Mr. Vallee has served as our Lead Independent Director since February 2017. The responsibilities of our Lead Independent Director include:
•Establishing the agenda for regular Board of Directors meetings with the Chairperson;
•Reviewing and advising on the schedule of regular Board of Directors meetings with the Chairperson;
•Serving as chairperson of regular Board of Directors meetings when the Chairperson is unavailable;
•Calling executive sessions of the independent directors, and establishing the agenda for, and presiding at, such sessions;
•Providing feedback from executive sessions to management;
•Serving as liaison between the CEO and the independent directors;
•Participating in the annual performance evaluation of the CEO;
•Encouraging dialogue between the independent directors and management; and
•Consulting with stockholders at management’s request.
Our Board of Directors believes the role of Lead Independent Director provides an appropriate balance in Synopsys’ leadership to the combined role of Chairperson and CEO, and that the responsibilities assigned to the Lead Independent Director help ensure a strong, independent and active Board.

Director Independence
Our Corporate Governance Guidelines require that a majority of our Board of Directors qualifies as independent directors in accordance with applicable federal securities laws and the Nasdaq Listing Standards. Currently, each member of our Board, other than our Chief Executive Officer and Chairperson of the Board, Dr. de Geus, is an independent director. All standing committees of the Board are composed entirely of independent directors, in each case under the Nasdaq Listing Standard's independence definition. The Nasdaq Listing Standard's definition includes a series of objective tests to determine independence, including that the director is not an employee of Synopsys and not have engaged in certain types of business dealings with Synopsys. In addition, the Board of Directors has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and Synopsys with regard to each director’s business and other outside activities as they may relate to Synopsys and our management. This information included commercial transactions that we entered into, or proposed entering into, in fiscal 2022 with Analog Devices, Inc.; Avast PLC; ChargePoint Holdings, Inc.; Eurofins USA; Fortive Corporation; Informatica Corporation; Manulife Financial Corporation; MathWorks Inc.; Maxim Integrated Products, Inc.; Oracle Corporation; PTC Inc.; Teradata Corporation; Teradyne, Inc.; the University of Southern California and Visier, Inc. Certain of our non-employee directors or their immediate family members have relationships with these companies. We consider each of these transactions to be at arm's-length and in the ordinary course of business. We do not consider any of these transactions to be related party transactions requiring disclosure under the applicable rules of the SEC.
Based on this review and consistent with our independence criteria, the Board of Directors has affirmatively determined that all of the directors who are standing for election to our Board, except for Dr. de Geus, are independent.

28

Corporate Governance
Executive Sessions
The independent directors meet in executive sessions without management present. These sessions take place prior to or following regularly scheduled Board of Directors meetings. The independent directors met four times in such sessions during fiscal 2022.
Standing Committees of the Board of Directors
During the year, our Board of Directors maintained an Audit Committee, a Compensation and Organizational Development Committee, and a Corporate Governance and Nominating Committee. All such committees have written charters which are available on our website at: https://www.synopsys.com/company/corporate-governance-ethics/board-committees.html.
The following table summarizes the composition of our Board committees as of the date of our 2023 Annual Meeting of Stockholders:

Director	Audit Committee	Compensation Committee	Governance Committee
Aart J. de Geus, Chairperson of the Board
Luis Borgen(1)	●
Marc N. Casper		●
Janice D. Chaffin		●	Chair
Bruce R. Chizen		●	●
Mercedes Johnson(1)	Chair
Jeannine P. Sargent			●
John G. Schwarz		Chair
Roy Vallee, Lead Independent Director(1)	●
Total committee meetings held in fiscal 2022	9	8	8
(1)Our Board of Directors has determined that each of our current Audit Committee members, Mr. Borgen, Ms. Johnson and Mr. Vallee, each qualify as an “audit committee financial expert” within the meaning of the regulations of the SEC.
The principal responsibilities of each Board committee are summarized below. For a more extensive description of committee functions, please refer to the committee charters.

AUDIT COMMITTEE

Members	Mercedes Johnson (Chair), Luis Borgen and Roy Vallee

Number of fiscal 2022 meetings	Nine

Responsibilities
The Audit Committee acts on behalf of our Board of Directors, performing financial oversight responsibilities relating to the integrity of our financial statements, financial reporting processes and systems of internal accounting and financial controls, our internal audit function, the annual independent audit of our financial statements, and the engagement of our independent registered public accounting firm and evaluation of their performance and independence, as well as compliance with legal and regulatory requirements that pertain to our financial statements, internal controls over financial reporting and disclosure controls.

Independence	All members of our Audit Committee are considered independent under the applicable requirements of the SEC and the Nasdaq Listing Standards.

Audit Committee financial experts	Our Board of Directors has determined that our current Audit Committee members, Mr. Borgen, Ms. Johnson, and Mr. Vallee, each qualify as an “audit committee financial expert” within the meaning of the regulations of the SEC.

2023 Proxy Statement	29

Corporate Governance

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE

Members	John Schwarz (Chair), Marc N. Casper, Janice D. Chaffin and Bruce R. Chizen

Number of fiscal 2022 meetings	Eight

Responsibilities
The Compensation Committee primarily reviews and approves our general compensation policies, sets compensation levels for our executive officers (including our CEO), administers our equity incentive plans, deferred compensation plans and 401(k) plan, and reviews our non-employee director compensation and recommends any changes to our Board of Directors for approval. The Compensation Committee also oversees and periodically discusses with management the implementation and effectiveness of our policies, strategies, programs and practices relating to our human capital management function.

Independence	All members of our Compensation Committee are considered independent under the applicable requirements of the SEC and the Nasdaq Listing Standards. Each member of the Compensation Committee is also a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act).

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members	Janice D. Chaffin (Chair), Bruce R. Chizen and Jeannine Sargent

Number of fiscal 2022 meetings	Eight

Responsibilities
The Governance Committee identifies and recommends to our Board of Directors candidates for membership on our Board of Directors and committees, reviews performance of our directors, oversees certain corporate governance matters, ESG matters and cybersecurity risk matters, and reviews such other matters relating to our management as appropriate. The Governance Committee also reviews and discusses with management our strategy regarding mergers and acquisitions and strategic investments.
The Governance Committee’s policy regarding consideration of director candidates submitted by stockholders is set forth below under the heading “Stockholder Information.” The Governance Committee recommended the nine nominees for election to our Board of Directors at the Annual Meeting.

Independence	All members of the Governance Committee are considered independent under the applicable requirements of the SEC and the Nasdaq Listing Standards.

30

Corporate Governance
Board of Directors Practices, Policies and Processes
Our Commitment to Good Governance Practices
Synopsys has a history of strong corporate governance practices, and our Board of Directors is committed to such practices that promote the best interests of our stockholders, employees, customers and the communities in which we operate. In furtherance of such practices, we previously amended our Amended and Restated Bylaws (Bylaws) to adopt a majority voting standard for director elections as well as the right for stockholders to call a special meeting. We continue to evaluate our governance practices to tailor them to be flexible and to evolve in response to ever-changing business, legal and social environments.

BEST PRACTICES OF THE BOARD OF DIRECTORS	BOARD OF DIRECTORS COMMITTEE PRACTICES	STOCKHOLDER ENGAGEMENT

•88% independent directors •33% female directors •Strong Lead Independent Director role •Annual director evaluation and director election •Majority standard in uncontested elections
•Expansive Board of Directors oversight, including over ESG matters
•Fully independent committees
•Annual committee evaluations
•All current Audit Committee members meet the Nasdaq Listing Standard of financial sophistication and are audit committee financial experts under the SEC rules
•Proactive investor outreach program •Annual communication with stockholders •Annual advisory vote on Say-on-Pay •Majority voting standard •Right to call special meeting

Board of Directors Meetings and Attendance
Our Board of Directors held seven meetings during fiscal 2022. Each director attended greater than 75% of all Board of Directors and applicable committee meetings that were held during his or her period of service as a director in fiscal 2022.
Board of Directors Attendance at Stockholders’ Meetings
Synopsys encourages director attendance at our annual stockholder meetings but does not require attendance or have a formal policy requiring attendance. All then-current directors attended the virtual 2022 Annual Meeting of Stockholders.
Corporate Governance Guidelines
Our Board of Directors is committed to sound and effective corporate governance practices. Accordingly, our Board of Directors has adopted Corporate Governance Guidelines, which describe the governance principles and procedures by which the Board functions. Our Board regularly reviews and evaluates these guidelines. Among other matters, the Corporate Governance Guidelines cover board oversight, composition and independence, guidance on board meetings, board membership criteria, majority voting standard in uncontested elections, holdover policy, director responsibilities, board committees, evaluation of our Chief Executive Officer, board self-assessment and senior management development and succession planning. The Corporate Governance Guidelines are available on our website at: https://www.synopsys.com/company/corporate-governance-ethics/governance-guidelines.html.

2023 Proxy Statement	31

Corporate Governance
Transactions with Related Persons
Our Code of Ethics requires that every employee avoid situations where loyalties may be divided between Synopsys' interests and the employee’s own interests. Employees and directors must avoid conflicts of interest that interfere with the performance of their duties or are not in Synopsys' best interests.
Pursuant to its charter, the Audit Committee reviews and approves all related party transactions as such term is used in Accounting Standards Codification (ASC) Topic 850 Related Party Disclosures, or as otherwise required to be disclosed in our financial statements or periodic filings with the SEC other than (1) grants of equity awards made by our Board of Directors or any committee thereof or pursuant to an automatic grant plan or (2) payment of compensation authorized by our Board of Directors or any committee thereof. Related party transactions include transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the SEC. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process for such transactions. The Audit Committee will consider each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs, and benefits to us and the availability from other sources of comparable products or services.
From the beginning of fiscal 2022 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Synopsys was (or is to be) a participant and any executive officer, director, five percent beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described in this Proxy Statement for our NEOs and directors.
Our Overboarding Policy
The Governance Committee considers each director’s ability to dedicate sufficient time, energy and attention to the fulfillment of their duties when it nominates directors each year and when identifying leadership positions on our Board, including committee chairs. Additionally, the Board has placed limits on board service for our directors, and in fiscal 2022 we revised our Corporate Governance Guidelines to reflect new overboarding requirements based on inputs including our director evaluations and a review of evolving investor preferences and policies on director time commitments. Our revised Corporate Governance Guidelines state that a director who is an executive officer of a public company may serve on the board of no more than two public companies, including their directorship on our Board, while all other independent directors may serve on up to four public company boards in total, including their directorship with Synopsys.
All of our director nominees are in compliance with our overboarding policy as of the Record Date.

Director	Total Number of Public Company Directorships Held by the Director Nominee	Total Number of Public Company Directorships Allowed under our Overboarding Policy	Compliance with our Overboarding Policy
Aart J. de Geus(1)	2	2	✓
Luis Borgen	3	4	✓
Marc N. Casper(1)	2	2	✓
Janice D. Chaffin	3	4	✓
Bruce R. Chizen	4	4	✓
Mercedes Johnson	4	4	✓
Jeannine P. Sargent	3	4	✓
John G. Schwarz	2	4	✓
Roy Vallee	1	4	✓
(1)Dr. de Geus and Mr. Casper hold positions as public company executives, including Dr. de Geus' position as the CEO of Synopsys and Mr. Casper’s position as the chair, president and chief executive officer of Thermo Fisher Scientific, Inc.

32

Corporate Governance
Director Compensation
Director Compensation Highlights
•Fees for committee service and service on the Board
•Emphasis on equity in the overall compensation mix
•Full-value equity grants with time-based vesting
•No performance-based equity awards or perquisites
•Robust stock ownership guidelines
•Stockholder-approved limits on non-employee director compensation
•Policies prohibiting hedging and pledging by our directors
Compensation Review Process
Our non-employee directors are compensated for serving on our Board of Directors. We do not pay our employees who serve on our Board any additional compensation for Board membership.
Our Compensation Committee reviews our non-employee director compensation with the assistance of a compensation consultant, Aon Reward Solutions (Radford), that it has determined to be objective and independent. The Compensation Committee reviews such compensation biennially, at a minimum, and recommends adjustments as appropriate.
Our Compensation Committee believes, based in part on market data provided by Radford (including a survey of market practices and trends among our peer group and the software and semiconductor industries generally) and reviewed with our Compensation Committee, that a combination of cash and equity-based awards is the most effective and appropriate way to compensate our non-employee directors. As part of its periodic review process, both the cash and equity-based award elements are benchmarked by the Compensation Committee against our peer group and the aforementioned industries to ensure that the mix and levels are appropriate and competitive with comparable companies and align our directors’ interests with those of our stockholders.
Other than the compensation disclosed below, no director received compensation or other payment in connection with his or her candidacy or service on our Board of Directors.
Fiscal 2022 Compensation
As noted above, our non-employee director compensation consists of cash and equity awards. We also reimburse directors for out-of-pocket expenses for travel to Board of Directors meetings in accordance with our Corporate Travel Policy.
Cash
For fiscal 2022, we paid non-employee directors an annual retainer of $125,000 for serving on our Board. We also paid an additional retainer of $30,000 to our Lead Independent Director, $35,000 to the chair of the Audit Committee, $20,000 to each of the chair of the Compensation Committee and the chair of the Governance Committee, and $15,000 to the other members of the Audit Committee. The retainers were paid in advance in four equal payments prior to our regularly scheduled quarterly Board meetings.

2023 Proxy Statement	33

Corporate Governance
Equity
For fiscal 2022, non-employee directors were eligible to receive equity awards under the 2017 Non-Employee Directors Equity Incentive Plan (the 2017 Directors Plan). The plan provides for automatic grants of equity awards to non-employee members of our Board of Directors upon their initial appointment or election, and upon their re-election each year. The 2017 Directors Plan contains stockholder-approved limits on the equity awards that may be awarded to non-employee directors in any fiscal year ($750,000 for initial awards and $500,000 for annual awards).
Initial Awards. For fiscal 2022, under the 2017 Directors Plan, new non-employee directors were eligible to receive (1) an initial stock option grant with a grant date fair value of $350,000, which vests in equal installments on the date immediately preceding each of the first three annual meetings following the date of grant, subject to continued Board service through each vesting date; and (2) if appointed to our Board of Directors less than eleven months since the most recent annual meeting of stockholders, an “interim award” in the form of restricted stock with a grant date fair market value equal to a pro-rated portion of the annual award of $175,000, which vests on the date immediately preceding the first annual meeting following the date of grant.
Annual Awards. For fiscal 2022, under the 2017 Directors Plan, each re-elected non-employee director was eligible to receive an annual award comprised of either a stock option grant, a restricted stock grant or a combination of both, as determined by our Board of Directors each year. The annual award in fiscal 2022, which was comprised solely of restricted stock, had a grant date fair market value equal to approximately $175,000. The annual restricted stock award vests on the date immediately preceding the first annual meeting following the date of grant, subject to continued Board service through such date. In the event of a change of control or similar transaction, the vesting of unvested grants will generally accelerate unless assumed by the successor company. Our Board of Directors received restricted stock for the annual award for fiscal 2022 and, as a result, we issued 563 shares of restricted stock to each non-employee director, excluding Messrs. Borgen and Casper, as noted below.
The following table sets forth a summary of the compensation paid to our non-employee directors for services in fiscal 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Luis Borgen	66,250(3)	160,244	349,969(4)	576,463
Marc N. Casper	62,500(5)	160,244	349,969(6)	572,713
Janice D. Chaffin	145,000(7)	174,997	—	319,997
Bruce R. Chizen	125,000	174,997	—	299,997
Mercedes Johnson	160,000(8)	174,997	—	334,997
Chrysostomos L. “Max” Nikias	145,000(9)	174,997	—	319,997
Jeannine P. Sargent	140,000(10)	174,997	—	314,997
John G. Schwarz	125,000	174,997	—	299,997
Roy Vallee	170,000(11)	174,997	—	344,997
(1)These amounts represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718, Compensation—Stock Compensation, of restricted stock awards issued pursuant to the 2017 Directors Plan. For each non-employee director except for Messrs. Borgen and Casper, the grant date fair value of these awards is calculated using the closing price of our common stock of $310.83 on the grant date multiplied by the 563 shares granted. For Messrs. Borgen and Casper, who were appointed after the 2022 Annual Meeting of Stockholders, the grant date fair value is calculated using the closing price of our common stock of $306.98 on the grant date multiplied by the 522 shares granted. These amounts do not represent the actual value that may be realized by the director upon vesting of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 13 to the consolidated financial statements contained in our 2022 Annual Report on Form 10-K. Such stock awards vest on the date immediately preceding the first annual meeting following the date of grant. At the end of fiscal 2022, each of our non-employee directors held 563 shares of unvested restricted stock awards, with the exception of Messrs. Borgen and Casper, each of whom held 522 shares.
(2)At the end of fiscal 2022, the only non-employee directors who held outstanding option awards were Mr. Borgen (3,397, all of which remain subject to vesting), Mr. Casper (3,397, all of which remain subject to vesting), Ms. Johnson (7,500 shares, which are fully vested) and Ms. Sargent (5,998 shares, 3,999 of which are fully vested and 1,999 of which remain subject to vesting).
(3)Mr. Borgen was appointed to the Board of Directors on May 23, 2022. This amount represents a pro-rated amount of the annual retainer paid to Mr. Borgen in fiscal 2022, including for serving as an Audit Committee member.
(4)Consists of the initial stock option grant to Mr. Borgen in connection with his appointment to the Board of Directors on May 23, 2022.
(5)Mr. Casper was appointed to the Board of Directors on May 23, 2022. This amount represents a pro-rated amount of the annual retainer paid to Mr. Casper in fiscal 2022.
(6)Consists of the initial stock option grant to Mr. Casper in connection with his appointment to the Board of Directors on May 23, 2022.
(7)Includes $20,000 retainer paid to Ms. Chaffin for serving as the Governance Committee chairperson in fiscal 2022.
(8)Includes $35,000 retainer paid to Ms. Johnson for serving as the Audit Committee chairperson in fiscal 2022.
(9)Includes $20,000 retainer paid to Dr. Nikias for serving as the Compensation Committee chairperson in fiscal 2022.
(10)Includes $15,000 retainer paid to Ms. Sargent for serving as an Audit Committee member in fiscal 2022.
(11)Includes $15,000 retainer paid to Mr. Vallee for serving as an Audit Committee member and $30,000 retainer paid to Mr. Vallee for serving as the Lead Independent Director in fiscal 2022.

34

Corporate Governance
Fiscal 2023 Compensation
For fiscal 2023, after considering the recommendations of our Compensation Committee and market data provided by Radford, Synopsys increased the additional cash retainers paid to committee chairs to reflect market practices and trends among our peer group and given the significant responsibilities associated with such roles. The retainer for the chair of the Audit Committee will increase from $35,000 to $40,000, and the retainer for the chairs of each of the Compensation Committee and the Governance Committee will increase from $20,000 to $25,000. In addition, for the same reasons, we will begin paying a cash retainer of $10,000 to non-chair members of each of the Compensation Committee and Governance Committee. The Compensation Committee also determined that any Initial Awards issued in fiscal 2023 will consist of restricted stock with a grant date fair value of $350,000 instead of a stock option grant to align with current market practice. Other than the foregoing, there were no further changes to fiscal 2023 director compensation.
Stock Ownership Guidelines
Our Board of Directors has adopted stock ownership guidelines in order to align the interests of our directors and management with the interests of our stockholders and to promote accountability and long-term decision-making. Our Compensation Committee reviews those guidelines periodically in accordance with best practices and has amended such guidelines from time to time, with the most recent amendment occurring in December 2020. Under the current guidelines, non-employee directors are expected to achieve a stock ownership level with a value equal to the lesser of three times the amount of each non-employee director’s annual cash retainer (excluding compensation for committee service) or 15,000 shares, within three years of their initial election as a director, and maintain such ownership level, as measured each year on the date of the annual meeting of stockholders, so long as they serve in the position of director.
These guidelines also recommend that covered members of management hold the number of shares set forth below within four years of their appointment and maintain such ownership level so long as they serve in such positions; provided, however, that if the value of any individual’s shares drops below the applicable Minimum Value set forth below, such individual will be required to hold the number of shares equal to the Minimum Value.

Covered Person	Share Number(#)	Minimum Value($)
Chief Executive Officer	25,000	4,400,000
Chief Operating Officer	12,500	2,200,000
Chief Accounting Officer	4,000	700,000
All members of Corporate Staff not listed above	6,500	1,100,000
The guidelines do not require any covered person to exercise stock options or to purchase shares of our common stock on the open market solely to meet these guidelines. However, when stock options are exercised, when restricted stock or restricted stock units vest, or when shares are purchased under the Purchase Plan, the guidelines recommend that the covered person retain a number of shares of common stock equal to the lesser of 25% of the net value of shares of common stock acquired or vested (after deducting the exercise price, if any, and taxes at an assumed tax rate), or a number of shares necessary to reach such person’s applicable stock ownership guideline amount.
As of the Record Date, each non-employee director and NEO was compliant with our stock ownership guidelines. Please see the subsection titled “Stock Ownership Guidelines” in the “Compensation Discussion and Analysis” section beginning on page 48 below for more information regarding our stock ownership guidelines as they apply to our NEOs.

2023 Proxy Statement	35

We are asking our stockholders to approve our 2006 Employee Equity Incentive Plan, as amended (the 2006 Employee Plan), to increase the number of shares of common stock, par value of $0.01 per share, available for issuance under the 2006 Employee Plan by 3,300,000 shares, representing approximately 2.17% of our shares of common stock outstanding as of January 28, 2023. We believe equity compensation is a critical tool for employee motivation and retention. We are proposing the share increase to enable us to continue offering effective equity compensation to our employees. The 2006 Employee Plan also clarifies that the criteria that may be used to establish goals for performance-based equity awards may include ESG and human capital goals and metrics.
Our Board of Directors approved the 2006 Employee Plan in January 2023, subject to stockholder approval. If approved by our stockholders, the 2006 Employee Plan, as amended, will become effective as of the Annual Meeting date.
Approval of the 2006 Employee Plan requires that the holders of a majority of the shares having voting power present in person or represented by proxy and voting on such matter at the Annual Meeting vote “For” this Proposal 2. Abstentions and broker non-votes will not be counted as either votes cast “For” or “Against” Proposal 2 and have no effect on the vote for this Proposal 2.
Purpose and Background
Our 2006 Employee Plan was amended to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees. Like other technology companies, we actively compete for highly qualified employees, especially technical employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown with our company.
Each year, the Compensation Committee and our management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay for performance philosophy. We continue to believe that equity compensation is critical to motivate key employees and that it effectively aligns employee compensation with stockholder interests. The 2006 Employee Plan is the only equity plan that allows us to grant discretionary equity compensation to our employees. If the 2006 Employee Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.
We are committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution. For this reason, we carefully manage both our gross burn rate and net burn rate. Gross burn rate is calculated based on the number of equity awards granted during the fiscal year divided by the number of shares outstanding. Net burn rate is calculated based on the number of equity awards granted during the fiscal year less equity awards cancelled and returned to the plan, divided by the number of shares outstanding.
We endeavor to achieve a gross burn rate that approximates the average rate for our peer group companies as well as for the software and services industry more generally, and to achieve burn rates within the limits published by independent shareholder advisory groups, such as Institutional Shareholder Services (ISS). While there are several methodologies to arrive at burn rates, using current ISS methodology, our gross burn rates for the last three years are within the guidelines published by ISS. Detailed information about equity awards issued in fiscal 2022 as well as other relevant information is set forth below.
We note that the cornerstone of our compensation philosophy is pay for performance, as discussed in the "Compensation Discussion and Analysis" section beginning on page 48. In that regard, approximately half of the value of the target regular annual equity grants to our NEOs each year is in the form of performance-based RSUs, and approximately one quarter of the value is in the form of stock option grants, which are only valuable if our stock price increases over time in excess of the exercise price. The remaining quarter of the value is in the form of time-based RSU grants, the value of which are directly linked to our stock price appreciation.

36

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Important Features of the 2006 Employee Plan
We also note that our 2006 Employee Plan includes additional provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•Stockholder approval required for additional shares. The 2006 Employee Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2006 Employee Plan instead authorizes a fixed number of shares, and stockholder approval is required for any increase in the number of shares.
•No discounted stock options or stock appreciation rights. The 2006 Employee Plan requires that stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.
•Repricing not allowed. The 2006 Employee Plan expressly prohibits the repricing of equity awards—including the cancellation and re-grant of outstanding equity awards—without prior stockholder approval. The 2006 Employee Plan also expressly prohibits us from buying out stock options whose exercise price exceeds the fair market value of our common stock, often referred to as underwater options, for cash, without stockholder approval.
•No liberal share recycling. In general, when awards terminate or are cancelled, the shares reserved for those awards are returned to the share reserve and become available for future awards. However, shares of common stock that are tendered to us in payment of the exercise price of an award or that are withheld to cover tax withholding obligations are not returned to our share reserve.
•Seven-year term. All equity awards granted under the 2006 Employee Plan have a term of no more than seven years, thereby limiting the potential for unproductive overhang.
•Fungible share reserve. The 2006 Employee Plan has a fungible share reserve of 1.70, under which the share reserve is depleted at a higher multiple for restricted stock units, restricted stock, and other "full-value awards", in order to minimize stockholder dilution.
•Limitations on dividends and dividend equivalents. As determined by our Board of Directors, dividends and dividend equivalent rights may accrue with respect to awards other than stock options or stock appreciation rights granted under the 2006 Employee Plan, but no dividends or dividend equivalents may be paid out or settled unless and until, and then only to the extent that, the applicable underlying award vests. Further, neither stock options nor stock appreciation rights granted under the 2006 Employee Plan may provide for any dividends or dividend equivalents thereon.
•No liberal corporate transaction provisions. No corporation transaction related vesting acceleration and other benefits may occur without an actual corporate transaction occurring.
•Limit on stock awards. The 2006 Employee Plan limits the number of shares that may be granted to any one participant during any one fiscal year.
•Includes best practice performance-based stock award provisions. The 2006 Employee Plan includes many best practice performance-based stock award provisions.
Additional Equity Plan Information
The following table provides certain additional information regarding Synopsys' equity compensation plans, excluding the Employee Stock Purchase Plan, as amended (the Purchase Plan):

As of 1/28/2023
Total Stock Options Outstanding	1,915,597
Total Restricted Stock Unit Awards Outstanding	3,773,539
Total Common Stock Outstanding	152,379,586
Weighted-Average Exercise Price of Stock Options Outstanding	$158.06
Weighted-Average Remaining Duration of Stock Options Outstanding	3.44 years
Total Shares Available for Grant under the 2006 Employee Plan(1)	13,132,800
Total Shares Available for Grant under the 2017 Directors Plan	373,213
Stock price as of January 27, 2023	$357.27
(1)Includes the 2022 Annual PRSUs (as defined below) on an assumed target performance for each of the PRSU Goals (as defined below). See "Compensation Discussion and Analysis" section beginning on page 48 under the subsection titled "Equity Awards" for the material terms of the 2022 Annual PRSUs, including the target requirements for each of the PRSU Goals.
For more information regarding Synopsys’ equity compensation plans, including the Purchase Plan, please see “Equity Compensation Plan Information.”

2023 Proxy Statement	37

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Information for Burn Rate Calculations
The following table provides detailed information regarding activity under all of our equity plans (except the Purchase Plan) in fiscal 2022.

Fiscal 2022
Stock Options Granted by Synopsys(1)	292,876
Restricted Stock Units Granted by Synopsys(2)	2,331,586
Restricted Stock Awards Granted by Synopsys(3)	4,985
Stock Options Cancelled	114,424
Restricted Stock Units Cancelled(4)	361,687
Restricted Stock Awards Cancelled	—
Weighted-Average Common Stock Outstanding	153,001,632
Common Stock Outstanding at Fiscal Year End	152,374,551
(1)Granted under the 2006 Employee Plan, except in the case of stock options covering 6,794 shares in the aggregate, which were granted under the 2017 Directors Plan to Mr. Borgen and Mr. Casper in connection with their appointment to our Board of Directors in May 2022.
(2)Granted under the 2006 Employee Plan, and represents the actual number of restricted stock units (both performance-based (80,428 underlying shares, assuming target performance) and time-based (2,251,158 underlying shares)) granted, prior to the application of the fungible share reserve ratio.
(3)Granted under the 2017 Directors Plan, which does not contain a fungible share reserve ratio. Represents the actual number of restricted stock awards granted.
(4)Represents the actual number of restricted stock units (both performance-based and time-based) cancelled, prior to the reverse application of the fungible share reserve ratio.
For more information regarding shares of Synopsys common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or members of our Board of Directors under all of our equity compensation plans as of fiscal year end, please see “Equity Compensation Plan Information.”
Description of the 2006 Employee Plan
The 2006 Employee Plan was amended to increase the number of shares in the share reserve by 3,300,000 shares, and no other material changes were made to the 2006 Employee Plan. The key terms and provisions of the 2006 Employee Plan are summarized below. The following summary of the 2006 Employee Plan does not purport to be a complete description of the 2006 Employee Plan and is qualified in its entirety by reference to the complete text of the 2006 Employee Plan, a copy of which is included as Appendix A to this Proxy Statement.
General
The 2006 Employee Plan was originally adopted by our Board of Directors in March 2006 and approved by stockholders in April 2006 as a successor plan to prior stock option plans for our employees. The 2006 Employee Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights, and other forms of equity compensation (collectively, equity awards). The 2006 Employee Plan also provides the ability to grant performance equity awards and performance cash awards (together, performance awards), which enable our Compensation Committee to use performance criteria in establishing specific targets to be attained as a condition to the vesting of awards.
Incentive stock options granted under the 2006 Employee Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the Code). Non-statutory stock options granted under the 2006 Employee Plan are not intended to qualify as incentive stock options under the Code. See “U.S. Federal Income Tax Information” below for a discussion of the tax treatment of equity awards.
Purpose
The 2006 Employee Plan is intended to create an incentive for our eligible employees and consultants to exert maximum efforts toward our success and provides such individuals with the opportunity to benefit from increases in the value of our common stock, thereby aligning their interests with the interests of our stockholders.

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Administration
The 2006 Employee Plan provides that our Board of Directors has the authority to construe and interpret the 2006 Employee Plan and to determine the persons to whom and the dates on which equity awards will be granted, the number of shares of common stock to be subject to each equity award, the time or times during the term of each equity award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each equity award, the type of consideration permitted to exercise or purchase each equity award, and other terms of the equity awards.
Our Board of Directors has the authority to delegate some or all of the administration of the 2006 Employee Plan to a committee or committees composed of members of our Board. In the discretion of our Board, a committee may consist solely of two or more “outside directors” (as defined in the plan) to the extent that the Board of Directors determines it to be desirable to qualify awards that were granted under the plan prior to April 8, 2019 as “performance-based compensation” within the meaning of Section 162(m) of the Code, and/or solely of two or more “non-employee directors” (as defined in the 2006 Employee Plan). The 2006 Employee Plan also permits delegation of administration of the plan to one or more executive officers with respect to grants to employees of Synopsys and its subsidiaries. Our Board of Directors has delegated to the Compensation Committee administration of the 2006 Employee Plan. Our Board of Directors has also delegated to our Chief Executive Officer, as both an officer and member of our Board, administration of the 2006 Employee Plan with respect to equity awards to employees other than executive officers, subject to specified limitations and restrictions.
Eligibility
General. As of January 28, 2023, Synopsys had 18,885 eligible employees and 2,542 eligible consultants under the 2006 Employee Plan. Synopsys does not currently expect to grant awards to consultants under the 2006 Employee Plan, but it is permitted to do so under the plan’s terms. Our non-employee directors are not eligible to receive any awards under the 2006 Employee Plan. The requirements for eligibility are further described below, and the basis for participation is being selected by the plan administrator.
Incentive Stock Options. Incentive stock options may be granted under the 2006 Employee Plan only to employees (including executive officers) of Synopsys and its affiliates. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options will be 109,297,248 shares of common stock. Stockholder approval of this Proposal 2 will constitute approval of this maximum limit for incentive stock options.
No incentive stock option may be granted under the 2006 Employee Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Synopsys or its affiliates, unless the exercise price of such stock option is at least 110% of the fair market value of the stock subject to the stock option on the date of grant and the term of the stock option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2006 Employee Plan and any other equity plans of Synopsys and its affiliates) may not exceed $100,000 (any excess of such amount shall be treated as non-statutory stock options).
Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units and Other Awards. Non-statutory stock options, restricted stock, restricted stock units and all other types of equity awards and performance awards authorized under the 2006 Employee Plan may be granted to employees (including executive officers) and consultants of Synopsys and its affiliates.
Individual Limit. No person may be granted stock options or stock appreciation rights under the 2006 Employee Plan covering more than 1,000,000 shares of common stock during any calendar year. The 2006 Employee Plan also includes annual limits on grants of performance awards to individuals, as described below.
Stock Subject to the 2006 Employee Plan
As of January 28, 2023, 13,132,800 shares of common stock were available for future grants under the 2006 Employee Plan. If this Proposal 2 is approved by our stockholders, an additional 3,300,000 shares will be available for future grants under the 2006 Employee Plan. Assuming the stockholders approve this Proposal 2, 109,297,248 shares of our common stock will have been reserved for issuance under the 2006 Employee Plan.
The number of shares of common stock available for issuance under the 2006 Employee Plan is currently reduced by one share for each share of common stock issued pursuant to a stock option or a stock appreciation right and by 1.70 shares for each share of common stock issued pursuant to restricted stock awards, restricted stock unit awards or other awards (excluding options and stock appreciation rights).

2023 Proxy Statement	39

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
If a stock option or stock appreciation right award expires or otherwise terminates without being fully exercised, if shares subject to a restricted stock award or restricted stock unit award are forfeited to or repurchased by us, or if an equity award is settled in cash, the shares not issued under those awards, or the shares forfeited to or repurchased by us, become available for subsequent issuance under the 2006 Employee Plan. Such returning shares increase the number of shares available for issuance under the 2006 Employee Plan by one share if they were issued pursuant to a stock option or stock appreciation right and, by 1.70 shares if they were issued pursuant to restricted stock awards, restricted stock unit awards or other awards (excluding options and stock appreciation rights).
If shares subject to an award granted under the 2006 Employee Plan are not delivered to a participant because:
•an equity award is exercised through a reduction in the number of shares subject to the equity award (a “net exercise”),
•the appreciation distribution upon exercise of a stock appreciation right is paid in shares of common stock, or
•shares are withheld in satisfaction of applicable withholding taxes, then those shares do not become available for subsequent issuance under the 2006 Employee Plan. If the exercise price of an award is satisfied by a participant tendering previously held shares, the tendered shares do not become available for subsequent issuance under the 2006 Employee Plan.
Terms of Stock Options
We may grant stock options under the 2006 Employee Plan pursuant to stock option agreements adopted by our Board of Directors or a duly authorized committee. The following is a description of the permissible terms of stock options under the 2006 Employee Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.
Exercise Price. The exercise price of incentive stock options and non-statutory stock options may not be less than 100% of the fair market value of the stock subject to the stock option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value.
Consideration. The stock option exercise price may, at the discretion of our Board of Directors, be paid in cash or by check, pursuant to a broker-assisted cashless exercise, by delivery of other shares of Synopsys common stock, pursuant to a net exercise arrangement, or in any other form of legal consideration reasonably acceptable to our Board.
Vesting. Stock options granted under the 2006 Employee Plan vest, or become exercisable, as determined by our Board of Directors. Vesting typically occurs during the optionholder’s continued service with Synopsys or an affiliate, whether such service is in the capacity of an employee, director or consultant (collectively, service) and regardless of any change in the capacity of the optionholder, or upon achievement of quantitative or qualitative goals determined by the plan administrator. Shares covered by different stock options may be subject to different vesting terms.
Term. Under the current 2006 Employee Plan, the maximum term of a stock option is seven years, except that in certain cases (see “Eligibility” above) the maximum term is five years.
Termination of Service. Stock options generally terminate three months after termination of a participant’s service unless:
•the stock option agreement by its terms specifically provides otherwise,
•termination is due to the participant’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months of termination,
•the participant dies while in service, or the participant dies within a specified period after termination of service, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such stock option have passed, or
•the participant is terminated for cause (as defined under the 2006 Employee Plan), in which case the stock option will terminate and cease to be exercisable (whether vested or unvested) at the time of such termination.
The stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws. In no event, however, may a stock option be exercised beyond the expiration of its term.
Restrictions on Transfer. A participant generally may not transfer a stock option other than by will, by the laws of descent and distribution, or pursuant to a domestic relations order. During the lifetime of the participant, only the participant may exercise a stock option (except in instances pursuant to a domestic relations order). A participant may also designate a beneficiary (excluding any third-party financial institution) who may exercise a stock option following the participant’s death.

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Terms of Restricted Stock
We may grant restricted stock awards under the 2006 Employee Plan pursuant to restricted stock award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock awards are shares of our common stock that may be subject to restrictions, such as vesting requirements.
Consideration. Our Board of Directors may grant restricted stock awards in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to our Board of Directors.
Vesting. Shares of stock acquired under a restricted stock award may, but need not, be subject to a repurchase option in favor of Synopsys or forfeiture to Synopsys in accordance with a vesting schedule as determined by our Board of Directors.
Termination of Service. Upon termination of a participant’s service, Synopsys may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award.
Restrictions on Transfer. Rights to acquire shares of shares of Synopsys common stock will be transferable by the participant only upon such terms and conditions as are set forth in the restricted stock award agreement, so long as the underlying shares remain subject to the terms of the agreement and provided that in no event may any restricted stock award be transferred for consideration to a third-party financial institution.
Terms of Restricted Stock Units
We may grant restricted stock unit awards under the 2006 Employee Plan pursuant to restricted stock unit award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock units represent the value of a fixed number of shares of Synopsys common stock on the date of grant.
Consideration. Our Board of Directors may grant restricted stock units in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to our Board of Directors.
Vesting. Restricted stock units vest at the rate or on the terms specified in the restricted stock unit award agreement as determined by our Board of Directors.
Settlement. Restricted stock units may be settled by the delivery of shares of Synopsys common stock, cash, or any combination as determined by our Board of Directors. At the time of grant, our Board of Directors may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.
Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.
Terms of Stock Appreciation Rights
We may grant stock appreciation rights under the 2006 Employee Plan pursuant to stock appreciation rights agreements adopted by our Board of Directors or a duly authorized committee. A stock appreciation right is a right to receive the excess value over the strike price of a fixed number of shares. Individual stock appreciation right agreements may be more restrictive as to any or all of the permissible terms described below. Each stock appreciation right is denominated in shares of common stock equivalents but may be settled in cash.
Term. The maximum term of stock appreciation rights is seven years.
Strike Price. The strike price of stock appreciation rights may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.
Exercise. Upon exercise of a stock appreciation right, Synopsys will pay the participant an amount equal to the excess of the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over the strike price determined by our Board of Directors on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any other form of consideration determined by our Board of Directors.
Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by our Board of Directors.
Termination of Service. Stock appreciation rights generally terminate three months after termination of a participant’s service unless:
•the stock appreciation rights agreement by its terms specifically provides otherwise,
•termination is due to the participant’s disability, in which case the stock appreciation right may be exercised (to the extent vested at the time of the termination of service) at any time within 12 months of termination,
•the participant dies while in service, or within a specified period after termination of service, in which case the stock appreciation right may be exercised (to the extent vested at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such stock appreciation right have passed, or
•the participant is terminated for cause (as defined under the 2006 Employee Plan), in which case the stock appreciation right will terminate and cease to be exercisable (whether vested or unvested) at the time of such termination.
The term of a stock appreciation right may be extended in the event that exercise following termination of service is prohibited by applicable securities laws. In no event may a stock appreciation right be exercised beyond the expiration of its term.

2023 Proxy Statement	41

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Terms of Other Stock Awards
Our Board of Directors may grant other equity awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2006 Employee Plan, our Board of Directors has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other equity awards granted under the 2006 Employee Plan. These awards may not have a term in excess of seven years from the date of grant.
Terms of Performance Awards
General. Our Board of Directors and Compensation Committee may grant performance equity awards and performance cash awards that vest based on the attainment of performance goals during a designated performance period.
Performance Goals. Our Board of Directors and Compensation Committee have the authority to structure one or more such awards so that stock or cash will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals. The 2006 Employee Plan includes a list of performance goals that may be used (alone or in combination with each other) for performance-based awards, which may consist of any measures of performance selected by our Board of Directors.
Performance goals may be set on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, the performance of one or more comparable companies or the performance of one or more relevant indices. Adjustments may be made in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual or infrequently occurring item (including but not limited to various income tax impacts prompted by tax reform legislation adopted in late 2017 (commonly referred to as the Tax Cuts and Jobs Act of 2017), including the income tax related to transition tax, the tax rate change, and tax restructuring; and the tax impact of repatriation); (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by Synopsys achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and (xvi) pursuant to such other objective and non-discretionary adjustments adopted by the Compensation Committee at the time the award is approved.
Annual Limitation. The maximum benefit to be granted to a participant in any calendar year attributable to performance equity awards may not exceed 1,000,000 shares of common stock. The maximum benefit to be granted to a participant in any calendar year attributable to performance cash awards granted pursuant to the amended 2006 Employee Plan may not exceed $4,000,000.
Changes to Capital Structure
In the event any change is made to the outstanding shares of our common stock without receipt of consideration (whether through a stock split, reverse stock split or other changes in the capital structure), appropriate adjustments will be made to the class of securities issuable under the 2006 Employee Plan, the maximum number of securities issuable under the 2006 Employee Plan, the incentive stock option limitation, the maximum award that one person may be granted in a calendar year under the 2006 Employee Plan, and the number, class and price per share under outstanding equity awards under the 2006 Employee Plan.

42

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Corporate Transactions; Changes in Control
Unless otherwise provided in a written agreement between Synopsys or an affiliate and a participant, or unless otherwise expressly provided by our Board of Directors or the Compensation Committee at the time of grant of an equity award, in the event of significant corporate transactions, outstanding equity awards under the 2006 Employee Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such equity awards, then:
•with respect to any such equity awards that are held by individuals then performing services for Synopsys or its affiliates, the vesting and exercisability provisions of such equity awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction and any reacquisition or repurchase rights will lapse (contingent upon the effectiveness of the corporate transaction),
•all other outstanding equity awards will be terminated if not exercised prior to the effective date of the corporate transaction, except that certain equity awards, such as restricted stock awards, may have their reacquisition or repurchase rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction, though if such reacquisition or repurchase rights are not assigned, then such equity awards will become fully vested, and
•no vested restricted stock unit award will terminate without being settled by delivery of shares of common stock, their cash equivalent or in any other form of consideration, as determined by the Board of Directors, prior to the effectiveness of the corporate transaction.
A significant corporate transaction will be deemed to occur in the event of:
•a sale of all or substantially all of the consolidated assets of Synopsys and its subsidiaries,
•a sale of at least 90% of the outstanding securities of Synopsys,
•a merger, consolidation or similar transaction in which Synopsys is not the surviving corporation, or
•a merger, consolidation or similar transaction in which Synopsys is the surviving corporation, but shares of Synopsys outstanding common stock are converted into other property by virtue of the corporate transaction.
The 2006 Employee Plan provides, at the discretion of our Board of Directors, that the holder of an outstanding equity award that would otherwise terminate if not exercised prior to the corporate transaction may surrender such equity award in exchange for a payment equal to the excess of the value of the property that the holder would have received upon exercise of the equity award immediately prior to the corporate transaction, over the exercise price otherwise payable in connection with the equity award, which excess amount may be fully vested at the time of the corporate transaction or may be required to vest after the time of the corporate transaction substantially in accordance with the schedule in effect immediately prior to the corporate transaction.
An equity award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement for such equity award, or as may be provided in any other written agreement between Synopsys or any affiliate and the participant. An equity award may vest as to all or any portion of the shares subject to the equity award (a) immediately upon the occurrence of a change in control, whether or not such equity award is assumed, continued, or substituted by a surviving or acquiring entity in the change in control, or (b) in the event a participant’s service is terminated, actually or constructively, within a designated period prior to, at, or following the occurrence of a change in control. In the absence of a determination by the plan administrator, no such acceleration will occur.
The acceleration of an equity award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Synopsys.
Dividends and Dividend Equivalents
As determined by our Board of Directors, dividends and dividend equivalent rights may accrue with respect to awards granted under the 2006 Employee Plan other than stock options or stock appreciation rights, but no dividends or dividend equivalents will be paid out or settled unless and until, and then only to the extent that, the applicable underlying award vests. Neither stock options nor stock appreciation rights granted under the 2006 Employee Plan may provide for any dividends or dividend equivalents thereon.

2023 Proxy Statement	43

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Duration, Termination and Amendment
Our Board of Directors may suspend or terminate the 2006 Employee Plan without stockholder approval or ratification at any time. The 2006 Employee Plan will expire on April 1, 2026, unless terminated sooner by our Board. Our Board of Directors may amend or modify the 2006 Employee Plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, stockholder approval will be required for any amendment that:
•materially increases the number of shares available for issuance under the 2006 Employee Plan,
•materially expands the class of individuals eligible to receive awards under the 2006 Employee Plan,
•materially increases the benefits accruing to the participants under the 2006 Employee Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2006 Employee Plan,
•materially extends the term of the 2006 Employee Plan, or
•expands the types of awards available for issuance under the 2006 Employee Plan.
Our Board of Directors also may submit to stockholders any other amendment to the 2006 Employee Plan.
Clawback Policy
Awards granted under the 2006 Employee Plan are also subject to our Compensation Recovery Policy, which allows us to recover or “clawback” cash and equity compensation paid to covered employees under certain circumstances. Pursuant to the policy, we may require a covered employee to return all or a portion of any compensation paid or received after January 1, 2009, if (1) the compensation was based on the achievement of financial results, and the results were the subject of a substantial restatement of our financial statements as filed with the SEC, and (2) less compensation would have been earned by the employee based on the restated financial results. Our Board of Directors has the sole authority to enforce this policy, and it is limited by applicable law. Each of our executive officers is subject to our Compensation Recovery Policy.
Other Policies
Each award granted under the 2006 Employee Plan may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by Synopsys from time to time, which may include any policy related to the vesting or transfer of awards, provided that in no event will such policy permit that an award be transferred for consideration to a third-party financial institution. Whether any such policy will apply to a particular award may depend, among other things, on when the award was granted, whom the award was granted to, and the type of award.
U.S. Federal Income Tax Information
The following is a summary of the principal United States federal income taxation consequences to participants and Synopsys with respect to participation in the 2006 Employee Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
Incentive Stock Options. Incentive stock options granted under the 2006 Employee Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal ordinary income tax consequences to the participant or Synopsys by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
The excess, if any, of the fair market value of the incentive stock option shares on the date of exercise over the exercise price is an adjustment to income for purposes of the alternative minimum tax. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.
If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a qualifying disposition) will be a long-term capital gain or loss.
Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a disqualifying disposition), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (1) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (2) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

44

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Non-Statutory Stock Options. No taxable income is generally recognized by a participant upon the grant or vesting of a non-statutory stock option under the 2006 Employee Plan. Upon exercise of a non-statutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares.
Upon disposition of the common stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.
Stock Appreciation Rights. Stock appreciation rights are generally taxed in a manner similar to non-statutory stock options.
Restricted Stock Awards. Upon the grant of a restricted stock award which is unvested and subject to reacquisition by Synopsys in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our reacquisition right lapses, an amount equal to the fair market value of the shares on the dates the reacquisition right lapses. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the fair market value of the shares on the date of issuance. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition right lapses.
Upon disposition of the common stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock plus any amount previously recognized as ordinary income in respect of such common stock. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.
Restricted Stock Unit Awards. No taxable income is generally recognized upon receipt of a restricted stock unit award under the 2006 Employee Plan. In general, the participant will recognize ordinary income in the year in which the shares to be issued in respect of that unit are issued in an amount equal to the fair market value of the shares on the issuance date.
Income and Employment Taxes to Participant. Amounts taxed as ordinary income from non-statutory stock options, restricted stock awards and restricted stock unit awards are subject to income tax withholding and applicable employment taxes.
Tax Consequences to Synopsys. To the extent the participant recognizes ordinary income in the circumstances described above, we will generally be entitled to a corresponding income tax deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. However, we will not be entitled to any income tax deduction upon a qualifying disposition of an incentive stock option.
While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
New Plan Benefits and Historical Grant Information
No awards have been granted or promised with respect to the additional 3,300,000 shares requested and the 2006 Employee Plan does not provide for set benefits or amounts of awards. We have not approved any awards that are conditioned on stockholder approval of the 2006 Employee Plan. Awards under our 2006 Employee Plan are made at the discretion of our Board of Directors or the Compensation Committee and are therefore not determinable at this time. The following tables set forth detailed information about our historical equity compensation practices.

2023 Proxy Statement	45

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Awards Granted to Certain Individuals and Groups under the 2006 Employee Plan
The following table shows, for each of the named executive officers and the various groups indicated, the total number of shares of Synopsys common stock subject to stock awards that have been granted (even if not currently outstanding) under the 2006 Employee Plan since it became effective through January 28, 2023:

Name	Number of Shares(#)
Aart J. de Geus	3,070,233
Chief Executive Officer and Chairperson of the Board of Directors
Chi-Foon Chan	2,387,966
Former co-Chief Executive Officer
Sassine Ghazi	373,443
President and Chief Operating Officer
Trac Pham	545,941
Former Chief Financial Officer
Shelagh Glaser	48,184
Chief Financial Officer
Joseph W. Logan	1,208,916
Former Chief Revenue Officer
Richard Mahoney	74,347
Chief Revenue Officer
John F. Runkel, Jr.	320,322
General Counsel and Corporate Secretary
All current executive officers as a group (5 persons)	3,886,529
All current directors who are not executive officers as a group (9 persons)	—
Each nominee for election as a director	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, excluding executive officers, as a group (approximately 19,000 persons as of October 29, 2022)	43,052,466

46

We are requesting our stockholders to advise on how frequently we should seek an advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. Proposal 4 in this Proxy Statement is a say-on-pay vote.
The advisory vote in this Proposal 3 is often referred to as a “say-on-frequency” vote. For this Proposal 3, you may vote on whether you would prefer to have a say-on-pay vote every 1 year, 2 years or 3 years, or you may abstain from voting. Broker non-votes will have no effect on the vote for this Proposal 3.
For our prior say-on-frequency vote, at our 2017 Annual Meeting of Stockholders, our Board of Directors recommended an annual say-on-pay vote and our stockholders concurred, casting a majority of their votes in favor of a one-year frequency. Accordingly, we have held annual say-on-pay votes for each of the past five years.
Our Board of Directors continues to believe that say-on-pay advisory votes should be conducted every year. An annual advisory vote on executive compensation allows our stockholders to provide input on our compensation philosophy, policies and practices as disclosed in our proxy statement every year.
You may cast your vote on your preferred voting frequency by choosing 1 year, 2 years or 3 years, or you may abstain from voting, when you vote in response to the following resolution:
RESOLVED, that the option of 1 year, 2 years, or 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Synopsys, Inc. is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).
While this advisory say-on-frequency vote is non-binding, our Board of Directors and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future say-on-pay votes. We will announce our decision regarding the frequency of future say-on-pay votes on a Current Report on Form 8-K we file with the Securities and Exchange Commission announcing the final voting results of the Annual Meeting or an amendment thereto.
We expect that our next vote on the advisory say-on-frequency proposal will occur at our 2029 Annual Meeting of Stockholders.

2023 Proxy Statement	47

As required pursuant to Section 14A of the Securities Exchange Act, we are requesting our stockholders to cast an advisory vote on the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion on pages 48 to 80 of this Proxy Statement. Specifically, stockholders are being asked to approve the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby approved.
This non-binding advisory vote is commonly referred to as a “say-on-pay” vote and is held annually. It is expected that the next say-on-pay vote will occur at the 2024 Annual Meeting of Stockholders.
Synopsys, Inc.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis discusses the compensation of our NEOs for fiscal 2022.
Fiscal 2022 NEOs

Aart J. de Geus Chief Executive Officer and Chairperson of the Board of Directors	Sassine Ghazi President and Chief Operating Officer	John F. Runkel, Jr. General Counsel and Corporate Secretary	Chi-Foon Chan Former co-Chief Executive Officer	Trac Pham Former Chief Financial Officer	Joseph W. Logan Former Chief Revenue Officer
Executive Summary
Leadership Transitions
We experienced several important leadership transitions in fiscal 2022.
•President and co-Chief Executive Officer. Dr. Chan, our former President and co-Chief Executive Officer, transitioned from his roles as President and co-Chief Executive Officer in November 2021 and April 2022, respectively. Dr. Chan was appointed co-Chief Executive Officer in 2012, after serving as President and Chief Operating Officer for 14 years. During his tenure, Dr. Chan was a key driver of corporate strategy and strong customer and ecosystem relationships and delivered excellent operational execution. Dr. Aart de Geus continued as our sole Chief Executive Officer and Mr. Ghazi was appointed President, in addition to continuing his role as our Chief Operating Officer, effective November 2021. Mr. Ghazi has had a profound impact on Synopsys by bolstering our EDA and IP strategy and portfolio, broadening customer and strategic collaborations, enhancing a strong management team and providing exceptional leadership for our employees.
•Chief Financial Officer. Mr. Pham, our former Chief Financial Officer, retired in December 2022 after contributing over 15 years of outstanding service to Synopsys and playing a critical role in our financial and strategic success. Shelagh Glaser succeeded Mr. Pham as our Chief Financial Officer. Ms. Glaser joined Synopsys from Zendesk, Inc., a software-as-a-service company, where she served as Chief Financial Officer.
•Chief Revenue Officer. Mr. Logan, our former Chief Revenue Officer, transitioned out of his role at the end of fiscal 2022 and continued to serve as an executive advisor through the end of the first quarter of fiscal year 2023 to enable a smooth transition to Richard Mahoney. Mr. Mahoney was appointed as our Chief Revenue Officer in November 2022 after serving as a Special Project Advisor to Synopsys beginning May 2022. Mr. Mahoney joined Synopsys from Ansys, Inc., a global leader in engineering simulation, where he most recently served as Senior Vice President of Worldwide Sales, Marketing and Customer Excellence.
Fiscal 2022 Business Performance Overview
Synopsys delivered another outstanding year in fiscal 2022, substantially exceeding our original goals. Disruptive innovations across our product portfolio are driving expanded customer relationships and competitive wins. Our resilient time-based business model, with $7.1 billion of non-cancellable backlog and a diverse customer base, positions us well entering fiscal 2023.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
FINANCIAL HIGHLIGHTS

Generated $5.1 billion in revenue – 21% annual growth.	Returned $1.1 billion to stockholders through stock repurchases.	Expanded operating margin substantially and delivered approximately 30% EPS growth.

Excellent business across Semiconductor and System Design segment, with strength across all product groups and geographies.	Non-cancellable backlog grew to $7.1 billion.	Annual revenue growth for Software Integrity segment accelerated to 18%.

BUSINESS HIGHLIGHTS
Global demand for “smart everything” devices continues, and with it, substantial investments by both traditional customers and newer entrants to design the highly complex chips and systems that make these devices possible. Even as semiconductor industry revenue growth moderated in the second half of fiscal 2022, design activity remained robust, as has been typical during periodic ebbs and flows of the business cycle.
Synopsys is a key catalyst towards a “smart everything” world, uniquely positioned at the heart of the Silicon to Software continuum. We offer the most advanced design and verification solutions available in the market, the leading portfolio of highly valuable semiconductor IP blocks, and the broadest set of software security testing solutions. We continue to drive ourselves to our own next level of impact as we further scale our internal operations.

Innovative EDA products continue to gain traction
•3DIC Compiler: Innovative approach enables the design and analysis of multiple die together on a chip.
•DSO.ai: Transformational AI-driven design solution that uses machine learning to autonomously speed the design process and generate superior results.
•Fusion Compiler: Unparalleled digital design solution continues to drive excellent customer results and business momentum.
•Hardware verification: Building on our leading ZeBu emulation and HAPS prototyping products, we introduced ZeBu EP1, the industry’s first unified emulation and prototyping system.
•Multi-die system design: Unique, modern solution that enables architecture, analysis, design and sign-off, integrated in one place. This includes our 3DIC Compiler solution and the industry’s leading portfolio of die-to-die interface IP.

Semiconductor IP products delivering strong growth
•Another outstanding year with approximately 20% revenue growth to more than $1.3 billion, which was driven by our unmatched portfolio of high-value, sophisticated IP in key verticals such as AI, automotive and high-performance computing, serving strong market demand for outsourcing development.

Software Integrity growth accelerates
•Our Software Integrity Group continued to enhance its strategy to drive accelerated revenue growth, bolstered by an indirect partner program, refined go-to-market strategy, and product innovations.
•We were named as a leader in the Gartner Magic Quadrant for Application Security Testing for the 6th year in a row, recognizing the completeness of our vision and ability to execute on that vision.

2023 Proxy Statement	49

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Fiscal 2022 Executive Compensation Overview
The cornerstone of our compensation philosophy continues to be pay for performance. We closely align the compensation paid to our NEOs with the achievement of financial and organizational goals that we view as central to our business strategy and are intended to drive both short- and long-term performance. Approximately 94.0% of the target compensation awarded in fiscal 2022 to Dr. de Geus, our continuing CEO, was performance-based and/or at risk. Further, approximately 91.0% of the target compensation awarded in fiscal 2022 to our other NEOs (other than Dr. Chan and Mr. Pham, both of whom did not receive any equity compensation awards in light of their impending departures) was performance-based and/or at risk.
For fiscal 2022, the Compensation Committee made several enhancements to our performance-based compensation plans designed to emphasize longer-term financial and organizational performance and commitment to stockholder alignment:

Executive Incentive Plan (EIP)
•Added new metrics to complement our existing financial goals of revenue, non-GAAP operating margin and revenue backlog:
•Three quantitative organizational ESG goals specific to increasing diverse representation, retaining talent and building leadership capabilities, all of which are integral to our continued business and operational success and ability to create positive change throughout our ecosystem, from our employees and partners to our customers and communities
•Updated the weighting of our goals and our payout formula

Performance-Based Restricted Stock Units (PRSUs)
•Shifted to a multi-year, revenue growth performance period:
•Moved from a one-year non-GAAP net income goal to a two-year revenue growth goal
•Added a relative total stockholder return (“rTSR”) modifier covering a 2-year period for stockholder alignment, with negative adjustment if rTSR is below the 50th percentile

We performed well against our fiscal 2022 goals, as further described below.

Incentive Awards	Performance Highlights	Commentary
Fiscal 2022 EIP Award
•Non-GAAP operating margin exceeded our non-GAAP operating margin threshold goal
•104.8% achievement of Corporate Financial Goals, yielding a 123.8% Corporate Financial Achievement Factor
•105.5% of achievement of revenue growth goal, which resulted in a Revenue Growth Achievement Factor of 150.0%
•93.3% of achievement of long-term revenue growth goal, which resulted in a Long-term Revenue Growth Multiplier of 100.0%
• 92.7% achievement of organizational goals, yielding a 10.0% Organization Performance Goals Achievement Factor
•Based on the above, the potential payout for each NEO was 195.6% of target in the aggregate

•Achievement of threshold payment goal equal to 70.0% of our fiscal 2022 non-GAAP operating margin target and minimum average achievement of 90.0% of our Corporate Financial Goals before any payment could be earned
•Maximum payouts cannot exceed 225.0% of target
• The “Long-Term Revenue Growth Multiplier” would be applied only if the Long-Term Revenue Growth Goal was achieved
• Minimum weighted average achievement of 95.0% of our Corporate Financial Goals before the Organization Performance Goals Achievement Factor could be applied
•Discretion Applied to Reallocate Payouts More Broadly
•The actual payout was reduced to 191.0% of target for all NEOs, on average, as a group after considering a number of factors, including internal cost considerations and the desire to compensate other key leaders with the amount of the reduction

Fiscal 2019 Special PRSUs -3rd Tranche	Achievement of non-GAAP operating margin target of 30.0% or greater for fiscal 2022, resulting in the third and final tranche of our NEOs’ Fiscal 2019 Special PRSU Grants vesting	Final 1/3 of the target PRSUs vested on December 9, 2022

Fiscal 2022 Annual PRSUs (2022-2023 performance period)	Currently tracking well against our 2-year revenue growth goals with strong rTSR performance relative to the S&P 500 Information Technology Sector Index	Includes both performance-based and service-based vesting, with PRSUs vesting in full after three years

50

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Fiscal 2022 Executive Compensation Overview

Advisory Vote on Executive Compensation
Our stockholders have the opportunity to cast an annual advisory vote on our NEO compensation. Although the vote is non-binding, the Compensation Committee considers the results of the say-on-pay vote when making compensation decisions, allowing our stockholders to provide input on our compensation philosophy, policies and practices. The Compensation Committee believes that our historical voting results demonstrate strong support for its decision to maintain a similar compensation philosophy and structure annually.

Approximately 91% of voted shares (cast “for” or “against”) approved our NEO compensation as disclosed in last year’s proxy statement.

FISCAL 2023 EXECUTIVE COMPENSATION CHANGES

To further demonstrate our commitment to long-term performance and compensation governance best practices, our Compensation Committee granted annual PRSUs for fiscal 2023 with three-year revenue growth goals with a payout modifier based on Synopsys’ relative total stockholder return over the same three-year period with an upper limit for top quartile performance.

Compensation Practices and Governance Policies

What We Do	What We Don’t Do

✓ Pay for Performance. Performance-based pay represents a significant portion of our NEOs’ Target TDC
✓ Balanced Mix of Performance Goals. The performance goals for our incentive awards focus on both near-term and long-term goals
✓ Double Trigger Change of Control Benefits. Our NEO change of control agreements are “double trigger"
✓ Maximum Payout Caps. Our EIP and 2006 Employee Plan maintain maximum payout caps to avoid excessive payments and risk taking
✓ Clawback Policy. We maintain a clawback policy for the recovery of any bonus, incentive payment, commission, equity-based award or other compensation in the event of a substantial financial restatement
✓ Robust Stock Ownership Guidelines. All of our continuing NEOs are in compliance with our Stock Ownership Guidelines
✓ Independent Compensation Committee. Our Compensation Committee is composed solely of independent directors
✓ Independent Compensation Consultant. Our Compensation Committee directly retains an independent compensation consultant
✓ Annual Advisory Say-on-Pay Vote. We hold an annual advisory say-on-pay vote and ~91% of votes cast approved our fiscal 2021 NEO compensation policies and procedures
✓ Equity Burn Rate Management. We continue to closely manage our equity burn rate, limiting gross share usage to 1.7% in fiscal 2022

✗ No Excessive Risks. Annual risk assessment of executive compensation program to ensure no excessive risk taking
✗ No Excessive Change of Control Payments. Cash change of control payments do not exceed two times annual target cash incentive compensation
✗ No Excise Tax Gross Ups. We do not provide for “golden parachute” excise tax gross ups
✗ No Excessive Perks. We do not provide any excessive perquisites to our NEOs
✗ No Hedging or Pledging. All employees, including our NEOs, and our directors are prohibited from engaging in hedging or pledging our stock as collateral for a loan
✗ No Repricing or Cash-out of Underwater Options. Our 2006 Employee Plan forbids the repricing and cash-out of underwater options without stockholder approval
✗ No Dividends on Unvested Equity Awards. Our 2006 Employee Plan prohibits paying out dividends and dividend equivalents on unvested awards
✗ No Executive Pension Plans or SERPs. We only maintain a deferred compensation plan and a standard 401(k) plan

2023 Proxy Statement	51

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Our Compensation Philosophy
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive technological and business success. To motivate and reward our NEOs for work that improves our long-term business performance and increases stockholder value, we have set out the following objectives:

Pay for Performance	Competitiveness	Outperformance

Align executive compensation to the success of our business objectives	Provide competitive compensation that attracts and retains top-performing executives	Motivate executives to achieve results that exceed our strategic plan targets

Stockholder Alignment	Balance	Internal Pay Equity

Align the interests of executives and stockholders through the managed use of long-term incentives	Set performance goals that reward an appropriate balance of near- and long-term results	Promote teamwork among executives by considering internal pay equity in setting compensation levels

Fiscal 2022 NEO Compensation Details
Our three core elements of NEO direct compensation are base salary, an annual cash incentive opportunity and annual equity awards. The graphic below reflects the approximate general distribution of these three core elements of NEO target total direct compensation (Target TDC) awarded during fiscal 2022 as determined by our Compensation Committee.

CEO	OTHER NEOs*

*    Excludes compensation of Dr. Chan and Mr. Pham, who did not receive equity awards in fiscal 2022 in light of their impending departures.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation

CORE FISCAL 2022 COMPENSATION ELEMENT*		PURPOSE	KEY CHARACTERISTICS
BASE SALARY		Base salaries compensate our NEOs for expected levels of day-to-day performance.	•Reflects expertise and scope of responsibilities in a competitive market for executive talent.
CEO	Other NEOs
CASH INCENTIVE
Align NEO performance with near-term financial and organizational objectives and future revenue goals, which reward contributions that have a multi-year impact and are aligned to our long-term strategic plan.
•Multiple performance metrics. •Requires significant level of achievement before payments are earned.
CEO	Other NEOs
STOCK OPTIONS		Align interests of NEOs and stockholders through incentivizing long-term stock price growth and encourage retention.	•Four-year vesting subject to continued employment.
CEO	Other NEOs
ANNUAL RSUs		Align interests of NEOs and stockholders through incentivizing long-term stock price growth and encourage retention; manage dilution.	•Four-year vesting subject to continued employment.
CEO	Other NEOs
ANNUAL PRSUs		Align interests of NEOs and stockholders through incentivizing continued revenue and stock price growth over a multi-year performance period and encourage retention.	•Two-year performance period, with 50% vesting at the end of the performance period and 50% vesting the following year (subject to continued employment and achievement against targets).
CEO	Other NEOs
*    Excludes compensation of Dr. Chan and Mr. Pham, who did not receive equity awards in fiscal 2022 in light of their impending departures.
Base Salary
Base salaries compensate our NEOs for expected levels of day-to-day performance and are based on each NEO’s role and responsibilities, our financial performance projections, pay at comparable companies, our budget for the coming year, historical salary levels (if applicable), and the resulting total target compensation that can be earned given the individual’s base salary and related target incentive opportunity. We did not increase the base salary for any of our current NEOs. The base salaries of our current NEOs for fiscal 2022 are set forth below.

NEO	FISCAL 2022 SALARY ($)
Aart J. de Geus	540,000	No base salary increase for any of our current NEOs in fiscal 2022
Chi-Foon Chan	540,000
Sassine Ghazi	500,000
Trac Pham	475,000
Joseph W. Logan	450,000
John F. Runkel, Jr.	425,000

2023 Proxy Statement	53

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Short-Term Cash Incentives
Executive Incentive Plan. We use annual cash incentive compensation to align NEO performance with near-term financial objectives and future revenue goals, which reward contributions that have a multi-year impact. These cash incentive payments can be earned by our NEOs only if we achieve a significant level of our financial and organizational performance goals, which are intended to advance our long-term strategic plans and, ultimately, stockholder value. Our Compensation Committee grants cash incentive compensation opportunities under our EIP and also approves cash incentive targets, performance goals and payout matrices that determine how much of the target may be paid at each level of achievement of our performance goals. After the end of the fiscal year, the Compensation Committee determines whether a threshold goal has been satisfied. If such goal is satisfied, the Compensation Committee applies a pre-determined payout formula provided by the EIP to calculate the amount of potential cash incentive payments, with the Compensation Committee retaining discretion to adjust those payments produced by the formula. The cash incentive targets, performance goals, payout matrices and payout formula for fiscal 2022 are described in the sections that follow.
Fiscal 2022 Cash Incentive Targets. A cash incentive target is the amount of cash incentive compensation that a NEO could earn if we achieve our performance goals. Targets are expressed as a percentage of the NEO’s salary. In reviewing targets, our Compensation Committee takes into consideration each NEO’s role and responsibilities, our financial performance projections, the budget for the coming year, pay at comparable companies, historical compensation levels and the resulting total target compensation that can be earned given the individual’s base salary and related target incentive opportunity. We did not increase the cash incentive target for any of our current NEOs for fiscal 2022, except for Mr. Ghazi who was appointed as President of Synopsys, effective November 1, 2021, in connection with Dr. Chan’s transition from that role. The cash incentive targets for each of our NEOs for fiscal 2022 as compared to fiscal 2021 and the primary reasons for Mr. Ghazi’s increase in target incentive opportunity are summarized below. For fiscal 2022, in no event could an actual cash incentive payment to any NEO exceed 225% of the NEO’s cash incentive target.

NEO	FISCAL 2022 CASH INCENTIVE TARGET (% OF SALARY)	FISCAL 2021 CASH INCENTIVE TARGET (% OF SALARY)	CASH INCENTIVE TARGET INCREASE (%)	PRIMARY REASONS FOR THE CHANGE
Aart J. de Geus	240	240	—	N/A
Chi-Foon Chan	240	240	—	N/A
Sassine Ghazi	200	150	33.3	Market competitiveness; appointment as President and associated increase in responsibilities and positive impact on company performance
Trac Pham	100	100	—	N/A
Joseph W. Logan	150	150	—	N/A
John F. Runkel, Jr.	75	75	—	N/A
FISCAL 2022 PERFORMANCE MEASURES
For fiscal 2022, our Compensation Committee selected a blend of performance measures that it believed permitted our NEOs to focus on sustained performance rather than short-term accomplishments and would contribute to our consistent revenue growth and profitability achievement. The Compensation Committee based the financial goals (corporate and revenue backlog) on the fiscal 2022 operating plan approved by the Board of Directors.
Further, the addition of our new Organization Performance Goals assisted our NEOs in advancing key DEI and human capital initiatives that are critical to our business and operational success. We believe these initiatives help to ensure that we continue to seek out strong, diverse, qualified candidates for management roles, and that we attract, develop and retain key personnel and establish our senior leadership team for long-term success.
The EIP was structured in a way to provide a limited payment opportunity when target performance goals are narrowly missed. We believe this reduced our exposure to excessive risk-taking that can arise with “all or nothing” performance conditions, and subjects our NEOs to a higher level of performance when compared to standard industry practice.

54

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation

PERFORMANCE GOALS & METRICS	RATIONALE	IMPACT ON EIP & OTHER KEY FEATURES
THRESHOLD PAYMENT GOAL
FY22 Non-GAAP Operating Margin (Percentage of FY22 Non-GAAP Operating Margin Target)
Establishes the level of performance that must be achieved before any payment can be attained under the EIP.
We do not believe our NEOs should have the right to earn a bonus unless a minimum level of profitability is obtained.
If the threshold payment goal is achieved, each NEO would be eligible to earn up to 225% of their cash incentive target based on achievement of the goals below.
CORPORATE FINANCIAL GOALS
FY22 Revenue	Incentivizes revenue growth and rewards efforts to retain customers and expand our business.	Must achieve ≥90% weighted-average of Corporate Financial Goals before any payment could be earned.
FY22 Non-GAAP Operating Margin	Ensure appropriate investment to drive growth and support operating effectiveness.
REVENUE GROWTH GOALS
FY23 Revenue Backlog (“Revenue Growth Goal”)	Encourages our NEOs to address revenue predictability in the nearer term.	Achieving <97% of Revenue Growth Goal will result in no greater than 85% of Revenue Growth Achievement Factor.
FY24 Revenue Backlog (“Long-Term Revenue Growth Goal”)	Encourages our NEOs to address revenue predictability in the longer term, thereby rewarding contributions that have a multi-year impact.	No multiplier for Long-Term Revenue Growth Goal if not fully achieved.
NEW ORGANIZATION PERFORMANCE GOALS
Increase Representation (Global Women; Global Women Leaders; and U.S. BLI)	Hiring diverse persons and leaders allows us to leverage different perspectives and backgrounds in better meeting the needs of the industries that we serve.
Must achieve ≥75% weighted-average of Organization Performance Goals and ≥95% weighted average of Corporate Financial Goals for Organization Performance Goals Achievement Factor to be included in the payout formula.

Retain Talent (Undesired turnover percentage)	The success of our business is contingent on us retaining top talent.
Build Leadership Capability (Number of leadership succession plans developed)	Developing leadership succession plans is critical to our future success.
PERFORMANCE AGAINST FISCAL 2022 PERFORMANCE MEASURES
Our fiscal 2022 threshold payment goal was 70.0% of our fiscal 2022 non-GAAP operating margin target of 32.0%(1). We achieved this target by attaining a non-GAAP operating margin of 33.0% for fiscal 2022 and, therefore, the threshold payment goal was satisfied. Our other performance goals targets are set forth below.

CORPORATE FINANCIAL GOALS	PERFORMANCE WEIGHT (%)	FISCAL 2022 ACHIEVED (%)
Fiscal 2022 revenue	60.0	105.9
Fiscal 2022 non-GAAP operating margin(1)	40.0	103.1
Average Achievement		104.8

2023 Proxy Statement	55

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation

REVENUE GROWTH GOAL		FISCAL 2022 TARGET	FISCAL 2022 ACHIEVED (%)
Fiscal 2023 revenue backlog(2)			105.5

LONG-TERM REVENUE GROWTH GOAL		FISCAL 2022 TARGET(3)	FISCAL 2022 ACHIEVED (%)
Fiscal 2024 revenue backlog(2)		—	93.3

ORGANIZATION PERFORMANCE GOALS	PERFORMANCE WEIGHT (%)	FISCAL 2022 TARGET(4),(5)	FISCAL 2022 ACHIEVED (%)
Increase representation (3 Goals)(6)	30.0 (as a whole)	—	29.6
1.Global Women (increasing global women representation across Synopsys)	50.0		98.8
2.Global Women Leaders (increasing global women in management roles within Synopsys)	25.0		98.4
3.U.S. BLI (increasing underrepresented U.S. minority representation within Synopsys)	25.0		98.3
Retain talent (undesired turnover percentage achieved at or below target percentage)(7)	40.0		32.5
Build leadership capability (number of leadership succession plans developed)(8)	30.0		30.7
Average Achievement			92.7
(1)Non-GAAP operating margin is GAAP operating margin adjusted to exclude (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related items, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments.
(2)Revenue backlog for a particular year is the portion of committed orders not yet recognized as revenue but that we expect to be recognized in that particular year, measured as of the end of the current fiscal year.
(3)We consider our second-year revenue backlog target to be confidential, and the disclosure of this target would cause us competitive harm. In general, the Compensation Committee sets revenue backlog targets that it believes to be challenging but attainable with considerable effort by our NEOs and employees, and in the absence of significant deterioration in macroeconomic or broader industry conditions.
(4)Target percentages represent percentage of total workforce. “Workforce” includes employees of Synopsys and its subsidiaries; excludes employees with defined length of terms, interns, subsidiary interns and non-employees.
(5)The actual achievement percentage of each target is equal to the quotient obtained by dividing (i) the actual percentage amount by (ii) the target percentage amount; provided that in no event will the actual achievement percentage exceed 100%.
(6)Each fiscal 2022 target percentage reflects the representation goal for employees of each underrepresented group as compared to Synopsys’ overall employee population. Achievement of ≥75% weighted average of Organization Performance Goals and ≥95% weighted average of Corporate Financial Goals for Organization Performance Goals Achievement Factor was necessary to be included in the payout formula.
(7)We calculate undesired turnover rate by dividing the number of undesired exits from Synopsys by the average headcount for the fiscal year, and we define undesired turnover as exits by high-performing employees who resigned from Synopsys to pursue other work opportunities. Undesired turnover does not include employees with low performance or whose resignation was mutual or due to personal reasons, such as retirement or returning to school. As with many other companies in the technology industry, we experienced an increase in total employee turnover in fiscal 2022.
(8)Represents 45 roles and personnel identified as critical to the continued success of Synopsys.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
PERFORMANCE GOAL ACHIEVEMENT FACTOR MATRICES
The Compensation Committee also approved the performance goal achievement factor matrices described below to determine how much of the target could be paid at each level of achievement of our performance goals.
Fiscal 2022 Corporate Financial Achievement Factor Matrix
The Corporate Financial Achievement Factor was calculated pursuant to the payout matrix set forth in the table and graph below and the weighted-average achievement of our two Corporate Financial Goals for fiscal 2022. Further, a 90% weighted average achievement of the Corporate Financial Goals was required before our NEOs could earn an award under the EIP.

PERCENTAGE OF AVERAGE ACHIEVEMENT OF CORPORATE FINANCIAL GOALS (%)	CORPORATE FINANCIAL ACHIEVEMENT FACTOR (%)

175%
150%
125%
100%
75%
50%
80%
90%
100%
110%
120%

≥110	150
100	100
90	70
<90	—

Our Corporate Financial Achievement Factor for fiscal 2022 was 123.8% based on a weighted average achievement of Corporate Financial Goals of 104.8%.
Fiscal 2022 Revenue Growth Achievement Factor Matrix
For fiscal 2022, the Revenue Growth Achievement Factor was calculated pursuant to the payout matrix set forth in the table and graph below.

PERCENTAGE OF AVERAGE ACHIEVEMENT OF REVENUE GROWTH GOAL (%)	REVENUE GROWTH ACHIEVEMENT FACTOR (%)

175%
150%
125%
100%
75%
50%
80%
90%
100%
110%
120%

≥105	150
100	100
<97	85

Our Revenue Growth Achievement Factor for fiscal 2022 was 150.0% based on an average achievement of revenue growth of 105.5%.
Fiscal 2022 Long-Term Revenue Growth Goal Multiplier Matrix
For fiscal 2022, achieving 100% or greater of the Long-Term Revenue Growth Goal would result in application of the Long-Term Revenue Growth Multiplier of 110%. No multiplier would be applied for any achievement below 100%.

175%
150%
125%
100%
75%
50%
80%
90%
100%
110%
120%

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Our Long-Term Revenue Growth Multiplier for fiscal 2022 was 100% due to achievement of 93.3% of our Long-Term Revenue Growth Goal.
Fiscal 2022 Organization Performance Goals Achievement Factor Matrix
For fiscal 2022, the Organization Performance Goals Achievement Factor was calculated pursuant to the payout matrix set forth in the table and graph below. We required a minimum weighted average achievement of 95% of our Corporate Financial Goals before our NEOs could earn the Organization Performance Goals Achievement Factor. Further, 75% weighted average achievement of the three Organization Performance Goals was required before our NEOs could earn the Organization Performance Goals Achievement Factor.

PERCENTAGE OF AVERAGE ACHIEVEMENT OF REVENUE GROWTH GOAL (%)	REVENUE GROWTH ACHIEVEMENT FACTOR (%)
≥90	10.0
75	7.5
<75	0

Because we exceeded 95% of our Corporate Financial Goals for fiscal 2022, our NEOs were eligible to earn the Organization Performance Goals Achievement Factor. Our Organization Performance Goals Achievement Factor for fiscal 2022 was 10.0% based on an average goal achievement of 92.7%.
EIP Payment Formula. Following achievement of the threshold payment goal, actual cash incentive payments were only earned after our Compensation Committee reviewed the potential cash incentive payment calculations under an objective EIP payment formula that was approved in early 2022 as set forth below.

Potential Cash Incentive Payment	=	Cash Incentive Target	X	Corporate Financial Achievement Factor	X	Revenue Growth Achievement Factor (if applicable)	X	Long-Term Revenue Growth Goal Multiple (if applicable)	+	Organization Performance Goals Achievement Factor (if applicable)
The Compensation Committee was empowered to adjust potential cash incentive payments, regardless of whether any multiplier was earned. In no event could an actual cash incentive payment to a NEO exceed 225% of the NEO’s cash incentive target.
Actual Fiscal 2022 Cash Incentive Payments. Based on our achievement of EIP performance goals, the calculation of individual cash incentives, using the EIP Payment Formula yielded potential calculated awards of 195.6% of our NEOs’ targets, which was based on:

195.6%				123.8%		150.0%		100.0%		10.0%
Achieved Cash Incentive Payment	=	Cash Incentive Target	X	Corporate Financial Achievement Factor	X	Revenue Growth Achievement Factor	X	Long-Term Revenue Growth Achievement Factor	+	Organization Performance Goals Achievement Factor

Discretion Applied to Reallocate Payouts More Broadly

After considering a number of factors, including internal cost considerations and the desire to compensate other key leaders, the Compensation Committee approved fiscal 2022 actual cash incentive payments under the EIP at 191.0% of target for all NEOs, on average, as a group. The amount of the reduction was then used to compensate other key leaders.

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The table below shows the amount of the fiscal 2022 EIP awards that were earned, the target cash incentive payments, the cash incentive payments that would have been made based on the formulaic results described above, and the actual cash incentive payments that were made as a result of the Compensation Committee’s decisions discussed above. Dr. Chan forfeited his opportunity to earn a bonus following his departure in April 2022.

NEO	TARGET CASH INCENTIVE PAYMENT ($)	CALCULATED POTENTIAL CASH INCENTIVE AMOUNT BASED ON PERFORMANCE ACHIEVEMENT (EQUAL TO 195.6% OF TARGET) ($)	ACTUAL CASH INCENTIVE PAYMENT ($)	DIFFERENCE BETWEEN POTENTIAL AND ACTUAL CASH INCENTIVE PAYMENT ($)
Aart J. de Geus	1,296,000	2,534,976	2,595,000	60,024
Chi-Foon Chan	—	—	—	—
Sassine Ghazi	1,000,000	1,956,000	2,000,000	44,000
Trac Pham	475,000	929,100	855,000	-74,100
Joseph W. Logan	675,000	1,320,300	1,215,000	-105,300
John F. Runkel, Jr.	318,750	623,475	526,000	-97,475
Equity Awards
We believe that equity awards align the interests of our NEOs with the long-term interests of our stockholders by rewarding long-term value creation and by providing retention incentives through multi-year vesting periods.
FISCAL 2022 EQUITY AWARDS – ANNUAL EQUITY AWARDS
Our Compensation Committee granted the following annual equity awards in the first quarter of fiscal 2022 to our NEOs (other than Dr. Chan and Mr. Pham in light of their impending departures) under our 2006 Employee Plan:

Annual performance-based restricted stock units (Annual PRSUs), which are eligible to vest only upon the achievement of pre-established performance criteria over a two-year performance period. Following the completion of the performance period, 50% of the PRSUs will vest and the remaining PRSUs are subject to time-based vesting for an additional year, resulting in a total vesting period of three years.

Annual time-based restricted stock units (Annual RSUs), which vest in four equal annual installments and contribute to retention. Annual RSUs also promote long-term performance as they are directly subject to increases and decreases in our stock price, further aligning NEO and stockholder interests.

Stock options with time-based vesting, which vest over four years with 25% of the shares vesting on the one-year anniversary of the grant date, and the remaining shares vesting quarterly thereafter. Stock options encourage long-term performance as they are only valuable if our stock price increases over time, as the awards vest.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
SUMMARY OF CHANGES TO THE FISCAL 2022 PRSU PROGRAM
To better align our PRSU program with compensation governance best practices and to help us to advance our next stage of strategic growth, which is focused on promoting continued revenue growth and sustained value creation for our stockholders, the Compensation Committee made the adjustments below.

CHANGE	Performance Period & Goal	rTSR Modifier	Vesting Schedule
PREVIOUS PRSUs	Based on one-year net-income goal	No modifier	Vests over four years 25% after one-year performance period; 75% in equal annual installments over a three-year period thereafter
NEW PRSUs	Based on two-year(1) revenue growth goal
rTSR modifier based on our stock price ranking as measured against the S&P 500 Information Technology Sector Index(2) over a two-year period
Performance below 50th percentile results in downward adjustment
Vests over three years 50% after two-year performance period and 50% the following year (subject to continued employment, and achievement against targets)
RATIONALE	Incentivizes long-term sustained revenue growth.	Incentivizes long-term sustained value creation relative to other tech companies and alignment with long-term stockholder interests	Encourages long-term retention as well as promotes long-term performance as PRSUs are directly subject to increases and decreases in our stock price, further aligning NEO and stockholder interests
(1)A two-year performance period was selected as we transition from our prior practice of one-year performance periods to a three-year performance period starting with the annual PRSUs we intend to grant for fiscal 2023.
(2)The S&P 500 Information Technology Sector Index was selected to provide a broad representation of the potential opportunity cost of investing in Synopsys vs. other technology companies from an investor’s perspective.
The number of annual stock options, annual RSUs and annual PRSUs that each NEO received and their aggregate grant date fair value is set forth in the table below:

NEO(1)	STOCK OPTIONS (#)(2)	RSU SHARES (#)(3)	PRSU SHARES (#)(4)	GRANT DATE FAIR VALUE OF EQUITY AWARDS ($)
Aart J. de Geus	17,828	4,937	12,169	6,917,445
Sassine Ghazi	15,281	4,232	10,431	5,929,446
Joseph W. Logan	8,914	2,469	6,085	3,459,040
John F. Runkel, Jr.	5,858	1,623	3,999	2,273,368
(1)Dr. Chan and Mr. Pham did not receive annual equity awards in light of their pending departures.
(2)Stock options vest as to 25% of the shares subject to the option grant on the first anniversary of the grant date and as to 3/48ths of such shares per quarter thereafter, such that all shares subject to the option will be fully vested on December 9, 2025, subject to the NEO providing continuous services to us.
(3)Annual RSUs vest as to 25% of the shares subject to the award on each anniversary of the vesting commencement date, such that the entire award will be fully vested on December 8, 2025, subject to the NEO providing continuous services to us.
(4)The 2022 Annual PRSUs vest over a three-year period. For further detail, see footnote 15 to the table titled “Outstanding Equity Awards at Fiscal 2022 Year-End” in the “Compensation Discussion and Analysis” section beginning on page 48.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Target Value. The size of the annual equity awards granted to each NEO (other than Dr. Chan and Mr. Pham) in the first fiscal quarter is based on an estimated target dollar value. The Compensation Committee considered the NEO’s role and responsibilities, historical compensation levels, the impact of award size on our burn rate, pay at comparable companies and internal pay equity in determining awards. The Compensation Committee did not apply a specific formula that weighs these factors. Our equity budget for the coming year was also a critical factor, as the Compensation Committee is mindful of potential stockholder dilution and internal pay equity between our NEOs and employees in general when approving grants.
The target dollar value was converted into a number of shares based on estimated conditions on the grant date, as described in “Equity Element Allocation” below. The grant date fair value, which is disclosed in the table above and in the subsection titled "Summary Compensation Table" within the "Executive Compensation Tables" section below reflects the accounting value on the grant date. The following table sets forth the initial target value of each NEO’s equity grants compared to the previous year.

INITIAL TARGET DOLLAR VALUE FOR ANNUAL EQUITY GRANTS OF ALL NEOs
NEO	FISCAL 2022 APPROVED TARGET DOLLAR VALUE ($)	FISCAL 2021 APPROVED TARGET DOLLAR VALUE ($)	DIFFERENCE FROM FISCAL 2021 (%)	PRIMARY REASONS FOR THE CHANGE
Aart J. de Geus	7,000,000	7,000,000	—	N/A
Sassine Ghazi	6,000,000	5,000,000	20	Market competitiveness; appointment as President and associated increase in responsibilities; individual performance
Joseph W. Logan	3,500,000	3,500,000	—	N/A
John F. Runkel, Jr.	2,300,000	2,200,000	4.5	Market competitiveness; internal pay equity; individual performance
Equity Element Allocation. After choosing the estimated target dollar value for each NEO’s annual equity awards, the Compensation Committee sought to allocate approximately 50% of the dollar value to PRSUs and the remaining amount equally between RSUs and stock options. To determine the target number of PRSUs and RSUs that were granted to the NEOs in early 2022, the Compensation Committee used our closing stock price on the grant date to calculate an award worth approximately 75% of the estimated target dollar value, with approximately 50% allocated towards PRSUs and approximately 25% allocated towards RSUs. For stock options, the Compensation Committee used a Black-Scholes option-pricing model to estimate the fair value of a stock option share on the expected grant date. The actual grant date fair value of the PRSUs, RSUs and stock options reflected in the "Summary Compensation Table" below is different because the grants were based on estimates of conditions on the grant date.
Annual PRSU Terms. For our fiscal 2022 Annual PRSUs, the Compensation Committee selected Synopsys’ compound annual growth rate of revenue for the fiscal 2022 to 2023 period (the 2022-2023 Revenue CAGR). The actual number of shares that are eligible to vest depends on the level of achievement of our 2022-2023 Revenue CAGR goal (the Fiscal 2022-2023 Revenue CAGR Goal). Achievement below 80% of our 2022-2023 Revenue CAGR goal will result in no PRSUs being earned. Further, rTSR below the 25th percentile will result in a modifier of 0% being applied and no PRSUs being earned.
OVERVIEW OF PRSU PERFORMANCE GOALS

Number of PRSUs Earned	=	Target Number of PRSUs Granted	X	Fiscal 2022 - 2023 Revenue CAGR Multiplier	X	rTSR Rank Modifier

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Fiscal 2022-2023 Revenue CAGR Multiplier. The Fiscal 2022-2023 Revenue CAGR Multiplier will be calculated pursuant to the payout matrix set forth in the table and graph below following the completion of fiscal 2023 based on achievement against the Fiscal 2022-2023 Revenue CAGR Goal set forth below.

PERCENTAGE ACHIEVEMENT OF FISCAL 2022 – 2023 REVENUE CAGR GOAL	PERCENTAGE OF ANNUAL PRSUs ELIGIBLE TO VEST (%)

170%
160%
150%
140%
130%
120%
110%
100%
90%
80%
70%
60%
50%
80%
90%
100%
110%
120%

≥110	150
100	100
80	50
<80	—

Adjustments. The Compensation Committee will adjust the 2022-2023 Revenue CAGR for any fiscal year during the performance period to: (1) add back (i) all unreimbursed lost revenue incurred as a result of unusual or non-recurring transactions or events during the performance period to the extent such lost revenues exceed $100,000,000; (ii) all lost revenue as a result of changes in trade or public policies to the extent that such lost revenue exceeds $100,000,000; (iii) revenue for any negative incremental impact that exceeds $100,000,000 and is the result of a new accounting standard or guidance issued by the FASB, SEC or other governing accounting body adopted or applied by the Company; and (iv) any revenue exceeding $100,000,000 for any business or segment of a business that has been sold, discontinued, or spun-off during the performance period, calculated on a per disposition basis from the same period from the last full year of operations prior to disposal, and (2) exclude, for all fiscal years in the performance period, all post-acquisition revenue of businesses acquired during the performance period exceeding $100,000,000 calculated on a per acquisition basis.
rTSR Modifier. The rTSR Modifier will be calculated pursuant to the payout matrix set forth in the table and graph below based on Synopsys’ relative TSR ranking as measured against the S&P 500 Information Technology Sector Index following the completion of fiscal 2023 as set forth below.

PERCENTAGE ACHIEVEMENT OF rTSR	PERCENTAGE OF ANNUAL PRSUs ELIGIBLE TO VEST (%)

170%
160%
150%
140%
130%
120%
110%
100%
90%
80%
70%
60%
50%
10th
25th
50th
75th
90th
TSR Relative Rank

≥75th Percentile	125
50th Percentile	100
25th Percentile	75
<25th Percentile	—

PAYOUT OF FISCAL 2019 PRSU GRANTS
In October 2019, the Compensation Committee approved special, long-term PRSU grants to our NEOs (Fiscal 2019 Special PRSU Grants) that were designed to: (1) provide the NEOs with an additional incentive to achieve our substantial operating margin goals over the next three years, (2) recognize focused effort to achieve market expansion and increased profit from fiscal 2020 through fiscal 2022, and (3) align actions across our executive team to help ensure enterprise-wide success. At the time the Fiscal 2019 Special PRSU Grants were made, the Compensation Committee established a non-GAAP operating margin goal for each of fiscal 2020, 2021 and 2022. Following the end of each such fiscal year, 1/3 of the Fiscal 2019 Special PRSU Grants could be earned, subject to a specified non-GAAP operating margin target for each fiscal year, as determined by the Compensation Committee, and the NEO’s continuous employment with Synopsys through the date of such determination.
In September 2020, the Compensation Committee also granted promotional equity awards to Mr. Ghazi, which included a PRSU award that vested in two equal weighted tranches based on the same operating margin goals and vesting conditions that applied to the remaining two tranches of his Fiscal 2019 Special PRSU Grant.

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Fiscal 2022 PRSU Non-GAAP Operating Margin Goal Achievement. We exceeded our fiscal 2022 non-GAAP operating margin target of 30.0% or greater. Accordingly, the final 1/3 of the Fiscal 2019 Special PRSU Grants for our NEOs (other than Dr. Chan who departed prior to the vesting date) and the final 1/2 of Mr. Ghazi's 2021 promotional PRSUs vested on December 9, 2022. To date, the performance goals for all three tranches of the Fiscal 2019 Special PRSU Grants and all of Mr. Ghazi's 2021 promotional PRSUs have been satisfied. Each NEO’s number of shares that vested are set forth in the table below:

NEO	TARGET PRSU SHARES (#)	PRSUs THAT VESTED ON 12/09/2022 (#)	TOTAL PRSUs EARNED (#)
Aart J. de Geus	24,732	8,244	24,732
Chi-Foon Chan(1)	24,732	—	16,488
Sassine Ghazi(2)	10,784	4,234	10,784
Trac Pham	13,061	4,354	13,061
Joseph W. Logan	11,116	3,705	11,116
John F. Runkel, Jr.	4,447	1,482	4,447
(1)Dr. Chan forfeited the final tranche of his PRSUs upon his departure, as he was not employed through the vesting date.
(2)Includes both Mr. Ghazi's Fiscal 2019 Special PRSU Grant and 2021 promotional PRSUs.
Other Benefits

General Health, Welfare and Other Benefit Plans	Perquisites and Other Benefits

Our NEOs are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including medical, dental and vision care plans, life and disability insurance, our tax-qualified 401(k) plan, and our Employee Stock Purchase Plan. We believe these benefits are consistent with benefits provided by our peer group and help us to attract and retain high quality executives.
No executive perquisites or other special executive benefits were given to our NEOs in fiscal 2022. In general, Synopsys and our Compensation Committee do not provide perquisites to our NEOs.

Deferred Compensation Plans

We offer a deferred compensation program that allows highly compensated individuals, including our NEOs, to save a portion of their compensation on a tax-deferred basis to remain competitive with a number of our peer companies and because the tax benefit it offers comes at a relatively low cost to us. The program is currently administered through two deferred compensation plans (one of which is a legacy plan and closed to new participants). Under these plans, participants may elect to defer up to 50% of their salaries and up to 100% of their cash incentive compensation.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Severance and Change of Control Benefits

NAME OF PLAN	MATERIAL FEATURES

Executive Change of Control Severance Benefit Plan (Covers all NEOs except for CEO)
•“Double-trigger” provisions to preserve morale and productivity, encourage executive retention to maintain the stability of our business during a change of control and protect executives in the event of job loss.
•A departing executive officer must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
•Provides for benefits comparable to benefits offered by members of our peer group, which helps us attract talented executives and maintain a consistent management team.

Executive Severance Benefit and Transition Plan (Covers all NEOs except for CEO)
•Limited cash severance and equity acceleration benefits.
•A departing executive officer must sign a separation and release agreement acceptable to us and also comply with certain non-compete, non-solicitation and non-disparagement provisions as a condition to receiving post-employment compensation payments or benefits.
•Further, an executive officer may be required to serve as a part-time employee in a pre-defined role for up to 9 months (at a greater than 50% rate with proportionately reduced base salary) at the sole discretion and request of Synopsys to ensure a smooth transition.
•Provides for benefits comparable to benefits offered by members of our peer group.

CEO Employment Agreement
•Limited cash severance benefits outside of a change in control and double trigger provisions in the event of a change in control.
•A departing executive officer must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
•Provides for benefits comparable to benefits offered by members of our peer group.

Equity Plan
•If we are acquired and the surviving company does not assume, replace or otherwise continue our outstanding equity awards, our 2006 Employee Plan provides that all equity awards held by all employees will fully vest.
•We provide this double trigger benefit to all employees who hold equity awards under our 2006 Employee Plan to promote the stability and focused service of our workforce during a potentially uncertain time.

See the subsection titled “Potential Payments upon Termination of Employment or Change of Control” in the “Executive Compensation Tables” section below for more information regarding each of these plans or arrangements as well as our potential or actual payment obligations as of the last day of fiscal 2022.
Fiscal 2023 NEO Compensation Decisions
Increases in Target Compensation. Our Compensation Committee decided to adjust the compensation of certain of our continuing NEOs for fiscal 2023 to reflect Synopsys' sustained strong performance and to improve the competitiveness and holding power of the target direct compensation of such NEOs relative to our peer group, which has evolved in recent years to reflect our growth, and in the case of Dr. de Geus, to also reflect his position change from co-Chief Executive Officer to Chief Executive Officer. Dr. de Geus received an 18.5% increase in his target cash compensation and a 42.9% increase in his target equity compensation. Mr. Ghazi received a 25.0% increase in each of his target cash and equity compensation. Mr. Runkel received an 8.9% increase in his target cash compensation. For fiscal 2023, we have maintained our pay for performance philosophy, with approximately 94.0% of Target TDC for our continuing CEO being performance-based and/or at risk, and 91.4% of Target TDC for our other continuing NEOs, on average, as a group, being performance-based and/or at risk.
Changes in Equity Compensation Program Design. The design of our equity compensation program continues to evolve. Our Compensation Committee granted annual PRSUs for fiscal 2023 with capped three‑year revenue growth goals with a payout modifier based on Synopsys’ relative total stockholder return over this same three-year period to further demonstrate our commitment to long-term performance and compensation governance best practices.
New Chief Financial Officer Compensation. Our Compensation Committee approved compensation terms and equity grants for Shelagh Glaser, who was appointed as our Chief Financial Officer effective December 2, 2022. Ms. Glaser received an initial base salary of $600,000 per year on a pro-rated basis, and she is eligible for an annual cash incentive target opportunity equal to 100% of her base salary under our Executive Incentive Plan. Ms. Glaser received a $1,150,000 relocation payment to assist with her relocation to the San Francisco Bay Area where Synopsys is headquartered, and such amount is subject to repayment by Ms. Glaser under certain scenarios.
Ms. Glaser received equity grants with an aggregate grant date value of $12,000,000, which included a non-qualified stock option to acquire shares of Synopsys common stock with a grant date value of $2,500,000, a PRSU award with a fair market value of $2,500,000, a RSU award with a fair market value of $5,000,000, and another RSU award with a fair market value of $2,000,000 in lieu of a cash signing bonus. For fiscal 2023, Ms. Glaser received annual equity awards with a total value of approximately $4,500,000 as of the date of grant pursuant to the terms of the 2006 Employee Plan.
In determining Ms. Glaser’s compensation package, the Compensation Committee considered her role and responsibilities, historical compensation levels, pay at comparable companies, internal pay equity and in the case of equity awards, the impact of the size of her equity awards on our burn rate, as well as the recommendations of our Compensation Committee’s independent compensation consultant.

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Our Compensation Decision-making Process

ROLE OF COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE
•Our Compensation Committee is responsible for determining NEO compensation and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy and compensation programs, changes in compensation governance, compliance rules and best practices, and the composition of our peer group for pay comparisons.
•Prior to approving target compensation levels for the upcoming fiscal year, our Compensation Committee reviews tally sheets for each NEO to review how each core element of compensation relates to other elements and to total pay.

ROLE OF COMPENSATION COMMITTEE CONSULTANT
•Our Compensation Committee directly retained the services of Aon Rewards Solutions (Radford) as its independent compensation consultant for fiscal 2022.
•The Compensation Committee conducts an annual assessment of its consultant’s performance and re-appoints its consultant each year.
•The Compensation Committee assessed the independence of Radford pursuant to the Nasdaq Listing Standards and SEC rules and concluded that Radford is independent and that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Compensation Committee.

In fiscal 2022, the Compensation Committee services provided by Radford included:
•Assisting in the selection of our peer group companies for fiscal 2023;
•Providing and analyzing compensation market data;
•Helping the Compensation Committee interpret compensation market data;
•Assisting in the review of recent governance trends for potential policy updates;
•Advising on the reasonableness of our NEO compensation levels and programs as well as the design of our PRSU program;
•Advising on our new Chief Financial Officer’s compensation package;
•Assisting in the review of non-employee director compensation, including providing compensation market data;
•Assisting in the review of the NEO compensation disclosure in this Proxy Statement;
•Conducting a detailed review of our cash and equity compensation plans to provide an independent view of the risks associated with our compensation programs, including those for our NEOs; and
•Attending each Compensation Committee meeting, including meeting with the Compensation Committee in private sessions.
In addition to the approximately $366,000 in fees we paid Radford for services provided to our Compensation Committee, we also paid approximately $120,000 in fees to Radford during fiscal 2022 for access by our Human Resources department to Radford’s general employee compensation benchmarking data, access to immigration prevailing wage reports, and benefits-related work in certain foreign jurisdictions. The decision to engage Radford for these services was made by management and approved by the Compensation Committee.

ROLE OF MANAGEMENT
•Our Compensation Committee discusses NEO performance assessments and compensation targets with Dr. de Geus and our People and Workplace Resources Officer.
•Our Compensation Committee oversees a comprehensive assessment process that includes ongoing feedback from our Board of Directors to members of our senior management and is facilitated by our People and Workplace Resources Officer.
•We also have an executive compensation team that provides background on company budgetary constraints and internal pay comparisons to help the Compensation Committee understand Radford’s recommendations in those contexts. No NEO is present for Compensation Committee decisions related to their individual compensation.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Peer Group Comparisons
Our Compensation Committee reviews compensation data from a specific group of companies that are similar to us in scale and organizational complexity in considering the compensation of our NEOs. At the time of the selection in April 2021, the Compensation Committee selected peer group companies for fiscal 2022 with an emphasis on companies that (1) were business or labor market competitors in the software (excluding gaming and e-commerce) or fabless semiconductor industries; (2) generated annual revenues between approximately 0.5 and 2.5 times Synopsys’ revenue (approximately $1.9 billion to $9.5 billion); and (3) had a market capitalization between approximately 0.5 and 3.0 times Synopsys’ market capitalization (approximately $20.0 billion to $120.0 billion). Our peer group for fiscal 2022 was the same as our peer group for fiscal 2021.

FISCAL 2022 PEER GROUP
Advanced Micro Devices, Inc.	Microchip Technology Inc.
Akamai Technologies, Inc.	Gen Digital Inc. (f.k.a. NortonLifeLock Inc.)
ANSYS, Inc.	Nuance Communications, Inc.
Autodesk, Inc.	Open Text Corporation
Cadence Design Systems, Inc.	Palo Alto Networks Inc.
Citrix Systems, Inc.	ServiceNow, Inc.
Fortinet, Inc.	Splunk Inc.
Intuit Inc.	Teradata Corporation
Keysight Technologies Inc.	Workday Inc.
Marvell Technology Group Ltd.	Xilinx, Inc.
The Compensation Committee uses peer group comparisons to measure the competitiveness of our compensation practices. Pay at comparable companies is just one of the factors in the Compensation Committee’s pay decisions, which also take into account individual performance, an NEO’s level of experience and responsibilities, internal pay equity, our compensation budget, historical compensation levels, and other factors that are deemed to be important based on the Compensation Committee’s business judgment.
Stock Ownership Guidelines
We maintain stock ownership guidelines, which require individuals employed in specified positions to own certain levels of stock to align their interests with those of our stockholders, and to promote accountability and mitigate excessive risk taking in long-term decision making. Under our current stock ownership guidelines, each of our continuing NEOs is required to hold the number of shares set forth below; provided however, that if the value of any NEO’s shares drops below the applicable Minimum Value set forth below, such NEO will be required to hold the number of shares equal to the Minimum Value.

NEO(1)	SHARE NUMBER (#)	MINIMUM VALUE ($)
Aart J. de Geus	25,000	4,400,000
Sassine Ghazi	12,500	2,200,000
Shelagh Glaser	6,500	1,100,000
John F. Runkel, Jr.	6,500	1,100,000
(1)Dr. Chan, Mr. Pham and Mr. Logan ceased to be subject to our stock ownership guidelines after their service as an executive officer terminated.

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Other Important Compensation Practices

POLICY	CONSIDERATIONS	MATERIAL FEATURES

Anti-Hedging Policy	•Hedging insulates executives from stock price movement and reduces alignment with stockholders.
•Pursuant to our insider trading policy, all employees, including our NEOs, and our directors are prohibited from engaging in the following types of hedging transactions involving our common stock: (1) selling short any Synopsys stock or other Synopsys securities and (2) buying or selling puts or calls or other derivatives of Synopsys securities, or otherwise entering into any hedging arrangements involving Synopsys securities.

Anti-Pledging Policy	•Pledging raises potential risks to stockholder value, particularly if the pledge is significant.	•Our insider trading policy prohibits our employees, including our NEOs, and our directors from holding our common stock in a margin account or pledging it as collateral for a loan.

Equity Grant Timing Policy	•Equity award grants should not be timed to take advantage of the release of material nonpublic information.
•Executives are generally granted equity awards at the beginning of each fiscal year at a Compensation Committee meeting that is typically scheduled more than a year in advance, and on a date when the option exercise price reflects a fully informed market price.
•New-hire, promotional or special recognition equity grants for executives are made shortly after the occurrence of the applicable event but not during closed windows.

Burn Rate Policy	•Dilution to our existing stockholders should be closely managed.
•The Compensation Committee approves an annual gross equity budget at the beginning of the year to achieve a gross burn rate that approximates the average burn rate for peer group companies and the software and services industry more generally.
•We limited our gross share usage to 1.7% in fiscal 2022.

Clawback Policy	•We should be able to recoup cash and equity awards in the event of a substantial restatement of our financial statements.
•We can “clawback” cash and equity compensation paid to covered employees, including our NEOs, in the event of a substantial restatement of our financial statements that are filed with the SEC if less compensation would have been earned by the employee based on the restated financial results.

Compensation Risk Assessment
Our Compensation Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, our Compensation Committee conducted an annual assessment of our company-wide compensation arrangements. The assessment process included, among other things, a review of:
•Our compensation philosophy;
•Comparative compensation at peer group companies;
•Our core compensation element mix; and
•The terms and payments under our cash and equity incentive plans.

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As part of that review, our Compensation Committee asked Radford to perform a detailed review of our cash and equity compensation plans in comparison to market practices to determine if there were any areas of risk and recommend appropriate remediation policies, if necessary. The Compensation Committee considered the following, among other factors, when determining the level of risk:

RISK ASSESSMENT FACTOR	RISK MITIGATION APPROACH
Revenue model and cash incentive plan	Encourage our employees to focus on creating a stable, predictable stream of revenue over multiple years, rather than focusing on current year revenue at the expense of succeeding years.
Allocation of compensation	Effectively balances short-term performance and long-term performance.
Cash and equity incentive awards
Focus on both near-term and long-term goals and, in the case of equity incentive awards, provide for compensation over a multi-year period, to encourage our employees to remain focused on our performance beyond the immediate fiscal year.

Performance goals for our cash and equity incentive awards	Use a variety of performance metrics, which diversifies the risk associated with any one metric or aspect of performance.
Cash and equity incentive awards	Contain a range of performance levels and payouts to discourage employees from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation.
Executive Incentive Plan	Caps cash incentive payments at a maximum award size. In addition, the Compensation Committee retains discretion to adjust our employees’ incentive payments under the plan.
Cash incentive payments and equity awards for Corporate Staff	Subject to a clawback policy to recover compensation in the event of a substantial financial restatement.
Based upon this assessment, our Compensation Committee believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.
Conclusion
We remain strongly committed to our pay for performance philosophy. As a result of the compensation program described above, the majority of each NEO’s compensation depends upon the achievement of our business goals. Our Compensation Committee gives careful consideration to each core element of direct compensation for each NEO. The Compensation Committee believes our NEO compensation program is effective in advancing our corporate goals, reasonable in light of the programs of our peers, and responsible in encouraging our NEOs to strive for crucial innovation, business growth and outstanding stockholder returns, without promoting unnecessary or excessive risks.
Compensation Committee Report*
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our 2022 Annual Report on Form 10-K for filing with the SEC.
The foregoing report is provided by the following directors, who constitute the Compensation Committee:
COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE
Chrysostomos L. “Max” Nikias, Chair of Compensation Committee for fiscal 2022
Marc N. Casper
Janice D. Chaffin
Bruce R. Chizen
*This report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC, and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

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Compensation Committee Interlocks and Insider Participation
During fiscal 2022, Chrysostomos L. “Max” Nikias, Marc N. Casper, Janice D. Chaffin and Bruce R. Chizen served on the Compensation Committee. Dr. Nikias was not renominated for election to the Board of Directors and his term will expire at the conclusion of the Annual Meeting. John Schwarz was named Chair of the Compensation Committee in February 2023. None of the members of the Compensation Committee is, nor was during fiscal 2022, an officer or employee of Synopsys, none of the members of the Compensation Committee was formerly an officer of Synopsys, and none had or have any relationships with Synopsys that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serve or, during fiscal 2022, served as a member of a board of directors or compensation committee of any entity that has or, during fiscal 2022, had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Executive Compensation Tables
Summary Compensation Table
The following table shows compensation awarded to, paid to, or earned by each of our NEOs for each of the last three fiscal years. Our NEOs for fiscal 2022 consisted of: Dr. de Geus, our Chief Executive Officer; Mr. Ghazi, our President and Chief Operating Officer; Mr. Runkel, our General Counsel and Corporate Secretary; Dr. Chan, our former co-Chief Executive Officer; Mr. Pham, our former Chief Financial Officer; and Mr. Logan, our former Chief Revenue Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Aart J. de Geus Chief Executive Officer and Chairperson of the Board of Directors	2022	540,000	—	5,167,366	1,750,079	2,595,000	6,050	10,058,495
	2021	540,000	—	5,250,326	1,750,009	2,430,000	4,650	9,974,985
	2020	540,000	—	2,300,041	2,300,025	1,625,000	3,500	6,768,566
Sassine Ghazi President and Chief Operating Officer	2022	500,000	—	4,429,393	1,500,053	2,000,000	4,050	8,433,496
	2021	500,000	—	3,750,467	1,250,006	1,500,000	2,779,150	9,779,623
	2020	430,000	—	2,915,985	2,100,016	895,000	68,317	6,409,318
John F. Runkel, Jr. General Counsel and Corporate Secretary	2022	425,000	—	1,698,320	575,048	526,000	5,550	3,229,918
	2021	425,000	—	1,650,196	550,051	557,800	4,900	3,187,947
	2020	425,000	—	775,060	775,015	430,000	4,000	2,409,075
Chi-Foon Chan Former co-Chief Executive Officer	2022	336,462	—	—	—	—	23,391	359,853
	2021	540,000	—	5,250,326	1,750,009	2,430,000	6,150	9,976,485
	2020	540,000	—	2,300,041	2,300,025	1,625,000	4,600	6,769,666
Trac Pham Former Chief Financial Officer	2022	475,000	—	—	—	855,000	5,800	1,335,800
	2021	475,000	—	2,625,280	875,035	890,600	5,905	4,871,820
	2020	475,000	—	1,350,104	1,350,014	715,000	4,250	3,894,368
Joseph W. Logan Former Chief Revenue Officer	2022	450,000	—	2,584,001	875,039	1,215,000	4,050	5,128,090
	2021	450,000	—	2,625,280	875,035	1,215,000	4,650	5,169,965
	2020	450,000	—	1,250,096	1,250,021	1,015,000	4,500	3,969,617
(1)The amounts shown for stock awards and option awards represent the aggregate grant date fair value of such awards granted to our NEOs in fiscal 2022, fiscal 2021, and fiscal 2020 as computed in accordance with ASC Topic 718, Compensation—Stock Compensation. See below for more information on, and assumptions used for, the grant date fair value of the fiscal 2022 performance-based stock unit awards (the 2022 Annual PRSUs). For each time-based restricted stock unit award, the grant date fair value is calculated using the closing price of our common stock on the grant date and, in the case of the fiscal 2021 and fiscal 2020 performance-based restricted stock unit awards, assuming 100% probability of achievement of performance conditions as of the grant date, which is also the maximum level of performance that may be achieved for such awards. For each option award, the grant date fair value is calculated using the Black-Scholes option-pricing model. These amounts do not represent the actual value that may be realized by the NEO upon vesting, exercise or settlement of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 12 to the consolidated financial statements contained in our 2022 Annual Report on Form 10-K.
(2)Amounts in fiscal 2019 include the Fiscal 2019 Special PRSU Grants awarded in October 2019, as further described in the "Compensation Discussion and Analysis" section beginning on page 48 under the subsection titled "Equity Awards."
(3)Amounts in fiscal 2022 include the 2022 Annual PRSUs, which are generally based on Synopsys’ compound annual growth rate of revenue for the fiscal 2022 to 2023 period (the 2022-2023 Revenue CAGR) and on our stock price ranking as measured against the S&P 500 Information Technology Sector Index over a two-year period. The actual number of shares that are eligible to vest depends on: (a) the level of achievement of our 2022-2023 Revenue CAGR goal (the Fiscal 2022 - 2023 Revenue CAGR Goal) and (b) Synopsys’ relative TSR ranking as measured against the S&P 500 Information Technology Sector Index following the completion of fiscal 2023 (the rTSR Goal). See "Compensation Discussion and Analysis" section beginning on page 48 under the subsection titled "Equity Awards." Assumptions made in the valuation of these awards are described in Note 13 to our financial statements included in our 2022 Annual Report on Form 10-K. For the 2022 Annual PRSUs, consistent with ASC Topic 718, the full grant date fair value was determined using a Monte Carlo simulation performed as of the date of grant by an independent third party and therefore is not subject to probable or maximum outcome assumptions.
(4)Amounts consist of cash-based incentive compensation earned for the achievement of performance objectives approved by our Compensation Committee for fiscal 2022, fiscal 2021 and fiscal 2020, as applicable, under our Executive Incentive Plan (EIP).

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(5)Amounts for fiscal 2022 include the following:

Name	401(k) Matching Contributions ($)(A)	HSA Matching Contributions ($)(B)	Charitable Matching Contributions ($)(C)	Non-Cash Award ($)	Service Award ($)	COBRA Premiums ($)(D)	Total ($)
Aart J. de Geus	3,000	500	1,500	50	1,000	—	6,050
Sassine Ghazi	3,000	1,000	—	50	—	—	4,050
John F. Runkel, Jr.	3,000	1,500	1,000	50	—	—	5,550
Chi-Foon Chan	3,000	1,500	—	50	—	18,841	23,391
Trac Pham	3,000	1,000	1,000	50	750	—	5,800
Joseph W. Logan	3,000	—	1,000	50	—	—	4,050
(A)Amounts include matching contributions made by Synopsys under our tax-qualified 401(k) plan, which provides for broad-based U.S. employee participation.
(B)Amounts include matching contributions made by Synopsys to each NEO’s health savings account at the same rate as for our other employees who enroll in this health plan.
(C)Amounts include matching contributions made by the Synopsys Foundation on behalf of our NEOs as part of a broad-based charitable matching program available to all U.S. employees.
(D)Amount paid to Dr. Chan for COBRA premiums for continued health benefits following his departure from Synopsys in April 2022.
(6)Amounts exclude non-qualified deferred compensation earnings because we do not regard the returns from the investment alternatives selected by the executive for such earnings to be above-market or preferential as they are consistent with the types of investment opportunities generally provided to our employees under our tax-qualified 401(k) plan and Synopsys does not supplement or guarantee the returns on amounts deferred.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards in fiscal 2022 to our NEOs, including cash awards and equity awards. The equity awards granted to our NEOs in fiscal 2022 were granted under our 2006 Employee Equity Incentive Plan.

Name		Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards($)(6)
	Grant Type		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Aart J. de Geus	Cash Incentive	N/A	907,200	1,296,000	2,916,000	—	—	—	—	—	—	—
	PRSUs	02/18/2022	—	—	—	4,564	12,169	22,817	—	—	—	3,417,299
	Options	12/09/2021	—	—	—	—	—	—	—	17,828	354.48	1,750,079
	RSUs	12/09/2021	—	—	—	—	—	—	4,937	—	—	1,750,068
Sassine Ghazi	Cash Incentive	N/A	700,000	1,000,000	2,250,000	—	—	—	—	—	—	—
	PRSUs	02/18/2022	—	—	—	3,912	10,431	19,559	—	—	—	2,929,233
	Options	12/09/2021	—	—	—	—	—	—	—	15,281	354.48	1,500,053
	RSUs	12/09/2021	—	—	—	—	—	—	4,232	—	—	1,500,159
John F. Runkel, Jr.	Cash Incentive	N/A	223,125	318,750	717,188	—	—	—	—	—	—	—
	PRSUs	02/18/2022	—	—	—	1,500	3,999	7,499	—	—	—	1,122,999
	Options	12/09/2021	—	—	—	—	—	—	—	5,858	354.48	575,048
	RSUs	12/09/2021	—	—	—	—	—	—	1,623	—	—	575,321
Chi-Foon Chan	Cash Incentive	N/A	907,200	1,296,000	2,916,000	—	—	—	—	—	—	—
Trac Pham	Cash Incentive	N/A	332,500	475,000	1,068,750	—	—	—	—	—	—	—
Joseph W. Logan	Cash Incentive	N/A	472,500	675,000	1,518,750	—	—	—	—	—	—	—
	PRSUs	02/18/2022	—	—		2,282	6,085	11,410	—	—	—	1,708,790
	Options	12/09/2021	—	—	—	—	—	—	—	8,914	354.48	875,039
	RSUs	12/09/2021	—	—	—	—	—	—	2,469	—	—	875,211
(1)Represents possible cash award payouts for fiscal 2022 under the EIP. Cash awards paid to NEOs under the EIP are dependent on the achievement of certain performance targets, as well as the level of achievement. The amounts listed under the “Threshold” column represent the cash awards payable to NEOs under the EIP at a 90% average achievement of the Corporate Financial Goals described in the "Compensation Discussion and Analysis" section beginning on page 48 under the subsection titled "Cash Incentive." Pursuant to the EIP, if the average achievement of the Corporate Financial Goals is below 90% and/or the threshold payment goal, no cash awards are paid. The amounts listed under the "Target" column represent the cash awards payable in fiscal 2022 at a 100% average achievement of the Corporate Financial Goals. The amounts listed under the "Maximum" column represent the maximum cash awards payable, which for each NEO equals 225% of the NEO’s target variable cash incentive compensation. Actual cash awards paid to the NEOs for fiscal 2022 are reported in the "Summary Compensation Table" on page 70 under the "Non-Equity Incentive Plan Compensation" column.
(2)The amounts listed under the "Threshold" column for the 2022 Annual PRSUs represent the stock awards eligible to vest if only the threshold of each of the Fiscal 2022 - 2023 CAGR Goal and the rTSR Goal (together, the PRSU Goals) are achieved. The amounts listed under the "Target" column for the 2022 Annual PRSUs represent the stock awards eligible to vest if only the target of each of the PRSU Goals is achieved. The "Maximum" columns for the 2022 Annual PRSUs represent the stock awards eligible to vest if the maximum of each of the PRSU Goals is achieved. If the minimum threshold of each of the PRSU Goals are met, 50% of the 2022 Annual PRSUs earned will vest as of the date of achievement and the remaining 50% will vest on the first anniversary of such achievement, subject to the NEO providing continuous services to us. If either of the minimum threshold achievements for the PRSU Goals are not met, no portion of the 2022 Annual PRSUs will be eligible to vest. See "Compensation Discussion and Analysis" section beginning on page 48 under the subsection titled "Equity Awards" for the material terms of the 2022 Annual PRSUs, including the minimum threshold requirements for each of the PRSU Goals.
(3)Represents a time-based restricted stock unit award, which vests annually over four years, subject to the NEO providing continuous services to us.
(4)The option vested with respect to 25% of the shares on the first anniversary of the Grant Date and with respect to 3/48ths of the shares quarterly thereafter, such that the entire award will be vested on December 9, 2025, subject to the NEO providing continuous services to us.
(5)Represents the closing price of our common stock as reported on the Nasdaq Global Select Market on December 9, 2021, the effective date of grant of these awards.
(6)Represents the fair value of the stock and option awards on the grant date, as computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual value that may be realized by the NEO upon vesting, exercise or settlement of such awards. For information on the assumptions used to calculate the fair value of the stock and option awards, refer to Note 13 to the consolidated financial statements contained in our 2022 Annual Report on Form 10-K. See footnote 3 of the Summary Compensation table on page 70 for further information regarding the grant date fair value of the 2022 Annual PRSUs.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Outstanding Equity Awards at Fiscal 2022 Year-End
The following table summarizes the number of securities underlying outstanding equity awards for our NEOs as of October 29, 2022, the last day of fiscal 2022:

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Aart J. de Geus	12/08/2017	120,839	—	90.51	12/08/2024	—	—	—	—
	12/12/2018	98,105	6,541(2)	89.76	12/12/2025	—	—	—	—
	12/12/2018	—	—	—	—	6,197(3)	1,833,320	—	—
	10/18/2019	—	—	—	—	8,244(4)	2,438,905	—	—
	12/12/2019	51,316	23,325(5)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	8,463(6)	2,503,694	—	—
	12/10/2020	12,682	16,305(10)	234.17	12/10/2027	—	—	—	—
	12/10/2020	—	—	—	—	11,210(11)	3,316,366	—	—
	12/10/2020	—	—	—	—	5,605(12)	1,658,183	—	—
	12/09/2021	—	17,828(13)	354.48	12/09/2028	—	—	—	—
	12/09/2021	—	—	—	—	4,937(14)	1,460,562	—	—
	02/18/2022	—	—	—	—	—	—	12,169(15)	3,600,077
Sassine Ghazi	12/15/2016	58,272	—	60.37	12/15/2023	—	—	—	—
	12/08/2017	30,881	—	90.51	12/08/2024	—	—	—	—
	12/12/2018	31,966	2,132(2)	89.76	12/12/2025	—	—	—	—
	12/12/2018	—	—	—	—	2,019(3)	597,301	—	—
	10/18/2019	—	—	—	—	2,316(4)	685,165	—	—
	12/12/2019	30,120	13,691(5)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	4,968(6)	1,469,733	—	—
	09/28/2020	6,893	6,892(7)	212.64	09/28/2027	—	—	—	—
	09/28/2020	—	—	—	—	1,764(8)	521,862	—	—
	09/28/2020	—	—	—	—	1,918(9)	567,421	—	—
	12/10/2020	9,059	11,646(10)	234.17	12/10/2027	—	—	—	—
	12/10/2020	—	—	—	—	8,007(11)	2,368,791	—	—
	12/10/2020	—	—	—	—	4,004(12)	1,184,543	—	—
	12/09/2021	—	15,281(13)	354.48	12/09/2028	—	—	—	—
	12/09/2021	—	—	—	—	4,232(14)	1,251,995	—	—
	02/18/2022	—	—	—	—	—	—	10,431(15)	3,085,907
John F. Runkel, Jr.	12/12/2018	1,323	1,323(2)	89.76	12/12/2025	—	—	—	—
	12/12/2018	—	—	—	—	1,253(3)	370,688	—	—
	10/18/2019	—	—	—	—	1,482(4)	438,435	—	—
	12/12/2019	1,572	7,860(5)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	2,852(6)	843,736	—	—
	12/10/2020	570	5,125(10)	234.17	12/10/2027	—	—	—	—
	12/10/2020	—	—	—	—	3,523(11)	1,042,244	—	—
	12/10/2020	—	—	—	—	1,761(12)	520,974	—	—
	12/09/2021	—	5,858(13)	354.48	12/09/2028	—	—	—	—
	12/09/2021	—	—	—	—	1,623(14)	480,148	—	—
	02/18/2022	—	—	—	—	—	—	3,999(15)	1,183,064

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Chi-Foon Chan	—	—	—	—	—	—	—	—	—
Trac Pham	12/12/2018	6,908	3,454(2)	89.76	12/12/2025	—	—	—	—
	12/12/2018	—	—	—	—	3,272(3)	967,988	—	—
	10/18/2019	—	—	—	—	4,353(4)	1,287,792	—	—
	12/12/2019	5,477	13,691(5)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	4,968(6)	1,469,733	—	—
	12/10/2020	1,812	8,153(10)	234.17	12/10/2027	—	—	—	—
	12/10/2020	—	—	—	—	5,605(11)	1,658,183	—	—
	12/10/2020	—	—	—	—	2,802(12)	828,944	—	—
Joseph W. Logan	12/12/2018	8,818	2,940(2)	89.76	12/12/2025	—	—	—	—
	12/12/2018	—	—	—	—	2,785(3)	823,914	—	—
	10/18/2019	—	—	—	—	3,705(4)	1,096,087	—	—
	12/12/2019	27,889	12,677(5)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	4,600(6)	1,360,864	—	—
	12/10/2020	6,341	8,153(10)	234.17	12/20/2027	—	—	—	—
	12/10/2020	—	—	—	—	5,605(11)	1,658,183	—	—
	12/10/2020	—	—	—	—	2,802(12)	828,944	—	—
	12/09/2021	—	8,914(13)	354.48	12/09/2028	—	—	—	—
	12/09/2021	—	—	—	—	2,469(14)	730,429	—	—
	02/18/2022	—	—	—	—	—	—	6,085(15)	1,800,186
(1)The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common stock of $295.84 on October 28, 2022, the last trading day of fiscal 2022, as reported on the Nasdaq Global Select Market.
(2)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 12, 2022, subject to the NEO providing continuous services to us.
(3)These restricted stock unit awards were eligible to vest in four equal annual installments upon achievement of pre-established performance goals, namely the achievement of $640 million of non-GAAP net income for fiscal 2019. This goal was achieved and, accordingly, 25% of the target awards vested on each of December 12, 2019 and December 8, 2020, and, subsequent to fiscal year end, on December 8, 2021, respectively, and the remaining 25% are scheduled to vest on December 8, 2022, subject to the NEO providing continuous services to us.
(4)These restricted stock unit awards vested based on non-GAAP operating margin performance in fiscal 2020, 2021 and fiscal 2022 as follows, as further described in the “Compensation Discussion and Analysis” section beginning on page 48, under the subsection titled “Equity Awards”: (1) 1/3 of the PRSUs vested on the date that the Compensation Committee certified the achievement of the fiscal 2020 non-GAAP operating margin target; (2) 1/3 of the PRSUs, plus the PRSUs referred to in section (1) above (to the extent not previously earned) vested on the date that the Compensation Committee certified the achievement of the fiscal 2021 non-GAAP operating margin target; and (3) 1/3 of the PRSUs vested on the date that the Compensation Committee certified the achievement of the fiscal 2022 non-GAAP operating margin target, subject, in each case, to the NEO providing continuous services to us through the certification date. All three tranches of these restricted stock unit awards have vested, and this amount reflects the third tranche of restricted stock units, which vested on December 9, 2022.
(5)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 12, 2023, subject to the NEO providing continuous services to us.
(6)These restricted stock unit awards were eligible to vest in four equal annual installments upon achievement of pre-established performance goals, namely the achievement of $790 million of non-GAAP net income for fiscal 2020. This goal was achieved and, accordingly, 25% of the target awards vested on each of December 10, 2020, December 8, 2021, and subsequent to fiscal year end on December 9, 2022, respectively, and the remaining 25% is scheduled to vest on December 12, 2023, subject to the NEO providing continuous services to us.
(7)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on September 28, 2024, so long as Mr. Ghazi provides continuous services to us.
(8)This restricted stock unit award vests in four equal annual installments beginning on September 15, 2021, so long as Mr. Ghazi provides continuous services to us.
(9)This restricted stock unit award vested based on non-GAAP operating margin performance in fiscal 2021 and fiscal 2022 as follows, as further described in the “Compensation Discussion and Analysis” section beginning on page 48, under the subsection titled “Equity Awards”: (1) 1/2 of the PRSUs vested on the date that the Compensation Committee certified the achievement of the fiscal 2021 non-GAAP operating margin target; and (2) 1/2 of the PRSUs vested on the date that the Compensation Committee certified the achievement of the fiscal 2022 non-GAAP operating margin target, subject, in each case, to the NEO providing continuous services to us through the certification date. Both tranches of these restricted stock unit awards have vested, and this amount reflects the second tranche of restricted stock units, which vested on December 9, 2022.
(10)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 10, 2024, subject to the NEO providing continuous services to us.
(11)These restricted stock unit awards were eligible to vest in four equal annual installments upon achievement of pre-established performance goals, namely the achievement of $972 million of non-GAAP net income for fiscal 2021 as further described in the “Compensation Discussion and Analysis” section beginning on page

74

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
48, under the subsection titled “Equity Awards.” This goal was achieved and, accordingly, 25% of the target awards vested on each of December 9, 2021 and subsequent to fiscal year end on December 10, 2022, respectively, and the remaining 50% is scheduled to vest in two equal annual installments beginning on December 12, 2023, subject to the NEO providing continuous services to us.
(12)This restricted stock unit award vests in four equal annual installments beginning on December 8, 2021, subject to the NEO providing continuous services to us.
(13)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 9, 2025, subject to the NEO providing continuous services to us.
(14)This restricted stock unit award vests in four equal annual installments beginning on December 8, 2022, subject to the NEO providing continuous services to us.
(15)These restricted stock unit awards vest over a three-year period. 50% of the PRSUs vest based upon achievement of two pre-established performance goals: first, the achievement of the fiscal 2022-2023 compound annual growth rate of revenue target and, second, on our stock price ranking as measured against the S&P 500 Information Technology Sector Index over fiscal 2022-2023. Upon achievement of these performance goals, the remaining 50% of the PRSUs is scheduled to vest on December 8, 2024, subject to the NEO providing continuous services to us. The number of shares and the payout value are reported assuming payout at target award levels. The actual number of shares that are eligible to vest depends on our level of achievement against these performance goals. See "Compensation Discussion and Analysis" section beginning on page 48, under the subsection titled "Equity Awards."
Option Exercises and Stock Vested in Fiscal 2022
The following table provides information with respect to all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by our NEOs during fiscal 2022.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Aart J. de Geus	160,899	48,331,602	30,493	10,992,057
Sassine Ghazi	13,599	3,980,231	15,212	5,431,726
John F. Runkel, Jr.	13,443	2,770,983	7,028	2,534,471
Chi-Foon Chan	164,191	32,459,430	30,493	10,992,057
Trac Pham	108,560	23,451,388	15,883	5,725,647
Joseph W. Logan	182,006	42,645,237	14,356	5,175,681
(1)The value realized on exercise equals the difference between (a) the closing price per share of our common stock as reported on the Nasdaq Global Select Market on or prior to the date of exercise if the shares were held, and (b) the applicable exercise price of such stock options.
(2)Such number of shares represents the gross number of shares acquired by the NEO on the vesting date. Synopsys withholds shares for tax purposes and the NEO actually receives a smaller number of shares.
(3)The value realized on vesting equals the closing price per share of our common stock as reported on the Nasdaq Global Select Market on the vesting date multiplied by the gross number of shares acquired on vesting as described above in note (2).

2023 Proxy Statement	75

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Non-Qualified Deferred Compensation
We maintain a non-qualified deferred compensation program for a select group of management and highly compensated employees so that an eligible employee may elect, on a prospective basis, to defer the receipt of a portion of the compensation they receive from us. The program is administered under two plans: the Synopsys Deferred Compensation Plan (Deferred Compensation Plan I) and the Synopsys Amended and Restated Deferred Compensation Plan II (Deferred Compensation Plan II). The amount of earnings (or losses) that accrue to a participant’s account under either the Deferred Compensation Plan I or the Deferred Compensation Plan II depends on the performance of investment alternatives selected by the participant. The investment alternatives under both plans consist of various investment funds that are generally consistent with the investment opportunities provided to our employees under our 401(k) plan, which are selected and monitored by our Deferred Compensation Plans Committee. Therefore, we do not regard the returns from these investment alternatives as above-market or preferential. We do not supplement or guarantee the returns on amounts deferred under either plan. We have entered into a trust agreement, with a third-party provider acting as trustee, to hold certain funds in connection with the program. All funds held in the trust are subject to the claims of our creditors.
The Deferred Compensation Plan I governs the elective deferrals made by eligible employees, including Dr. Chan, prior to January 1, 2005. No further contributions may be made to the Deferred Compensation Plan I. However, gains and losses and distributions and withdrawals continue to be processed on existing account balances in accordance with the terms of the Deferred Compensation Plan I, as of December 31, 2004. All accrued balances maintained under the Deferred Compensation Plan I are fully vested. Amounts may be distributed under the plan pursuant to elections made by the participants in accordance with the terms of the Deferred Compensation Plan I, including elective withdrawals subject to a 10% forfeiture.
The Deferred Compensation Plan II was originally adopted in 2005 in order to comply with Section 409A of the Internal Revenue Code, and currently allows the deferral by eligible employees of up to 50% of salary and 100% of cash incentive compensation. All account balances maintained under the Deferred Compensation Plan II are currently fully vested. However, we may, at our discretion, make contributions in the future toward participant balances, and those contributions may be made subject to vesting. To date, no such contributions have been made. Amounts may be withdrawn or distributed from the Deferred Compensation Plan II through pre-scheduled payments or upon death, retirement, disability, separation from service or a change in control of Synopsys, as elected in advance by the plan participant in accordance with the terms of the plan. Payments may be made in the form of a lump sum payment or installments.
The following table provides certain information regarding our NEOs’ participation under the Deferred Compensation Plans I and II:

Name	Executive Contributions in Fiscal 2022 ($)(1)	Synopsys, Inc. Contributions in Fiscal 2022 ($)	Aggregate Earnings in Fiscal 2022 ($)(2)	Aggregate Withdrawals/ Distributions in Fiscal 2022 ($)	Aggregate Balance at End of Fiscal 2022 ($)
Aart J. de Geus	—	—	—	—	—
Sassine Ghazi	453,846(3)	—	(858,042)(4)	—	2,846,181(5)
John F. Runkel, Jr.	726,139(6)	—	(882,126)(4)	—	3,130,071(7)
Chi-Foon Chan	—	—	(2,880,159)(8)	1,156,509	8,257,334(9)
Trac Pham	—	—	(1,319,082)(4)	—	5,818,008(10)
Joseph W. Logan	—	—	—	—	—
(1)All contributions in fiscal 2022 were made under the Deferred Compensation Plan II.
(2)Earnings from these investments are not reported as compensation in the Summary Compensation Table on page 70.
(3)Includes $400,000 of cash incentive compensation reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2022 though paid in fiscal 2023 and $53,846 of base salary reported in the Summary Compensation Table under the “Salary” column for fiscal 2022.
(4)All of these aggregate amounts were accrued under the Deferred Compensation Plan II.
(5)Includes $486,169, which was previously reported as compensation to Mr. Ghazi in the Summary Compensation Table for fiscal years prior to fiscal 2022. The entire aggregate balance at the end of fiscal 2022 was subject to the Deferred Compensation Plan II.
(6)Includes $513,639 of cash incentive compensation reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2022 though paid in fiscal 2023 and $212,500 of base salary reported in the Summary Compensation Table under the “Salary” column for fiscal 2022.
(7)Includes $3,220,074, which was previously reported as compensation to Mr. Runkel in the Summary Compensation Table for fiscal years prior to fiscal 2022. The entire aggregate balance at the end of fiscal 2022 was subject to the Deferred Compensation Plan II.
(8)All of these aggregate earnings were accrued under the Deferred Compensation Plan I.
(9)The entire aggregate balance was subject to the Deferred Compensation Plan I and did not include any compensation reported in the Summary Compensation Table.
(10)Includes $3,271,519, which was previously reported as compensation to Mr. Pham in the Summary Compensation Table for fiscal years prior to fiscal 2022. The entire aggregate balance at the end of fiscal 2022 was subject to the Deferred Compensation Plan II.

76

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Potential Payments Upon Termination of Employment or Change of Control
Set forth below is a description of potential payments to our NEOs upon a termination of employment or a change of control. For additional information regarding the arrangements for such payments, please also refer to the “Severance and Change of Control Benefits” discussion in the “Compensation Discussion and Analysis” section beginning on page 64.
Potential Payments upon Involuntary Termination of Employment in Connection with a Change of Control
The table below outlines the potential payments and benefits payable to each NEO in the event of the NEO’s involuntary termination in connection with a change in control of Synopsys, as if the involuntary termination in connection with a change of control had occurred as of October 29, 2022, the last day of fiscal 2022. The payments set forth below are payable to: (1) Dr. de Geus pursuant to his employment agreement; and (2) Mr. Ghazi, Mr. Pham, Mr. Logan and Mr. Runkel, in their capacity as executive officers, pursuant to the Executive Change of Control Severance Benefit Plan as in effect on the last day of fiscal 2022. Dr. Chan's employment with Synopsys ended in April 2022, and he did not receive any benefits in connection with his departure, except for 18 months of paid COBRA benefits, and all his equity awards terminated on such date.
In the event of an involuntary termination of his employment other than for cause or as a result of death or disability within 24 months following a change of control of Synopsys, Dr. de Geus is entitled to receive: (1) a lump-sum cash payment equal to two times his salary for the current fiscal year or the immediately preceding fiscal year, whichever is greater; (2) a lump-sum cash payment equal to two times his target cash incentive payment for the current fiscal year or, if there is no target cash incentive payment in effect for the current fiscal year, the highest target cash incentive payment in the preceding three fiscal years; (3) the estimated cash value of his health care premiums for 18 months, payable in a lump sum; and (4) full acceleration of all unvested stock options and other equity awards. Dr. de Geus must sign a release in order to receive benefits should a qualifying termination occur. Pursuant to his employment agreement, no benefits are paid if the employment termination is voluntary or for cause.
Messrs. Ghazi and Runkel participate in and Messrs. Logan and Pham participated in the Executive Change of Control Severance Benefit Plan, which provides for benefits if the executive’s employment with us is terminated without cause within 30 days before or 12 months after a change of control or there is a constructive termination of the executive’s employment within 12 months after a change of control. The benefits consist of: (1) a cash severance payment equal to one year of salary, payable in four equal quarterly payments; (2) one to two times the executive’s target cash incentive payment, depending upon the timing of the termination within our fiscal year, payable in four equal quarterly payments; (3) a lump-sum cash payment equal to the estimated cost of health care premiums for 12 months; and (4) full acceleration of all unvested stock options and other equity awards held by the executive at the time of termination. An executive must sign a severance agreement and a release and, upon the written request of Synopsys or the surviving corporation in the change of control, enter into an 18-month non-competition agreement in order to receive benefits should a qualifying termination occur. The plan does not provide any benefits if the executive’s employment termination is for cause or is a voluntary termination without good reason.

Name	Salary-Based Severance ($)	Cash-Based Incentive Award ($)	Health and Welfare Benefit ($)	Intrinsic Value of Unvested RSU Awards ($)(1)	Intrinsic Value of Unvested Option Awards ($)(1)
Aart J. de Geus	1,080,000	2,592,000	13,866	16,811,108	6,084,566
Sassine Ghazi	500,000	2,000,000(2)	26,579	11,732,719	3,920,998
Trac Pham(3)	475,000	950,000(2)	30,269	6,212,640	3,404,608
Joseph W. Logan(3)	450,000	1,350,000(2)	23,274	8,298,608	3,136,484
John F. Runkel, Jr.	425,000	637,500(2)	28,055	4,879,289	1,845,988
(1)Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon $295.84, the closing price per share of our common stock on October 28, 2022, the last trading day of fiscal 2022, as reported on the Nasdaq Global Select Market.
(2)The last day of our fiscal 2022 was Saturday, October 29, 2022. The Executive Change of Control Severance Benefit Plan provides for participants to receive their target cash incentive payment plus a prorated portion of such payment based on the number of days the participant has served during the fiscal year by the time the termination occurs. Accordingly, for purposes of determining the amount of the cash-based incentive awards payable to Mr. Ghazi, Mr. Pham, Mr. Logan, and Mr. Runkel in the event of their terminations in connection with a change of control as of October 29, 2022, each would be entitled to two times his target cash incentive payment, given that each would have worked the entirety of fiscal 2022 as of such date.
(3)Messrs. Pham and Logan became ineligible for such benefits when their service as executive officers terminated.

2023 Proxy Statement	77

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Potential Payments upon a Change of Control
Pursuant to our equity plans, all of our employees receive full acceleration of the vesting of any unvested stock options or stock awards in the event that such equity awards are not assumed, continued or substituted by the surviving or acquiring company following a change of control of Synopsys. The table below outlines the potential payments and benefits payable to each NEO (other than Dr. Chan, whose equity awards terminated upon his departure) in the event of a change in control of Synopsys in which equity awards are not assumed, continued or substituted, as if the change of control had occurred as of October 29, 2022, the last day of fiscal 2022. Vesting acceleration of equity awards if such equity awards are not assumed, continued or substituted is the only benefit provided to our NEOs in the event of a change of control in which the executive is not involuntarily terminated.

Name	Intrinsic Value of Unvested Stock Awards ($)(1)	Intrinsic Value of Unvested Option Awards ($)(1)
Aart J. de Geus	16,811,108	6,084,566
Sassine Ghazi	11,732,719	3,920,998
Trac Pham	6,212,640	3,404,608
Joseph W. Logan	8,298,608	3,136,484
John F. Runkel, Jr.	4,879,289	1,845,988
(1)Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon $295.84, the closing price per share of our common stock on October 28, 2022, the last trading day of fiscal 2022, as reported on the Nasdaq Global Select Market.
Potential Payments upon Involuntary Termination of Employment
Dr. de Geus is entitled to severance benefits in the event his employment is involuntarily terminated other than for cause or as a result of death or disability not in connection with a change of control. No benefits are paid if his termination is for cause or is a voluntary termination without good reason. The table below outlines the potential amounts payable to him in the event of such an involuntary termination, as if such event had occurred as of October 29, 2022, the last day of fiscal 2022. Pursuant to his employment agreement, Dr. de Geus would receive: (1) a lump-sum cash payment equal to his salary during the fiscal year or immediately preceding fiscal year, whichever is greater; (2) a lump-sum cash payment equal to the target cash incentive payment then in effect or, if there is no target cash incentive payment in effect for such year, the highest target cash incentive payment in the three preceding years; and (3) the estimated cash value of his health care premiums for 12 months, payable in a lump sum. Dr. de Geus must sign a release in order to receive benefits should a qualifying termination occur.
We also maintain the Executive Severance Benefit and Transition Plan (the Severance Plan) to offer severance benefits to designated key employees outside of a change of control. Each of our current executive officers is covered under the Severance Plan, except Dr. de Geus. The Severance Plan provides that in the event a participant is terminated without cause or resigns for good reason, such participant shall be entitled to (1) a cash severance payment equal to (i) 12 months of his or her base salary and (ii) the cost of 12 months of COBRA premiums, and (2) six months of vesting acceleration of his or her equity awards that remain subject only to time-based vesting conditions. In addition, such participant shall remain eligible to earn an annual cash incentive award under the EIP based on actual results achieved or if lower, target, which will be pro-rated based on the number of months the participant served as a full-time employee during the applicable performance period.
Such severance benefits are subject to certain conditions, including the provision of up to 9 months of part-time employment (at a greater than 50% rate with proportionately reduced base salary) at the sole discretion and request of Synopsys, compliance with certain non-compete, non-solicitation and non-disparagement provisions, and the execution of a release of claims against Synopsys. The table below outlines the potential payments and benefits payable to each NEO as if such NEO was terminated by Synopsys on October 29, 2022, the last day of fiscal 2022.

Name	Salary-Based Severance ($)	Cash-Based Incentive Award ($)(1)	Health and Welfare Benefit ($)	Intrinsic Value of Unvested RSU Awards ($)(2)	Intrinsic Value of Unvested Option Awards ($)(2)
Aart J. de Geus	540,000	1,296,000	9,244	—	—
Chi-Foon Chan(3)	—	—	18,841	—	—
Sassine Ghazi	500,000	1,000,000	26,579	2,232,409	1,618,259
Trac Pham	475,000	475,000	30,269	1,564,106	1,699,487
Joseph W. Logan	450,000	675,000	23,274	1,692,501	922,903
John F. Runkel, Jr.	425,000	318,750	28,055	1,063,249	845,800
(1)Amounts represent the cash-based incentive award that would be received under the EIP assuming (i) the average achievement of our Corporate Financial Goals is equal to 100.0% and (ii) 12 months served as a full-time employee during the applicable period.
(2)Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon $295.84, the closing price per share of our common stock on October 28, 2022, the last trading day of fiscal 2022, as reported on the Nasdaq Global Select Market.
(3)Dr. Chan’s employment with Synopsys ended in April 2022. Amount represents the value of 18 months of paid COBRA benefits. Mr. Chan did not receive any other benefits in connection with his departure, and all his equity awards terminated on such date.

78

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Pay Ratio Disclosure
In accordance with SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees (other than our CEO) to the annual total compensation of our CEO.
This disclosure should be considered within the context of our structure and operations. Although our headquarters are located in California, we have employees in approximately 30 countries. As of the end of fiscal 2022, approximately 75% of our employees were based outside of the United States. Our Compensation Committee has designed our executive compensation program to provide competitive and internally equitable compensation and benefits opportunities for all employees. Our general employee compensation program is designed separately from the executive officer compensation program to be competitive based on an employee’s position and geographic location.
CEO Pay Ratio
For fiscal 2022:
•The annual total compensation of our median employee in fiscal 2022 was $93,618, which amount was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K.
•The annual total compensation of Dr. de Geus was $10,058,495, which amount represents the total compensation reported for our CEO under the “Summary Compensation Table” for fiscal 2022.
Based on the above, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee for fiscal 2022 is estimated to be 107 to 1.
Assumptions and Methodology
In accordance with SEC rules, the median employee is required to be determined once every three years so long as there have been no changes in the last fiscal year to our employee population or compensation arrangement that we reasonably believe would result in a significant change to our pay ratio disclosure. We last identified our median employee in fiscal 2021; however, given the increase to our employee population in fiscal 2022, we identified a new median employee in fiscal 2022 based on the criteria set forth below.
We selected October 29, 2022, the last day of fiscal 2022, as the date on which to determine our median employee. We did not exclude any employees when making such determination except for our CEO. For purposes of identifying the median employee, we estimated the following elements of compensation for each employee, which in the aggregate represents the consistently applied compensation measure that we used for our pay ratio determination:
•Base salary or base pay earned for fiscal 2022;
•Target annual cash incentive compensation for fiscal 2022; and
•Grant date fair value of equity awards granted in fiscal 2022.
We selected this consistently applied compensation measure because it reflects our primary compensation elements across our employee population. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the average of the monthly exchange rates for the twelve-month period ended October 29, 2022. In identifying the median employee, we did not make any cost-of-living adjustments in accordance with Item 402(u) of Regulation S-K.
A portion of our employee workforce identified above, including both full-time and part-time employees, worked for less than the full fiscal year due to commencing employment after the beginning of fiscal 2022 or taking an unpaid leave of absence during fiscal 2022. In determining the median employee, we annualized the total compensation of such individuals who were permanent employees based on reasonable assumptions and estimates relating to our employee compensation program.
We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with and utilizing SEC rules based on our internal records and the company-specific methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

2023 Proxy Statement	79

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Equity Compensation Plan Information
The following table provides information regarding our equity compensation plans as of October 29, 2022.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)(3)
Equity Compensation Plans Approved by Stockholders	6,673(4)	153.33	27,689(5)
Equity Compensation Plans Not Approved by Stockholders(6)	—	—	—
Total	6,673	153.33	27,689
(1)Number of securities in thousands.
(2)The weighted-average exercise price does not include outstanding restricted stock units, which have no exercise price.
(3)Number of securities in thousands. These numbers exclude the shares listed under the column heading “Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights.”
(4)Includes (a) approximately 4.6 million shares of common stock issuable upon vesting of restricted stock units under the 2006 Employee Plan and vesting of restricted stock awards under the 2017 Directors Plan, and (b) approximately 2.1 million shares of common stock issuable upon exercise of outstanding stock options granted under the 2006 Employee Plan and the 2017 Directors Plan.
(5)Comprised of (a) approximately 13.2 million shares remaining available for issuance under the 2006 Employee Plan, (b) approximately 0.4 million shares remaining available for issuance under the 2017 Directors Plan, and (c) approximately 14.0 million shares remaining available for issuance under the Employee Stock Purchase Plan as of October 29, 2022, including shares subject to purchase during the current offering period, which commenced on September 1, 2022 (the exact number of which will not be known until the purchase date on February 28, 2023).
(6)Does not include approximately 0.1 million shares of common stock issuable upon exercise of outstanding stock options, with a weighted-average exercise price of $35.58 per share, which were granted under various plans assumed in connection with acquisitions of other companies. No shares remain available for future issuance under these acquired plans.

80

AUDIT MATTERS
The Audit Committee of our Board of Directors has selected KPMG LLP, an independent registered public accounting firm, to audit our consolidated financial statements for fiscal 2023. KPMG LLP has audited our consolidated financial statements since fiscal 1992. As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for fiscal 2023.
We expect that KPMG LLP representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Ratification of the selection of KPMG LLP requires that the holders of a majority of the shares having voting power present in person (virtually) or represented by proxy and voting on such matter at the Annual Meeting vote “For” this Proposal 5. Abstentions will not be counted as either votes cast “For” or “Against” this Proposal 5. Discretionary votes by brokers, banks and related agents on this routine proposal will be counted towards the quorum requirement and will affect the outcome of the vote.
Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nevertheless, our Board of Directors is submitting the selection of KPMG LLP to our stockholders for ratification. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of Synopsys and our stockholders.
Fees and Service of Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements and fees billed for all other services rendered by KPMG LLP during the following fiscal years.

	Fiscal Year Ended
	Oct. 29, 2022 (in thousands)	Oct. 30, 2021 (in thousands)
Audit Fees(1)	$5,185	$5,218
Audit-Related Fees(2)	175	—
Tax Fees(3)	63	22
All Other Fees(4)	42	113
TOTAL FEES	$5,465	$5,353
(1)Audit fees consist of fees for the audit of Synopsys' consolidated financial statements in our 2022 Annual Report on Form 10-K, review of Synopsys' interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Synopsys' consolidated financial statements and not reported under "Audit Fees." This category includes fees related to the performance of attestation services not required by statute or regulations. There were no audit-related fees in fiscal 2021.
(3)Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to assistance with international tax compliance services pertaining to certain foreign subsidiaries.
(4)All other fees consist of permitted services other than audit or tax services, and includes fees related to a subscription to KPMG LLP's research tools, due diligence services in connection with proposed investments, and other general advisory services.

2023 Proxy Statement	81

Audit Matters
Audit Committee Pre-Approval Policies and Procedures
As required by Section 10A(i)(1) of the Exchange Act, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our independent registered public accounting firm which are subsequently ratified by the Audit Committee. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, as amended, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services, provided the Chairperson subsequently reports the details of the services to the full Audit Committee. All audit-related fees, tax fees and all other fees, as described in the table above, were approved by the Audit Committee.
Audit Committee Report*
As more fully described in its written charter, the Audit Committee acts on behalf of the Board of Directors to perform financial oversight responsibilities relating to (1) the integrity of Synopsys’ financial statements, financial reporting processes and systems of internal accounting and financial controls, (2) Synopsys’ internal audit function, which is responsible for independently and objectively assessing Synopsys’ financial and business processes and controls, including controls related to the integrity and reliability of financial information, (3) the annual independent audit of Synopsys’ financial statements, (4) the engagement of Synopsys’ independent registered public accounting firm and evaluation of their performance and independence, (5) compliance with legal and regulatory requirements that pertain to Synopsys’ financial statements, internal controls over financial reporting, and disclosure controls, (6) the evaluation of risks associated with financial reporting, accounting, auditing and tax matters, and (7) the fulfillment of other responsibilities as prescribed by the Board of Directors. The Audit Committee has the authority to retain, at Synopsys’ expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. It also has the authority to require that any of Synopsys’ personnel, counsel, independent auditors or investment bankers, or other Synopsys advisors, attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its consultants.
In fiscal 2022, the Audit Committee was composed of our non-employee directors. Each member of the Audit Committee is considered independent under the applicable requirements of the SEC and the Nasdaq Listing Standards. In addition, the Board of Directors has determined that the current members of the Audit Committee, Mr. Borgen, Ms. Johnson and Mr. Vallee each qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC.
The Audit Committee’s function is not intended to duplicate or certify the actions of management or Synopsys’ independent auditors. Management is responsible for the preparation, presentation, and integrity of Synopsys’ financial statements and the effectiveness of Synopsys’ internal control over financial reporting. Synopsys’ independent auditors are responsible for expressing an opinion as to the conformity of Synopsys’ consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Synopsys’ internal control over financial reporting. The Audit Committee provides Board of Directors-level oversight, advising and directing management and the independent auditors on the basis of the information presented to the Audit Committee, the Audit Committee’s discussions with management and the auditors, and the Audit Committee members’ business and financial experience.
The Audit Committee met nine times during fiscal 2022. Its agenda included reviewing Synopsys’ financial statements, internal control over financial reporting, and audit and other matters. The Audit Committee met with Synopsys’ internal auditors and independent auditors, with and without management present, to discuss the scope, plan, status, and results of their respective audits. In addition, the Audit Committee met with management and the independent auditors each quarter to review Synopsys’ interim financial results and quarterly earnings press releases prior to their issuance. The Audit Committee also reviewed Synopsys’ Quarterly Reports on Form 10-Q and its 2022 Annual Report on Form 10-K prior to their filing with the SEC. At quarterly meetings, the Audit Committee reviewed and discussed with management, and management gave presentations regarding, Synopsys’ financial reporting and controls, investments, financing activities, taxes and insurance, and related risks, as well as other topics with potential significant financial impact. The Audit Committee oversaw Synopsys’ anonymous and confidential ethics reporting system, which encourages and allows employees to submit concerns directly to senior management and the Audit Committee.
*This report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

82

Audit Matters
Communications with Management and Independent Registered Public Accounting Firm
The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with KPMG LLP, Synopsys’ independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG LLP and reviewed KPMG LLP’s independence from Synopsys, including whether KPMG LLP’s provision of non-audit services was compatible with that independence.
Recommendation Regarding Financial Statements
Based on the review and discussions referred to above, the Audit Committee unanimously recommended to our Board of Directors that Synopsys’ audited fiscal 2022 financial statements be included in our 2022 Annual Report on Form 10-K.
AUDIT COMMITTEE
Mercedes Johnson, Chair
Luis Borgen
Roy Vallee
Jeannine P. Sargent*
*    Jeannine Sargent was a member of the Audit Committee until February 2023 at which time she transitioned from the Audit Committee to the Governance Committee. As a member of the Audit Committee through fiscal 2022, she participated in the discussion to recommend the inclusion of the audited fiscal 2022 financial statements in our 2022 Annual Report on Form 10-K.

2023 Proxy Statement	83

STOCKHOLDER PROPOSAL
We received a stockholder proposal from John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 (the Proponent), who beneficially owns 35 shares of our common stock. The Proponent has requested that we include the following proposal and supporting statement in this Proxy Statement for the Annual Meeting. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative at the Annual Meeting.
For the reasons set forth following the Proponent’s proposal, our Board of Directors opposes adoption of the proposal and recommends that you vote AGAINST the proposal.
Proposal 6 – Adopt Improved Shareholder Right to Call a Special Meeting
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting regardless of length of stock ownership.
One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.
Although now it theoretically takes 20% of all shares to call for a special shareholder meeting, this translates into 24% of the Synopsys shares that typically vote at the annual meeting. It would be hopeless to think that the shares that do not have time to vote at the annual meeting would have the time to take the special procedural steps to call for a special shareholder meeting.
Plus the 24% of shares that vote at the annual meeting could determine that they own 48% of shares when their shares not held for a full continuous year are included. Shares that are not held for a full continuous year are 100% excluded form formal participation in the call for a special shareholder meeting even though shareholders have a solid ownership stake in those shares.
A realistic 48% stock ownership requirement to call a special shareholder meeting is a strong deterrent against shareholders even taking the first small step to call for a special shareholder meeting. Any potential calling for a special shareholder is thus killed in the crib by excluding all shares not owned for a full continuous year.
This proposal topic won 44% support at the 2021 Synopsys annual meeting. The 44%-support was understated because the Board cheated by sending a misleading special message to shareholders shortly before the annual meeting that focused solely on opposing the 2021 shareholder proposal on this same topic.
In the misleading special message the Synopsys Board said that 91% of Synopsys stock was held by institutions and 95% of these institutions had owned Synopsys stock for at lease one-year. If one multiples .91 times .95 this equals .86. This would seem to indicate that 86% of SNPS total shares are held by institutions for at least one year.
But if one reads this closely the Synopsys Board only said that the institutions owned some Synopsys stock (no% of ownership given) for at least one year. Thus if 50% of the institutions stock was held for a year the equation would be .91 times .95 times .50 which equals .43 . To the contrary this would indicate that only 43% of SNPS total shares are held by institutions for at least one year.
Please vote yes:
Adopt Improved Shareholder Right to Call a Special Shareholder Meeting – Proposal 6

84

Stockholder Proposal
Proposal 6 – Adopt Improved Shareholder Right to Call a Special Meeting
Our Board of Directors Recommends that you vote AGAINST Proposal 6.
Our Board of Directors unanimously recommends that stockholders vote AGAINST Proposal 6 because it is not in the best interests of stockholders and is unnecessary given Synopsys’ strong corporate governance practices and accountability to stockholders, as described below.
Synopsys stockholders already have the right to call a special meeting.
Our Board of Directors believes that a stockholder right to call a special meeting together with appropriate ownership thresholds serves as an effective balance between ensuring the Board of Directors’ accountability to stockholders and enabling the Board of Directors and management to operate in an effective manner. Our Amended and Restated Bylaws already permit stockholders holding a combined 20% of the outstanding shares of our common stock for at least one year to call a special meeting. Our Board of Directors continues to believe that this existing right to call a special meeting provides a significant, year-round avenue for stockholders to raise important and time-sensitive matters with our Board of Directors and management.
Our Board of Directors unilaterally adopted the special meeting right approximately two years ago in response to stockholder feedback, extensive peer benchmarking and review of corporate governance best practices. In line with the views of our stockholders and Board of Directors, we believe that enabling the holders of only 10% of our common stock with no holding period to call a special meeting would subject management to disruptions from special interest groups or activists with agendas that do not necessarily align with the best interests of Synopsys or our long-term stockholders. As evidenced by the failure of Proponent’s similar proposal at our 2021 Annual Meeting of Stockholders, our stockholders agreed that these minimal ownership thresholds were inadequate for such a significant right.
Synopsys’ current 20% ownership threshold continues to be lower than that of many other companies. In fact, a minority of companies include special meeting rights with an ownership threshold of less than 20%. Specifically, as of December 31, 2022, only 27% of S&P 500 companies provide stockholders the right to call a special meeting at an ownership threshold lower than 20%, and only 16% of S&P 500 companies have adopted a special meeting ownership threshold of 10% or less. Further, the majority of Synopsys’ peer group companies provide either no right to call a special meeting of stockholders or a special meeting right with ownership thresholds requiring at least 20%.
Our Board of Directors believes that a 10% ownership threshold without a holding period, as the Proponent advocates, would increase the risk of special meetings being called by a few stockholders focusing on short-term interests, and is not in the best interests of Synopsys or our stockholders. Proponent’s proposal states that the one-year holding requirement along with a 20% ownership requirement is too high of a threshold and a strong deterrent to calling special stockholder meetings. Proponent’s analysis appears to assume, however, that approximately half of most stockholders’ shares are held for less than one year. Based on a review of publicly available information, including SEC Forms 13F from December 31, 2021 through December 31, 2022, we believe that:
•As of December 31, 2022, approximately 90.85% of shares of Synopsys common stock outstanding were held by institutions; and
•Approximately 92.48% of those institutions had owned Synopsys stock for at least one year.
These numbers reveal a concentrated, long-term stockholder base that is drastically different from what Proponent’s hypothetical suggests. Because of this high level of long-term stock ownership, we believe that our current one-year holding period requirement is not only reasonable and consistent with the SEC’s requirements for stockholder proposals, but also enables a very broad base of Synopsys’ stockholders to participate in calling for a special meeting. Further, our Board of Directors continues to believe that stockholders who have held shares for at least one year show an appreciation of and commitment to the long-term success of Synopsys and our efforts to create sustainable, long-term value.
Our Board of Directors believes our existing right to call a special meeting, together with our current stock ownership requirements, provide stockholders with the ability to propose actions for stockholder consideration between annual meetings without creating the risk that a small group of stockholders could use this mechanism for their own short-term or special interests.
Special meetings require substantial resources.
The calling of a special meeting should not be an ordinary process, as special meetings for companies with numerous stockholders like Synopsys are disruptive, expensive and a drain on corporate resources. Preparing for stockholder meetings requires significant time and attention from our Board of Directors, management and other key employees, which diverts their focus from operating our business, executing Synopsys’ strategic objectives and maximizing long-term financial returns for our stockholders.
Our Board of Directors believes that special meetings should be limited to circumstances in which more than a small percentage of our stockholders believes that a matter is sufficiently critical or time-sensitive that it must be addressed between annual meetings. Reducing the ownership threshold to 10% could cause Synopsys to spend time and resources on a special meeting even if holders of up to 90% of our shares are against the special meeting. If this proposal were adopted, a relatively small minority of stockholders—potentially with narrow, self-interested objectives—could call an unlimited number of special meetings without regard to the potential detrimental effect that such actions could have on Synopsys and a majority of our stockholders.

2023 Proxy Statement	85

Stockholder Proposal

Our strong and evolving corporate governance practice promotes accountability.
Our Board of Directors further believes that Synopsys’ long-standing commitment to strong corporate governance principles makes Proposal 6 redundant and unnecessary. By responding to and implementing emerging governance best practices over the years, Synopsys maintains leading governance policies and procedures designed to promote stockholder rights and accountability to stockholders, including, among others:
•The right to call a special meeting, as outlined above;
•The annual election of all directors as opposed to staggered boards;
•A majority voting standard in uncontested director elections with advanced conditional resignation for failing to meet such majority vote;
•Stockholder ability to remove directors, with or without cause;
•No supermajority voting provisions;
•No stockholder rights plan or “poison pill;”
•Annual “say-on-pay” advisory votes;
•A single class of common stock structure; and
•Regular outreach and engagement with our stockholders, including on corporate governance matters such as our evolving ESG practices.

After careful consideration of our stockholders’ views and assessment of practices of companies in the S&P 500 index and our peer group, our Board of Directors believes that the current 20% stock ownership threshold and one-year holding period requirement continue to provide stockholders with a sufficient ability to propose actions for consideration between annual meetings without creating the risk that a small group of stockholders could use this extraordinary mechanism for their own special interests. Proposal 6 seeks to reduce stockholder ownership requirements to such levels that may expose Synopsys to regular disruptions by special-interest stockholder groups with agendas that are not in the best long-term interests of the Company or our stockholders and could create significant administrative and financial burdens on Synopsys.
Our Board of Directors remains committed to providing our stockholders with strong corporate governance practices, including a robust set of stockholder rights and ongoing engagement with our stockholders. Our existing right for stockholders to call a special meeting of stockholders along with these existing governance practices allow our Board of Directors and management to continue focusing on Synopsys’ business operations, implementing our long-term strategic objectives and maximizing long-term financial returns for our stockholders while avoiding the unnecessary disturbances and risks associated with the reduced special meeting stockholder ownership requirements set forth in Proposal 6. For these reasons, we believe Proposal 6 is not in the best interest of our stockholders and recommend that you vote AGAINST Proposal 6.

86

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date by (1) each person known by us to beneficially own more than five percent of our common stock outstanding on that date, (2) each of our directors, (3) each of our NEOs, and (4) all of our current directors and executive officers as a group. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned (#)	Percentage of Outstanding Shares (%)(2)	Additional Information
Entities associated with BlackRock, Inc. 55 E. 52nd Street New York, NY 10055	13,430,066	8.8	Based solely on the Schedule 13G/A filed with the SEC on January 25, 2023, reporting beneficial ownership as of December 31, 2022. BlackRock, Inc. has sole dispositive power with respect to 13,430,066 shares and sole voting power with respect to 12,122,797 shares.
Entities associated with The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	13,273,486	8.7	Based solely on the Schedule 13G/A filed with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022. The Vanguard Group, Inc. has sole dispositive power with respect to 12,630,731 shares, shared dispositive power with respect to 642,755 shares, sole voting power with respect to 0 shares and shared voting power with respect to 227,872 shares.
Luis Borgen Director	1,655	*	Includes stock options to purchase 1,133 shares exercisable by Mr. Borgen within 60 days following the Record Date and 522 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Marc N. Casper Director	1,754	*	Includes stock options to purchase 1,133 shares exercisable by Mr. Casper within 60 days following the Record Date and 522 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes (i) 5 shares owned by BJC Associates, LLC and (ii) 94 shares held under a managed account.
Janice D. Chaffin Director	13,858	*	Includes 563 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Chi-Foon Chan(3) Former co-Chief Executive Officer and Director	155,120	*
Bruce R. Chizen Director	14,398	*	Includes 563 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Aart J. de Geus Chief Executive Officer and Chairperson of the Board of Directors	725,667	*	Includes stock options to purchase 308,007 shares exercisable by Dr. de Geus within 60 days following the Record Date. Also includes (i) 14,500 shares owned by Mora Investment Partners L.P., (ii) 122,226 shares held under a family trust, and (iii) 186,551 shares held under a separate property trust.
Sassine Ghazi President and Chief Operating Officer	178,223	*	Includes stock options to purchase 125,614 shares exercisable by Mr. Ghazi within 60 days following the Record Date.
Shelagh Glaser Chief Financial Officer	—	*

2023 Proxy Statement	87

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares(2)	Additional Information
Mercedes Johnson Director	14,079	*	Includes stock options to purchase 7,500 shares exercisable by Ms. Johnson within 60 days following the Record Date and 563 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes 5,346 shares held under a trust.
Joseph W. Logan(4) Former Chief Revenue Officer	110,171	*	Includes stock options to purchase 10,226 shares exercisable by Mr. Logan within 60 days following the Record Date.
Richard Mahoney Chief Revenue Officer	—	*
Chrysostomos L. “Max” Nikias Director	23,395	*	Includes 563 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Trac Pham(5) Former Chief Financial Officer	39,849	*
John F. Runkel, Jr. General Counsel and Corporate Secretary	32,549	*	Includes stock options to purchase 7,437 shares exercisable by Mr. Runkel within 60 days following the Record Date.
Jeannine P. Sargent Director	7,676	*	Includes stock options to purchase 5,998 shares exercisable by Ms. Sargent within 60 days following the Record Date. Also includes 563 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes 445 shares held under a family trust.
John G. Schwarz Director	11,476	*	Includes 563 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Roy Vallee Director	31,802	*	Includes 563 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes 30,000 shares owned by RCV Holdings LLP.
All current directors and executive officers as a group (14 persons)	1,056,532	*	Includes stock options to purchase 456,822 shares exercisable by all current directors and executive officers within 60 days following the Record Date. Also includes 4,985 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
*Less than 1%
(1)Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the “Additional Information” column, and subject to community property laws where applicable, we believe, based on information furnished by such persons and from Schedules 13D and 13G filed with the SEC, that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them as of the Record Date.
(2)Percentage of beneficial ownership is based on 152,293,735 shares of common stock outstanding as of the Record Date, adjusted as required by SEC rules. Shares of common stock that are subject to stock options or other convertible securities currently issuable or issuable into shares of common stock within 60 days of the Record Date, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these stock options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)Dr. Chan departed as co-Chief Executive Officer effective on April 30, 2022. Beneficial ownership information for Dr. Chan is based on information available to Synopsys as of April 30, 2022.
(4)Mr. Logan departed as Chief Revenue Officer effective October 29, 2022. Beneficial ownership information for Mr. Logan with respect to shares of common stock held by Mr. Logan is based on information available to Synopsys as of October 29, 2022.
(5)Mr. Pham departed as Chief Financial Officer effective December 2, 2022. Beneficial ownership information for Mr. Pham is based on information available to Synopsys as of December 2, 2022.

88

ADDITIONAL INFORMATION
About the Annual Meeting
Information about our Annual Meeting
How do I attend and participate in the virtual Annual Meeting?
We are holding a virtual Annual Meeting via live webcast. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin at 8:00 a.m. Pacific Standard Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at approximately 7:45 a.m. Pacific Standard Time.
The virtual Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at approximately 7:45 a.m. Pacific Standard Time on April 12, 2023 through the conclusion of the Annual Meeting.
Information about our Proxy Materials
Why did I receive a notice about Synopsys’ proxy materials?
Since you owned common stock of Synopsys at the close of business on the Record Date, you are considered a stockholder. Our Board of Directors is soliciting proxies for the Annual Meeting. Accordingly, we are providing you with access to our proxy materials in order to solicit your vote at the Annual Meeting.
The Notice of Availability of Proxy Materials, this Proxy Statement, the accompanying proxy card or voting instruction form and our 2022 Annual Report on Form 10-K will be provided to stockholders on or about February 17, 2023.
Why did I receive a two-page notice instead of the proxy materials themselves, and how can I get the materials?
We are pleased to continue to take advantage of the SEC rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a two-page Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials.
The Notice of Availability of Proxy Materials you received provides instructions on how to access our proxy materials and submit your vote on the Internet and also instructs you on how to request a printed copy of our proxy materials. We believe this process of sending a two-page notice reduces the environmental impact of printing and distributing hard copy materials and lowers our costs.
Why did I receive a full set of proxy materials in the mail instead of a two-page notice?
If you previously requested printed copies of the proxy materials, we have provided you with printed copies of the proxy materials instead of a two-page Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.
To sign up for electronic delivery, please follow the instructions to vote using the Internet provided with your proxy materials and on your proxy card or voting instruction form, and, when prompted, indicate that you agree to receive or access stockholder communications electronically in the future.
Information about our Proposals
What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board of Directors?
The proposals that will be presented at the Annual Meeting and our Board of Directors’ voting recommendations are set forth in the table below.

2023 Proxy Statement	89

Additional Information

Proposal	Board of Directors’ Voting Recommendation
1.To elect nine directors nominated by our Board of Directors to hold office until the next annual meeting of stockholders and until their successors have been elected	FOR each director nominee
2.To approve our 2006 Employee Equity Incentive Plan, as amended, in order to, among other items, increase the number of shares available for issuance under the plan by 3,300,000 shares	FOR
3.To approve, on an advisory basis, the frequency of an advisory vote on the compensation of our named executive officers	1 YEAR
4.To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement	FOR
5.To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 28, 2023	FOR
6.To vote on the stockholder proposal regarding special stockholder meetings, if properly presented at the meeting	AGAINST
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.
How is a director nominee elected to the Board of Directors?
Provided that there is a quorum at the Annual Meeting, a director nominee will be elected if the votes “For” the nominee exceed 50% of the number of votes cast on the issue of that nominee’s election (including votes “For” and votes “Against” with respect to that nominee’s election, but excluding any abstentions or broker non-votes).
In the event a nominee is unable or declines to serve as a director, the proxies will be voted at the Annual Meeting for any nominee who may be designated by our Board of Directors to fill the vacancy. As of the date of this Proxy Statement, our Board of Directors is not aware of any nominee who is unable or intends to decline to serve as a director. Each director to be elected at the Annual Meeting will serve until our next annual meeting of stockholders and until their successor is elected and qualified or, if earlier, the director’s death, resignation or removal.
You may either vote “For,” “Against,” or “Abstain” for any nominee you specify. Unless marked otherwise, proxies returned to us will be voted "For" each of the nominees named below. Broker non-votes and abstentions will have no effect on the vote for the election of directors (Proposal 1). Therefore, if you hold your shares through a bank, a broker or other holder of record, you must instruct your bank, broker or other holder of record to vote such that your vote can be counted for Proposal 1.

90

Additional Information
Proposal 1 is an uncontested election. In addition to the voting requirements described above and further outlined in our Bylaws, our Corporate Governance Guidelines provide that our Board of Directors will only nominate for election or re-election candidates who tender, prior to such nomination, an irrevocable resignation that will be effective upon (1) the failure to receive the required majority vote at a meeting at which they stand for election and (2) our Board of Directors’ acceptance of such resignation at the Board’s exclusive discretion. Synopsys will publicly disclose the decision reached by our Board of Directors and the reasons for such decision.
Information about Voting
Who can vote?
If you are a stockholder of record or a beneficial owner who owned our common stock at the close of business on the Record Date of February 13, 2023, you are entitled to attend and vote at the Annual Meeting. For further details on how to vote, please see the questions below.
As of the Record Date, 152,293,735 shares of our common stock were issued and outstanding and entitled to vote. You are entitled to one vote for each share of common stock you held on the Record Date. A list of registered stockholders entitled to vote at the meeting will be available during the meeting by following the instructions located at www.virtualshareholdermeeting.com/SNPS2023. The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting. If you want to inspect this list, email our Investor Relations department at synopsys-ir@synopsys.com.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy.
What is the difference between a stockholder of record and a beneficial owner?
•Stockholder of Record: If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record.
•Beneficial Owner: If on the Record Date your shares were held through a broker, bank, or other agent and not in your name, then you are the beneficial owner of our common stock. If you are a beneficial owner, your shares are held in street name, as is the case for most of our stockholders.
How can I vote if I am a stockholder of record?
There are four ways to vote:
•In person (virtually). If you are a stockholder of record, you may vote in person (virtually) at the Annual Meeting using your 16-digit control number provided in the proxy card or Notice of Availability of Proxy Materials.
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the proxy card or Notice of Availability of Proxy Materials.
•By Telephone. If you received printed copies of the proxy materials, you may vote by proxy by calling the toll free number found on the proxy card. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy over the telephone, you may do so by first requesting printed copies of the proxy materials to be sent via mail through following the instructions in the Notice of Availability of Proxy Materials and then calling the toll free number found on the proxy card.
•By Mail. If you received printed copies of the proxy materials, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy via mail, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then filling out the proxy card and sending it back in the envelope provided.
The deadline for voting by Internet or telephone is 11:59 p.m. Eastern Time on Tuesday, April 11, 2023. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy.
How can I vote if I am the beneficial owner?
There are four ways to vote:
•In person (virtually). If you are a beneficial owner and you wish to vote in person (virtually) at the Annual Meeting, you may vote using your 16-digit control number provided in the voting instruction form or Notice of Availability of Proxy Materials, or you will need to follow the instructions provided by your broker, bank, trustee or nominee.
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the voting instruction form or Notice of Availability of Proxy Materials.
•By Telephone. If you received printed copies of the proxy materials, you may vote by proxy by calling the toll free number found on the voting instruction form. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy over the telephone, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then calling the toll free number found on the voting instruction form.
•By Mail. If you received printed copies of the proxy materials, you may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy via mail, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then filling out the voting instruction form and sending it back in the envelope provided.

2023 Proxy Statement	91

Additional Information
The deadline for voting by Internet or telephone is 11:59 p.m. Eastern Time on Tuesday, April 11, 2023. As a beneficial owner, you are also invited to attend (virtually) the Annual Meeting.
What if I don’t give specific voting instructions?
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated. If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on routine proposals but may not vote on non-routine proposals. As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares that cannot be voted by brokers on non-routine matters are called broker non-votes. Under applicable state law, broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting. Broker non-votes will make a quorum more readily obtainable but will not otherwise affect the outcome of the vote of any proposal.
What if I change my mind and want to revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to 690 East Middlefield Road, Mountain View, California 94043, attention Corporate Secretary (our Secretary's Mailing Address). Such notice or later dated proxy must be received by us prior to the Annual Meeting. You may also revoke your proxy by attending (virtually) the Annual Meeting and voting during the meeting.
If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.
What is a quorum?
We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote as of the Record Date are represented at the Annual Meeting either in person (virtually) or by proxy. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted. Stockholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on routine proposals will be counted towards the quorum requirement.
What votes can I cast for the proposals?
•Proposal 1. You may vote “For” or "Against," or "Abstain" for any nominee you specify. An abstention will not be counted as either a vote cast “For” or “Against.”
•Proposals 2, 4, 5 and 6. You may vote “For” or “Against,” or “Abstain” from voting. An abstention will not be counted as either a vote cast “For” or “Against.”
•Proposal 3. You may vote for "1 Year," "2 Years," or "3 Years," or "Abstain" from voting. An abstention will have no effect on the determination of which voting frequency receives the highest number of affirmative votes cast.
Which proposals in this Proxy Statement are considered “routine” or “non-routine”?
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2023 (Proposal 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 5.
The election of directors (Proposal 1), the proposal to approve our 2006 Employee Equity Incentive Plan, as amended (Proposal 2), the advisory vote on the frequency with which to hold an advisory vote on executive compensation (Proposal 3), the advisory vote on the compensation of our NEOs (Proposal 4), and the stockholder proposal regarding special stockholder meetings (Proposal 6) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 3, 4 and 6. A broker non-vote will have no effect on these proposals.
Other Information
Who is paying for this solicitation?
Synopsys will bear the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies, for which we will pay D.F. King & Co., Inc. a fee of approximately $11,500 plus out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. We will furnish copies of solicitation material to such brokerage firms and other representatives. Proxies may also be solicited personally or by telephone, facsimile or email by our directors, officers and employees without additional compensation.
I received notice that communications to my address are being householded. What does that mean?
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those stockholders. A number of brokers with account holders who are our stockholders “household” our proxy materials in this manner.

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Additional Information
If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, 2022 Annual Report on Form 10-K or Notice of Availability of Proxy Materials, please notify your broker and our Investor Relations department in writing by email at invest-info@synopsys.com or mail sent to our Secretary's Mailing Address, attention Investor Relations. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker, bank or other agent and our Investor Relations department in the same manner as outlined above.
I also have access to Synopsys, Inc.’s 2022 Annual Report on Form 10-K. Is that a part of the proxy materials?
Our Annual Report on Form 10-K for the fiscal year ended October 29, 2022, as filed with the SEC on December 12, 2022, accompanies this Proxy Statement. These documents constitute our Annual Report to Stockholders and are being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the 2022 Annual Report on Form 10-K is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.
Where can I find the voting results of the meeting?
The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.
Stockholder Information
Stockholder Communications, Nominations and Proposals
How do I communicate with the Board of Directors?
Stockholders who wish to communicate with our Board of Directors or one or more individual members of our Board of Directors may do so by sending written communications addressed to the Secretary's Mailing Address, attention Corporate Secretary.
Stockholder communications related to corporate governance and other Board matters received at this address that are addressed to our Board of Directors will be compiled by our Corporate Secretary and forwarded to the specified director, if any. If the correspondence is not addressed to a particular director, such correspondence will be forwarded, depending on the subject matter, to the Chairperson of the Audit Committee, Compensation Committee, or Governance Committee, as appropriate.
When are stockholder proposals due for inclusion in the proxy materials for our next annual meeting?
To be considered for inclusion in the proxy materials for next year’s annual meeting of stockholders under Rule 14a-8(e) of the Exchange Act, your proposal must be submitted in writing by October 20, 2023 to the Secretary's Mailing Address, attention Corporate Secretary, and must comply with all applicable requirements of Rule 14a-8 of the Exchange Act.
How can I present director nominees or stockholder proposals to be voted on at next year’s annual meeting of stockholders under the advance notice provisions of our bylaws?
Our Bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors or proposals before an annual meeting of stockholders (other than pursuant to Rule 14a-8 of the Exchange Act). These advance notice provisions require that, among other things, stockholders submit a timely written notice to the Secretary's Mailing Address, attention Corporate Secretary, regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Bylaws.
To be timely, a stockholder who intends to present nominations or a proposal (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2024 Annual Meeting of Stockholders must provide the information set forth in the Bylaws to our Corporate Secretary not earlier than the close of business on September 20, 2023 and not later than the close of business on October 20, 2023. Our Bylaws contain different notice submission date requirements in the event our annual meeting is held more than 30 days before or after April 12, 2023.
In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19(b).
The Governance Committee considers candidates suggested by properly presented stockholder nominations. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

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Additional Information
Other Matters
We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting or any adjournment or postponement thereof, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.
Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.
By order of the Board of Directors,
John F. Runkel, Jr.
General Counsel and
Corporate Secretary
February 17, 2023
A copy of our 2022 Annual Report on Form 10-K is available without charge upon written request to Corporate Secretary, Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on April 12, 2023
The Proxy Statement and our 2022 Annual Report on Form 10-K will be available to stockholders at
http://www.proxyvote.com on or about February 17, 2023.

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APPENDIX A
SYNOPSYS, INC.
2006 EMPLOYEE EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: MARCH 3, 2006
APPROVED BY THE STOCKHOLDERS: APRIL 25, 2006
AS AMENDED BY THE BOARD OF DIRECTORS: JANUARY 19, 2023
AMENDMENT TO BE APPROVED BY THE STOCKHOLDERS: APRIL 12, 2023
TERMINATION DATE: APRIL 1, 2026
1.    GENERAL.
(a) Eligible Award Recipients. The persons eligible to receive Awards are Employees and Consultants. Non-employee Directors are not eligible to receive Awards under this Plan.
(b) Available Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards. The Plan also provides for the grant of Performance Cash Awards.
(c) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.
2.    DEFINITIONS.
As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
(a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.
(b) “Award” means a Stock Award or a Performance Cash Award.
(c) “Board” means the Board of Directors of the Company.
(d) “Capitalization Adjustment” has the meaning ascribed to that term in Section 9(a).
(e) “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) the Participant commits an act of dishonesty in connection with the Participant’s responsibilities as an Employee or Consultant; (ii) the Participant commits a felony or any act of moral turpitude; (iii) the Participant commits any willful or grossly negligent act that constitutes gross misconduct and/or injures, or is reasonably likely to injure, the Company or any Affiliate; or (iv) the Participant willfully and materially violates (A) any written policies or procedures of the Company or any Affiliate, or (B) the Participant’s obligations to the Company or any Affiliate. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

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Appendix A
(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;
(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing, to the extent that the Company determines that any of the payments or benefits under this Plan that are payable in connection with a Change in Control constitute deferred compensation under Section 409A that may only be paid on a transaction that meets the standard of Treasury Regulation Section 1.409A-3(a)(5), the foregoing definition of Change in Control shall apply only to the extent the transaction also meets the definition used for purposes of Treasury Regulation Section 1.409A-3(a)(5), that is, as defined under Treasury Regulation Section 1.409A-3(i)(5).
(g) “Code” means the Internal Revenue Code of 1986, as amended.
(h) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).
(i) “Common Stock” means the common stock of the Company.
(j) “Company” means Synopsys, Inc., a Delaware corporation.
(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

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Appendix A
(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. For example, a change in the capacity in which the Participant renders service to the Company or an Affiliate from a Consultant to Employee or vice versa shall not terminate a Participant’s Continuous Service. Furthermore, a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. However, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. A leave of absence shall be treated as Continuous Service for purposes of vesting in an Award to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
Notwithstanding the foregoing, to the extent that the Company determines that any of the payments or benefits under this Plan that are payable in connection with a Corporate Transaction constitute deferred compensation under Section 409A that may only be paid on a transaction that meets the standard of Treasury Regulation Section 1.409A-3(a)(5), the foregoing definition of Corporate Transaction shall apply only to the extent the transaction also meets the definition used for purposes of Treasury Regulation Section 1.409A-3(a)(5), that is, as defined under Treasury Regulation Section 1.409A-3(i)(5).
(n) “Director” means a member of the Board.
(o) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(p) “Effective Date” means April 25, 2006, the first date that the Company’s stockholders approved the Plan at the 2006 Annual Meeting of Stockholders.
(q) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
(r) “Entity” means a corporation, partnership or other entity.
(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 12, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

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Appendix A
(u) “Fair Market Value” means for purposes of Sections 3(f), 5(b), 5(c), 6(b), 6(c), 6(d)(iv), 7(c)(ii), 7(c)(iii) and 8(d), as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in a manner that complies with Sections 409A and 422 of the Code.
(v) “Incentive Stock Option” means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(w) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(x) “Nonstatutory Stock Option” means an Option which does not qualify as an Incentive Stock Option.
(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(cc) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).
(dd) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ee) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(ff) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(gg) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

98

Appendix A
(hh) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(d)(ii).
(ii) “Performance Criteria” means one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin and Non-GAAP operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) orders (including backlog) and revenue; (xvii) orders quality metrics; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) stockholders’ equity; (xxx) quality measures; (xxxi) Non-GAAP net income; (xxxii) environmental, social and governance goals and metrics; (xxxiii) human capital goals and metrics (including but not limited to diversity, equity and inclusion, employee turnover, retention, development and engagement, and leadership goals and metrics); and (xxxiv) any other measures of performance selected by the Board. Unless the Board provides otherwise, Non-GAAP measure means the closest GAAP measure excluding (1) the amortization of acquired intangible assets; (2) the impact of stock-based compensation expense; (3) acquisition-related items; (4) other non-recurring significant items, such as restructuring charges; (5) legal matters; and (6) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes, based upon a normalized annual projected non-GAAP tax rate. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.
(jj) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, approved by the Board, the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual or infrequently occurring item (including but not limited to various income tax impacts prompted by tax reform legislation adopted in late 2017 (commonly referred to as the Tax Cut and Jobs Act of 2017), including the income tax related to transition tax, the tax rate change, and tax restructuring; and the tax impact of repatriation); (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and (xvi) pursuant to such other objective and non-discretionary adjustments adopted by the Committee at the time the award is approved. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.
(kk) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award.
(ll) “Performance Stock Award” means either a Restricted Stock Award or a Restricted Stock Unit Award granted pursuant to the terms and conditions of Section 7(d)(i).
(mm) “Plan” means this Synopsys, Inc. 2006 Employee Equity Incentive Plan.

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(nn) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).
(oo) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(pp) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
(qq) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
(rr) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ss) “Securities Act” means the Securities Act of 1933, as amended.
(tt) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).
(uu) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
(vv) “Stock Award” means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award, or an Other Stock Award.
(ww) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(xx) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(yy) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
3.    ADMINISTRATION.
(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).
(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(ii) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Awards; (2) when and how each Award shall be granted; (3) what type or combination of types of Award shall be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
(iii) To accelerate the time at which an Award may be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may be exercised or the time during which it will vest.

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(iv) To approve forms of award agreements for use under the Plan and to amend the terms of any one or more outstanding Awards.
(v) To amend the Plan or an Award as provided in Section 10. Subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option, to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code or to comply with other applicable laws.
(vi) To terminate or suspend the Plan as provided in Section 11.
(vii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
(viii) To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, individuals who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to any Stock Award Agreement made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction).
(c) Delegation To Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or the Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, re-vest in the Board some or all of the powers previously delegated.
(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code to the extent that the Board determines it to be desirable to qualify Awards that were granted hereunder prior to April 8, 2019 as “performance-based compensation” within the meaning of Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, subject to applicable law, the Board or the Committee, in its sole discretion, may delegate to a committee of one or more members of the Board the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Options, Stock Appreciation Rights and, to the extent permitted by applicable law, other Stock Awards and, to the extent permitted by applicable law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Options granted by such Officer. Any such Stock Awards granted by Officers will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(u)(ii) above.
(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
(f) Repricing; Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, (ii) provide for the exchange of an Option or Stock Appreciation Right for cash when the exercise price or strike price of such Option or Stock Appreciation Right, respectively, is greater than or equal to the Fair Market Value of a share of Common Stock or (iii) cancel and re-grant any outstanding Stock Awards under the Plan in a manner that would constitute a repricing of such Stock Awards under applicable accounting rules, in each case unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event; provided, however, that this provision shall not prevent cancellations of Stock Awards upon expiration or termination of such Stock Awards and the return of the underlying shares of Common Stock to the Plan for future issuance pursuant to Section 4(b) hereof.

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4.    SHARES SUBJECT TO THE PLAN.
(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards granted under this Plan shall not exceed One Hundred Nine Million Two Hundred Ninety Seven Thousand Two Hundred Forty Eight (109,297,248) shares of Common Stock in the aggregate. Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 6, or (B) a Stock Appreciation Right granted under Section 7(c), and (ii) (A) one and thirty-six hundredths (1.36) shares for each share of Common Stock issued prior to February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (B) two and eighteen hundredths (2.18) shares for each share of Common Stock issued on or after February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (C) one and twenty-five hundredths (1.25) shares for each share of Common Stock issued on or after March 24, 2011 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (D) one and five tenths (1.50) shares for each share of Common Stock issued on or after April 3, 2012 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (E) one and six tenths (1.60) shares for each share of Common Stock issued on or after April 2, 2015 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, and (F) one and seven tenths (1.70) shares for each share of Common Stock issued on or after March 29, 2016 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.
(b) Reversion of Shares to the Share Reserve.
(i) Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company at their original exercise or purchase price (if any) pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as either (A) one and thirty-six hundredths (1.36) shares, (B) two and eighteen hundredths (2.18) shares, (C) one and twenty-five hundredths (1.25) shares, (D) one and five tenths (1.50) shares, (E) one and six tenths (1.60) shares, or (F) one and seven tenths (1.70) shares, as applicable, against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b)(i) on or after March 29, 2016, then the number of shares of Common Stock available for issuance under the Plan shall increase by one and seven tenths (1.70) shares (regardless of when such share was issued).
(ii) Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall be deemed issued and then immediately reacquired by the Company, and therefore shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of, or the issuance of shares under, a Stock Award, the number of shares that are not delivered to the Participant shall be deemed issued and then immediately reacquired by the Company, and therefore shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not become available for subsequent issuance under the Plan.
(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares of Common Stock set forth in Section 4(a) above.
(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
5.    ELIGIBILITY.
(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Consultants; provided, however, that Nonstatutory Stock Options and Stock Appreciation Rights may not be granted to Employees and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with (or are exempt from) Section 409A of the Code or unless the stock underlying such Stock Awards is otherwise determined to be “service recipient stock” under Section 409A of the Code. Stock Awards under this Plan may not be granted to non-employee Directors.

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(b) Ten Percent Stockholders. An Employee who is also a Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option has a term of no more than five (5) years from the date of grant and is not exercisable after the expiration of five (5) years from the date of grant.
(c) Limitation on Annual Awards. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than one million (1,000,000) shares of Common Stock during any calendar year. For limitations on the annual award size of Performance Stock Awards and Performance Cash Awards, see Section 7(d) below.
6.    OPTION PROVISIONS.
Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a) Term. No Option shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).
(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:
(i) by cash, check or electronic transfer of cash or cash equivalents;
(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv) by a “net exercise” arrangement, if the option is a Nonstatutory Stock Option, pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (x) shares are used to pay the exercise price pursuant to the “net exercise,” (y) shares are delivered to the Participant as a result of such exercise, and (z) shares are withheld to satisfy tax withholding obligations; or
(v) in any other form of legal consideration that may be acceptable to the Board.
(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

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(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party (excluding any third-party financial institution) who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
(g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
(i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(k) Termination for Cause. In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding and the Option shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.
7.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.
(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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(i) Consideration. A Restricted Stock Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or repurchase right any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement and provided that in no event may any Restricted Stock Award be transferred for consideration to a third-party financial institution.
(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Restricted Stock Unit Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.
(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with a strike price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price that is determined by the Board on the date of grant of the Stock Appreciation Right.

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(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.
(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(viii) Extension of Termination Date. A Participant’s Stock Appreciation Right Agreement may provide that if the exercise of the Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Stock Appreciation Right shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) during which the exercise of the Stock Appreciation Right would not be in violation of such registration requirements, or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.
(ix) Disability of Participant. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(x) Death of Participant. In the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Appreciation Right Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Stock Appreciation Right may be exercised (to the extent the Participant was entitled to exercise such Stock Appreciation Right as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the Stock Appreciation Right upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after the Participant’s death, the Stock Appreciation Right is not exercised within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(xi) Termination for Cause. In the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate immediately and cease to remain outstanding and the Stock Appreciation Right shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.
(d) Performance Awards.
(i) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of one or more Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be granted to any Participant in any calendar year attributable to Performance Stock Awards described in this Section 7(d)(i) shall not exceed one million (1,000,000) shares of Common Stock.

106

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(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted or paid upon the attainment during a Performance Period of one or more Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be granted to any Participant in any calendar year attributable to Performance Cash Awards described in this Section 7(d)(ii) shall not exceed four million dollars ($4,000,000).
(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards. No Other Stock Award may have a term in excess of seven (7) years from the date of grant.
8.    MISCELLANEOUS.
(a) Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Stock Award pursuant to its terms and the issuance of the Common Stock has been entered into the books and records of the Company. As determined by the Board, dividends and dividend equivalent rights may accrue with respect to Awards other than Options or Stock Appreciation Rights granted under this Plan, but no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the applicable underlying Award vests. For the avoidance of doubt, neither Options nor Stock Appreciation Rights granted under this Plan may provide for any dividends or dividend equivalents thereon.
(c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/ or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(f) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities laws.

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Appendix A
(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement or the written terms of a Performance Cash Award, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with a Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum statutory tax rate of the Participant’s applicable jurisdiction(s) (or such other rate as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award agreement. The Fair Market Value of any shares of Common Stock to be withheld will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.
(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.
(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code, to the extent that Section 409A of the Code applies to such Participant. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what percentages, Participants may receive payments, including lump-sum payments, following the Participant’s separation from service or other permitted distribution event, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(j) Compliance with Section 409A. Unless otherwise expressly provided for in a Stock Award Agreement or the written terms of a Performance Cash Award, the Plan and Award agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into such Award agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award agreement specifically provides otherwise), if the shares of the Company’s Common Stock are publicly traded and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule. Each installment of an Award that vests under the Plan is intended to be a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2), unless otherwise expressly set forth in the written Award agreement.
(k) Non-Exempt Employees. No Stock Award granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Stock Award is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any vested Stock Awards may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Award will be exempt from his or her regular rate of pay.
(l) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.
(m) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or the written terms of a Performance Cash Award as a result of a clerical error in the papering of the Award agreement, the corporate records will control.

108

Appendix A
(n) Other Policies. Each Award may be subject to the terms and conditions of any policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of Awards, provided that in no event will such policy permit that an Award be transferred for consideration to a third-party financial institution. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.
9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.
(a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award during the term of the Plan without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 7(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. In addition, for each Option or Stock Appreciation Right with an exercise price or strike price, respectively, greater than the consideration offered in connection with any Capitalization Adjustment, Change in Control or Corporate Transaction, the Board may in its discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.
(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option or subject to the forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board or Committee at the time of grant of a Stock Award:
(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).
(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(ii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction (or such later date in accordance with a deferral election as described in Section 8(i)).

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Appendix A
(iii) Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(iii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction (or such later date in accordance with a deferral election as described in Section 8(i)).
(iv) Payment for Stock Awards in Lieu of Exercise or Settlement. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the cash or property the holder of the Stock Award would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (ii) any exercise price payable by such holder in connection with such exercise. In addition, the Board may provide that with respect to one or more other Stock Awards, such awards will be cancelled prior to exercise or settlement in exchange for a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the cash or property the holder of the Stock Award would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (ii) any exercise or purchase price (if any) payable by such holder in connection with such Stock Award, and such payment may be fully vested at the time of the Corporate Transaction or may be required to vest after such time substantially in accordance with the schedule originally in effect immediately prior to the Corporate Transaction.
(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period prior to, at, or following the occurrence of a Change in Control. In the absence of a determination by the Board, no such acceleration shall occur.
10.    AMENDMENT OF THE PLAN AND STOCK AWARDS.
(a) Amendment of Plan. Subject to the limitations of applicable law, the Board at any time, and from time to time, may amend the Plan. However, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements.
(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval. For the avoidance of doubt, no Awards granted under the Plan on or after April 8, 2019 will be designed or intended to be “performance-based compensation” under Section 162(m) of the Code, and the terms and conditions of this Plan as amended and restated as of such date shall not apply to or otherwise impact outstanding Awards granted prior to such date under the Plan.
(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

110

Appendix A
(d) Amendment of Awards. The Board, at any time and from time to time, may amend the terms of any one or more Awards (either directly or by amending the Plan), including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement or the written terms of a Performance Cash Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award outstanding at the time of such amendment shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
11.    TERMINATION OR SUSPENSION OF THE PLAN.
(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 1, 2026. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but all Awards made prior to such time will continue in effect after such suspension or termination subject to the terms thereof and of this Plan.
(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
12.    EFFECTIVE DATE OF PLAN.
The Plan first became effective on the Effective Date.
13.    CHOICE OF LAW.
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

2023 Proxy Statement	111

SYNOPSYS®

SYNOPSYS, INC.
690 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CA 94043
ATTN: CORPORATE SECRETARY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 11, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNPS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 11, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received no later than April 11, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96257-P85794

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNOPSYS, INC.

The Board of Directors recommends that you vote FOR all nominees set forth below:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Aart J. de Geus	☐	☐	☐
1b. Luis Borgen	☐	☐	☐
1c. Marc N. Casper	☐	☐	☐
1d. Janice D. Chaffin	☐	☐	☐
1e. Bruce R. Chizen	☐	☐	☐
1f. Mercedes Johnson	☐	☐	☐
1g. Jeannine P. Sargent	☐	☐	☐
1h. John G. Schwarz	☐	☐	☐
1i. Roy Vallee	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote 1 YEAR on proposal 3.

The Board of Directors recommends you vote FOR proposals 4 and 5.

The Board of Directors recommends you vote AGAINST proposal 6.

UNLESS OTHERWISE SPECIFIED ABOVE, THE SHARES WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN ITEM 1, "FOR" ITEMS 2, 4 AND 5, "1 YEAR" ON ITEM 3, AND "AGAINST" ITEM 6.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

NOTE: The last instruction received in either paper or electronic form prior to the deadline will be the instruction included in the final tabulation.

This Form of Proxy will be voted as specified by the undersigned. If no choice is indicated, the shares will be voted as the Board of Directors recommends. On other matters that come before the annual meeting, and any adjournments or postponements thereof, the proxies are authorized to vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 12, 2023:
The Notice and Proxy Statement and 2022 Annual Report on Form 10-K are available at www.proxyvote.com.

D96258-P85794

SYNOPSYS, INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 12, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Address changes and comments can be directed to Synopsys's Investor Relations Department at synopsys-ir@synopsys.com

The stockholder(s) hereby appoint(s) Shelagh Glaser and John F. Runkel, Jr., or either of them, as proxies of the stockholder(s), each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Synopsys, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of Synopsys, Inc. to be held on April 12, 2023 at 8:00 a.m. Pacific Time, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 4 AND 5, "1 YEAR" ON PROPOSAL 3, AND "AGAINST" PROPOSAL 6. This proxy when properly executed will be voted in the manner directed. If no such directions are specified, this proxy will be voted "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2, 4 and 5, "1 YEAR" on Proposal 3, and "AGAINST" Proposal 6.

Please mark, sign, date and return this proxy card using the enclosed envelope.

Continued and to be signed on reverse side